                                                                    EXHIBIT 4.1


                                AMENDMENT NO. 4

                                       TO

                          AGREEMENT AND PLAN OF MERGER


                 This Amendment No. 4 (this "Amendment"), dated as of June 14, 1995, to the Agreement and Plan of Merger dated as of September 14, 1994, as amended by Amendment No. 1 dated as of January 12, 1995, Amendment No. 2 dated as of February 24, 1995 and Amendment No. 3 dated as of April 26, 1995 (collectively, the "Merger Agreement"), is by and among Food 4 Less Holdings, Inc., a Delaware corporation ("F4L Holdings Delaware"), Food 4 Less Supermarkets, Inc., a Delaware corporation ("F4L Supermarkets"), Ralphs Supermarkets, Inc., a Delaware corporation ("Ralphs Supermarkets"), and The Edward J. DeBartolo Corporation ("EJDC") and the other stockholders of Ralphs Supermarkets (each a "Selling Stockholder"). Capitalized terms not otherwise defined herein have the meanings given to them in the Merger Agreement.

                 WHEREAS, F4L, F4L Holdings, F4L Holdings Delaware, F4L Supermarkets, Ralphs Supermarkets and the Selling Stockholders previously have entered into the Merger Agreement, by which the parties agreed to merge F4L Supermarkets with and into Ralphs Supermarkets in accordance with the terms and conditions of the Merger Agreement and Section 251 of the General Corporation Law of the State of Delaware;

                 WHEREAS, on or prior to the date hereof, F4L has merged with and into F4L Holdings, and F4L Holdings has merged with and into F4L Holdings Delaware, which has succeeded to all rights and obligations of F4L and F4L Holdings under the Merger Agreement;

                 WHEREAS, the parties desire to amend certain provisions of the Merger Agreement as more fully set forth herein;

                 NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

                 1.      Defined Terms.

                 (a) The following defined terms in Section 1.1 of the Merger Agreement are hereby amended to read as follows:

                 "Discount Debentures" shall mean the 13-5/8% Senior Discount Debentures due 2005 to be issued by F4L Holdings Delaware pursuant to the Discount Debenture Indenture.

                 "Discount Debenture Indenture" shall mean the indenture governing the Discount Debentures to be entered into by F4L Holdings Delaware on the Closing Date, in the form attached hereto as Exhibit I.

                 (b) The definition of "Closing Date" in Section 1.1 of the Merger Agreement is hereby amended to delete the date "June 6, 1995" and to substitute in its place the date "June 14, 1995."

                 2. Amendment of Section 7.1(h). Section 7.1(h) of the Merger Agreement is hereby amended to delete the first sentence thereof and to substitute in its place the following sentence:

                 Ralphs Supermarkets is not, and was not at any time during the period commencing on February 3, 1992 and ending on the Closing Date, a "United States real property holding corporation" as such term is defined by Section 897(b)(2) of the Code.

                 3. Deletion of Section 8.6. Section 8.6 of the Merger Agreement is hereby deleted in its entirety.

                 4. Amendment of Section 11.1(b). Section 11.1(b) of the Merger Agreement is hereby amended to delete the date "June 6, 1995" appearing in the second line thereof and to substitute in its place the date "June 30, 1995."

                 5.      Schedules.  Schedules 2.1, 4.1 through 4.25, 6.5 and
7.1 of the Merger Agreement are hereby deleted and the attached Schedules 2.1,
4.1 through 4.25, 6.5 and 7.1 are hereby substituted in their place and incorporated herein by reference.

                 6. Exhibit A. Exhibit A (Form of Indenture) of the Merger Agreement is hereby deleted and the attached Exhibit A (Form of Indenture) is hereby substituted in its place and incorporated herein by reference.

                 7. Exhibit G. Exhibit G (Form of Registration Rights Agreement) of the Merger Agreement is hereby amended by deleting the word "Each" at the beginning of Section 5(a) thereof and substituting in its place the phrase "Except as contemplated by the Put Agreement, each".

                 8. Exhibit I. Exhibit I (Description of New Discount Debentures) of the Merger Agreement is hereby deleted, and the attached Exhibit I (Discount Debenture Indenture) is hereby substituted in its place and incorporated herein by reference.

                 9. Approval of Certificate of Merger. Exhibit J (Certificate of Merger), as attached hereto, is hereby added as an Exhibit to the Merger Agreement. The parties hereto agree that the certificate of merger required to be filed with the Secretary of State of Delaware under Section 2.4 of the Merger Agreement shall be in the form of Exhibit J. Each Selling Stockholder, and F4L Holdings Delaware (in its capacity as the sole stockholder of F4L

Supermarkets), by executing this Amendment waives the notice of the meeting and the meeting referred to in Section 251(c) of the GCL and, pursuant to Section 228 of the GCL, consents to the filing of the Certificate of Merger, in the form attached as Exhibit J hereto, with the Secretary of State of Delaware on the Closing Date. RSI hereby amends its Restated Certificate of Incorporation at the time and to the extent set forth in the attached Certificate of Merger.

                 10. Terms and Conditions. Except as specifically modified herein, all other terms and conditions of the Merger Agreement shall remain in full force and effect.

                 IN WITNESS WHEREOF, this Amendment has been signed by or on behalf of each of the parties as of the day first above written.

"F4L HOLDINGS DELAWARE":         FOOD 4 LESS HOLDINGS, INC.


                                 By:     /s/ Mark A. Resnik
                                         -------------------------------
                                 Name:   Mark A. Resnik
                                 Title:  Vice President and Secretary

"F4L SUPERMARKETS":              FOOD 4 LESS SUPERMARKETS, INC.


                                 By:     /s/ Mark A. Resnik
                                         -------------------------------
                                 Name:   Mark A. Resnik
                                 Title:  Vice President and Secretary

"RALPHS SUPERMARKETS":           RALPHS SUPERMARKETS, INC.


                                 By:     /s/ Jan Charles Gray
                                         -------------------------------
                                 Name:   Jan Charles Gray
                                 Title:  Senior Vice President,
                                         General Counsel and Secretary
"SELLING
STOCKHOLDERS":                   THE EDWARD J. DEBARTOLO CORPORATION


                                 By:     /s/ Anthony W. Liberati
                                         -------------------------------
                                 Name:   Anthony W. Liberati
                                 Title:  Executive Vice President


                                 CAMDEV PROPERTIES INC.


                                 By:     /s/ Stanley H. Hartt
                                         -------------------------------
                                 Name:   Stanley H. Hartt
                                 Title:  Chairman of The Board, President
                                         and Chief Executive Officer

                                 By:     /s/ Randall B. Northey
                                         -------------------------------
                                 Name:   Randall B. Northey
                                 Title:  Vice President, General Counsel
                                         and Secretary

                                 BANK OF MONTREAL


                                 By:     /s/ E. J. D. Pinder
                                         --------------------------------
                                 Name:   E. J. D. Pinder
                                 Title:  Account Manager


                                 BANQUE PARIBAS


                                 By:     /s/ Jeffrey J. Youle
                                         --------------------------------
                                 Name:   Jeffrey J. Youle
                                 Title:  Senior Vice President


                                 By:     /s/ MS Alexander
                                         --------------------------------
                                 Name:   MS Alexander
                                 Title:  Managing Director


                                 FEDERATED DEPARTMENT STORES, INC.


                                 By:     /s/ Padma Tatta Cariappa
                                         --------------------------------
                                 Name:   Padma Tatta Cariappa
                                 Title:  Associate Counsel

                                  EXHIBIT A

- --------------------------------------------------------------------------------

                           FOOD 4 LESS HOLDINGS, INC.


                                      AND


                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION


                                   AS TRUSTEE

                               -----------------

                                   INDENTURE


                            Dated as of June 1, 1995

                               -----------------

                                  $131,500,000

          13-5/8% Senior Subordinated Pay-in-Kind Debentures due 2007


- --------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE


 TIA                                                                           INDENTURE
Section                                                                         Section
- -------                                                                         -------
310(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7.10
     (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7.10
     (a)(3)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        N.A.
     (a)(4)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        N.A.
     (a)(5)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7.10
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7.8; 7.10; 13.2
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        N.A.
311(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7.11
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7.11
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        N.A.
312(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2.5
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        13.3
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        13.3
313(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7.6
     (b)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        N.A.
     (b)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7.6
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7.6; 13.2
     (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7.6
314(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4.7; 4.9; 13.2
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        N.A.
     (c)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7.2; 13.4
     (c)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7.2; 13.4
     (c)(3)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        N.A.
     (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        N.A.
     (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        13.5
     (f)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        N.A.
315(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7.1(b)
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7.5; 13.2
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7.1(a)
     (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7.1(c)
     (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6.11
316(a)(last sentence) . . . . . . . . . . . . . . . . . . . . . . . . . .        2.9
     (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6.5
     (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6.4
     (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        N.A.
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6.7
317(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6.8
     (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6.9
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2.4
318(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        13.1
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        13.1
- -----------------------

N.A. means Not Applicable
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS

                                                                                                        PAGE
                                                                                                        ----
ARTICLE I        DEFINITIONS AND INCORPORATION BY REFERENCE   . . . . . . . . . . . . . . . . . . .     1

Section 1.1.     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
Section 1.2.     Incorporation by Reference of TIA  . . . . . . . . . . . . . . . . . . . . . . . .    22
Section 1.3.     Rules of Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22

ARTICLE II           THE SECURITIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23

Section 2.1.     Form and Dating  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
Section 2.2.     Execution and Authentication   . . . . . . . . . . . . . . . . . . . . . . . . . .    23
Section 2.3.     Registrar and Paying Agent   . . . . . . . . . . . . . . . . . . . . . . . . . .      24
Section 2.4.     Paying Agent To Hold Assets in Trust   . . . . . . . . . . . . . . . . . . . . . .    25
Section 2.5.     Securityholder Lists   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
Section 2.6.     Transfer and Exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
Section 2.7.     Replacement Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
Section 2.8.     Outstanding Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
Section 2.9.     Treasury Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
Section 2.10.    Temporary Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
Section 2.11.    Cancellation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
Section 2.12.    Defaulted Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
Section 2.13.    CUSIP Number.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27

ARTICLE III          REDEMPTION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28

Section 3.1.     Notices to Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
Section 3.2.     Selection of Securities To Be Redeemed   . . . . . . . . . . . . . . . . . . . . .    28
Section 3.3.     Notice of Redemption   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
Section 3.4.     Effect of Notice of Redemption   . . . . . . . . . . . . . . . . . . . . . . . . .    29
Section 3.5.     Deposit of Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
Section 3.6.     Securities Redeemed in Part  . . . . . . . . . . . . . . . . . . . . . . . . . . .    30

ARTICLE IV           COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30

Section 4.1.     Payment of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
Section 4.2.     Maintenance of Office or Agency  . . . . . . . . . . . . . . . . . . . . . . . . .    31
Section 4.3.     Limitation on Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . .    31
Section 4.4.     Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
Section 4.5.     Payment of Taxes and Other Claims  . . . . . . . . . . . . . . . . . . . . . . . .    32
Section 4.6.     Maintenance of Properties and Insurance  . . . . . . . . . . . . . . . . . . . . .    33
Section 4.7.     Compliance Certificate; Notice of Default  . . . . . . . . . . . . . . . . . . . .    33
Section 4.8.     Compliance with Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
Section 4.9.     SEC Reports and Other Information  . . . . . . . . . . . . . . . . . . . . . . . .    34

                                                                                                      PAGE
                                                                                                      ----
Section 4.10.    Waiver of Stay, Extension or Usury Laws  . . . . . . . . . . . . . . . . . . . . .    35
Section 4.11.    Limitation on Transactions with Affiliates   . . . . . . . . . . . . . . . . . . .    35
Section 4.12.    Limitation on Incurrences of Additional Indebtedness   . . . . . . . . . . . . . .    36
Section 4.13.    Limitation on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
Section 4.14.    Limitation on Change of Control  . . . . . . . . . . . . . . . . . . . . . . . . .    37
Section 4.15.    Limitation on Asset Sales  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
Section 4.16.    Limitation on Senior Subordinated Indebtedness   . . . . . . . . . . . . . . . . .    42
Section 4.17.    Limitation on Preferred Stock of Subsidiaries  . . . . . . . . . . . . . . . . . .    42
Section 4.18.    Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries   . .    42

ARTICLE V            SUCCESSOR CORPORATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    43

Section 5.1.     When Holdings May Merge, Etc   . . . . . . . . . . . . . . . . . . . . . . . . . .    43
Section 5.2.     Successor Corporation Substituted  . . . . . . . . . . . . . . . . . . . . . . . .    44

ARTICLE VI           DEFAULT AND REMEDIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44

Section 6.1.     Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
Section 6.2.     Acceleration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    46
Section 6.3.     Other Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
Section 6.4.     Waiver of Past Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
Section 6.5.     Control by Majority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
Section 6.6.     Limitation on Suits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
Section 6.7.     Rights of Holders To Receive Payment   . . . . . . . . . . . . . . . . . . . . . .    48
Section 6.8.     Collection Suit by Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
Section 6.9.     Trustee May File Proofs of Claim   . . . . . . . . . . . . . . . . . . . . . . . .    48
Section 6.10.    Priorities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    49
Section 6.11.    Undertaking for Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    49

ARTICLE VII          TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    49

Section 7.1.     Duties of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
Section 7.2.     Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
Section 7.3.     Individual Rights of Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . .    51
Section 7.4.     Trustee's Disclaimer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    52
Section 7.5.     Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    52
Section 7.6.     Reports By Trustee to Holders  . . . . . . . . . . . . . . . . . . . . . . . . . .    52
Section 7.7.     Compensation and Indemnity   . . . . . . . . . . . . . . . . . . . . . . . . . . .    52
Section 7.8.     Replacement of Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    53
Section 7.9.     Successor Trustee by Merger, Etc   . . . . . . . . . . . . . . . . . . . . . . . .    54
Section 7.10.    Eligibility; Disqualification  . . . . . . . . . . . . . . . . . . . . . . . . . .    54
Section 7.11.    Preferential Collection of Claims Against Holdings   . . . . . . . . . . . . . . .    54

                                                                                                       PAGE
                                                                                                       ----
ARTICLE VIII         LEGAL DEFEASANCE AND COVENANT DEFEASANCE   . . . . . . . . . . . . . . . . . .    55

Section 8.1.     Option to Effect Legal Defeasance or Covenant Defeasance . . . . . . . . . . . . .    55
Section 8.2.     Legal Defeasance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    55
Section 8.3.     Covenant Defeasance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    55
Section 8.4.     Conditions to Legal or Covenant Defeasance   . . . . . . . . . . . . . . . . . . .    56
Section 8.5.     Deposited Money and U.S. Government Obligations to be Held in Trust; Other
                 Miscellaneous Provisions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    58
Section 8.6.     Repayment to Holdings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    58
Section 8.7.     Reinstatement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    59

ARTICLE IX           AMENDMENTS, SUPPLEMENTS AND WAIVERS  . . . . . . . . . . . . . . . . . . . . .    59

Section 9.1.     Without Consent of Holders   . . . . . . . . . . . . . . . . . . . . . . . . . . .    59
Section 9.2.     With Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    60
Section 9.3.     Compliance with TIA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    61
Section 9.4.     Revocation and Effect of Consents  . . . . . . . . . . . . . . . . . . . . . . . .    61
Section 9.5.     Notation on or Exchange of Securities  . . . . . . . . . . . . . . . . . . . . . .    62
Section 9.6.     Trustee To Sign Amendments, Etc.   . . . . . . . . . . . . . . . . . . . . . . . .    62

ARTICLE X            MEETINGS OF SECURITYHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . .    62

Section 10.1.    Purposes for Which Meetings May Be Called  . . . . . . . . . . . . . . . . . . . .    62
Section 10.2.    Manner of Calling Meetings   . . . . . . . . . . . . . . . . . . . . . . . . . . .    63
Section 10.3.    Call of Meetings by Holdings or Holders  . . . . . . . . . . . . . . . . . . . . .    63
Section 10.4.    Who May Attend and Vote at Meetings  . . . . . . . . . . . . . . . . . . . . . . .    64
Section 10.5.    Regulations May Be Made by Trustee; Conduct of the Meeting; Voting Rights;
                 Adjournment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    64
Section 10.6.    Voting at the Meeting and Record To Be Kept  . . . . . . . . . . . . . . . . . . .    65
Section 10.7.    Exercise of Rights of Trustee or Holders May Not Be Hindered or Delayed by
                 Call of Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    65

ARTICLE XI           SUBORDINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    65

Section 11.1.    Securities Subordinated to Senior Indebtedness   . . . . . . . . . . . . . . . . .    65
Section 11.2.    No Payment on Securities in Certain Circumstances  . . . . . . . . . . . . . . . .    66
Section 11.3.    Securities Subordinated to Prior Payment of All Senior Indebtedness on
                 Dissolution, Liquidation or Reorganization of Holdings   . . . . . . . . . . . . .    67
Section 11.4.    Holders to Be Subrogated to Rights of Holders of Senior Indebtedness   . . . . . .    68
Section 11.5.    Obligations of Holdings Unconditional  . . . . . . . . . . . . . . . . . . . . . .    69
Section 11.6.    Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice  . . . . .    69
Section 11.7.    Application by Trustee of Assets Deposited with It.  . . . . . . . . . . . . . . .    70
Section 11.8.    Subordination Rights Not Impaired by Acts or Omissions of Holdings or Holders of
                 Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    70

                                                                                                     PAGE
                                                                                                     ----
Section 11.9.    Holders Authorize Trustee to Effectuate Subordination of Securities . . . . . . . .   71
Section 11.10.   Right of Trustee to Hold Senior Indebtedness  . . . . . . . . . . . . . . . . . . .   71
Section 11.11.   Article Eleven Not to Prevent Events of Default . . . . . . . . . . . . . . . . . .   72
Section 11.12.   No Fiduciary Duty of Trustee to Holders of Senior Indebtedness  . . . . . . . . . .   72

ARTICLE XII          SATISFACTION AND DISCHARGE   . . . . . . . . . . . . . . . . . . . . . . . . .    72

Section 12.1.    Satisfaction and Discharge of the Indenture  . . . . . . . . . . . . . . . . . . .    72
Section 12.2.    Conditions to Satisfaction and Discharge of the Indenture  . . . . . . . . . . . .    73

ARTICLE XIII         MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    73

Section 13.1.    TIA Controls   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    73
Section 13.2.    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    73
Section 13.3.    Communications by Holders with Other Holders   . . . . . . . . . . . . . . . . . .    74
Section 13.4.    Certificate and Opinion as to Conditions Precedent   . . . . . . . . . . . . . . .    74
Section 13.5.    Statements Required in Certificate or Opinion  . . . . . . . . . . . . . . . . . .    75
Section 13.6.    Rules by Trustee, Paying Agent, Registrar  . . . . . . . . . . . . . . . . . . . .    75
Section 13.7.    Legal Holidays   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    75
Section 13.8.    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    76
Section 13.9.    No Adverse Interpretation of Other Agreements  . . . . . . . . . . . . . . . . . .    76
Section 13.10.   No Recourse Against Others   . . . . . . . . . . . . . . . . . . . . . . . . . . .    76
Section 13.11.   Successors   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    76
Section 13.12.   Duplicate Originals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    76
Section 13.13.   Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    76
Section 13.14.   No Violation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    77

INDENTURE dated as of June 1, 1995, between FOOD 4 LESS HOLDINGS, INC., a Delaware corporation ("Holdings"), and Norwest Bank Minnesota, National Association, as Trustee.

Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the 13- 5/8% Senior Subordinated Pay-in-Kind Debentures due 2007:


                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.     Definitions.

                 "Acquired Indebtedness" means Indebtedness of a person or any of its subsidiaries existing at the time such person becomes a Subsidiary or assumed in connection with the acquisition of assets from such person and not incurred by such person in connection with, or in anticipation or contemplation of, such person becoming a Subsidiary or such acquisition.

                 "Affiliate" means, with respect to any person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of this Indenture, neither BT Securities Corporation nor any of its Affiliates shall be deemed to be an Affiliate of Holdings or any of its Subsidiaries.

                 "Affiliate Obligation" means any contractual obligation (not constituting Indebtedness) between Holdings and any Affiliate, other than obligations relating to the purchase or sale of goods in the ordinary course of business made in compliance with Section 4.11 hereof.

                 "Affiliate Transaction" shall have the meaning provided in
Section 4.11.

                 "Agent" means any Registrar, Paying Agent or co-Registrar.

                 "Asset Sale" means, with respect to any person, any sale, transfer or other disposition or series of sales, transfers or other dispositions (including, without limitation, by merger or consolidation or by exchange of assets and whether by operation of law or otherwise), made by such person or any of its subsidiaries to any person other than such person or one of its wholly-owned subsidiaries (or, in the case of a sale, transfer or other disposition by a Subsidiary, to any person other than Holdings or a directly or indirectly wholly-owned Subsidiary) of any assets of such person or any of its subsidiaries including, without limitation, assets consisting of any Capital Stock or other securities held by such person or any of its subsidiaries, and any Capital Stock issued by any subsidiary of such person, in each case, outside of the ordinary course of business, excluding, however, any sale, transfer or other disposition, or series of related sales, transfers or other dispositions, (i) involving only Excluded Assets, (ii) resulting in Net Proceeds to Holdings and the Subsidiaries of $500,000 or less, (iii) pursuant to any foreclosure of assets or other remedy provided by applicable law to a creditor of Holdings or any Subsidiary with a Lien on such assets, which Lien is permitted under this Indenture, provided that such foreclosure or other remedy is conducted in a commercially reasonable manner or in accordance with any Bankruptcy Law, (iv) involving only Cash Equivalents or inventory in the ordinary course of business or obsolete equipment in the ordinary course of business consistent with past practices of Holdings or its Subsidiaries, (v) involving only the lease or sub-lease of any real or personal property in the ordinary course of business, or (vi) the proceeds of such Asset Sale which are not applied as contemplated in Section 4.15 hereof and which, together with all other such Asset Sale proceeds, do not exceed $20 million.

                 "Average Life" means, as of the date of determination, with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payments of such debt security multiplied by the amount of each such principal payment by (ii) the sum of all such principal payments.

                 "Bankruptcy Law" means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

                 "Board of Directors" means, with respect to any person, the Board of Directors of such person or any committee of the Board of Directors of such person duly authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such person.

                 "Board Resolution" means, with respect to any person, a duly adopted resolution of the Board of Directors of such person.

                 "Business Day" means a day that is not a Legal Holiday.

                 "Capital Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock of such person, including Preferred Stock.

                 "Capitalized Lease Obligation" means obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations determined in accordance with GAAP.

                 "Cash Equivalents" means (i) obligations issued or unconditionally guaranteed by the United States of America or any agency thereof, or obligations issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, (ii) commercial paper rated the highest grade by Moody's Investors Service, Inc. and Standard

& Poor's Ratings Group and maturing not more than one year from the date of creation thereof, (iii) time deposits with, and certificates of deposit and banker's acceptances issued by, any bank having capital surplus and undivided profits aggregating at least $500 million and maturing not more than one year from the date of creation thereof, (iv) repurchase agreements that are secured by a perfected security interest in an obligation described in clause (i) and are with any bank described in clause (iii), (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500 million and (c) has the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc. and (vi) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Ratings Group.

                 "Change of Control" means (I) the acquisition after the Issue Date, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by (i) any person or entity (other than any Permitted Holder) or (ii) any group of persons or entities (excluding any Permitted Holders) who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act), in either case, of any securities of Holdings such that, as a result of such acquisition, such person, entity or group beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, 40% or more of the then outstanding voting securities entitled to vote on a regular basis for a majority of the Board of Directors of Holdings (but only to the extent that such beneficial ownership is not shared with any Permitted Holder who has the power to direct the vote thereof); provided, however, that no such Change of Control shall be deemed to have occurred if (A) the Permitted Holders beneficially own, in the aggregate, at such time, a greater percentage of such voting securities than such other person, entity or group or (B) at the time of such acquisition, the Permitted Holders (or any of them) possess the ability (by contract or otherwise) to elect, or cause the election, of a majority of the members of Holdings' Board of Directors or (II) Holdings ceasing to own 100% of the outstanding voting securities entitled to vote on a regular basis to elect a majority of the Board of Directors of the Company (other than in connection with a merger of Holdings and the Company).

                 "Change of Control Date" shall have the meaning provided in
Section 4.14.

                 "Change of Control Offer" shall have the meaning provided in
Section 4.14.

                 "Change of Control Payment Date" shall have the meaning provided in Section 4.14.

                 "Company" means Food 4 Less Supermarkets, Inc., a Delaware corporation, and its successors, including, without limitation, Ralphs Supermarkets (to be renamed Ralphs Grocery Company) following the Merger.

                 "Consolidated Net Income" means, with respect to any person, for any period, the aggregate of the net income (or loss) of such person and its subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (a) the net income of any other person in which such person or any of its subsidiaries has an interest (which interest does not cause the net income of such other person to be consolidated with the net income of such person and its subsidiaries in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions actually paid to such person or such subsidiary by such other person in such period; (b) the net income of any subsidiary of such person that is subject to any Payment Restriction shall be excluded to the extent such Payment Restriction actually prevented the payment of an amount that otherwise could have been paid to, or received by, such person or a subsidiary of such person not subject to any Payment Restriction; provided, however, that with respect to the net income of Holdings, the net income of the Company and its wholly-owned subsidiaries shall not be so excluded, notwithstanding the existence of any such Payment Restriction, so long as the terms of any such consensual Payment Restriction limiting the payment of dividends are not materially more restrictive at the time of determination of Consolidated Net Income than the most restrictive Payment Restriction limiting the payment of dividends in effect on the Issue Date and so long as the Company continues to be a wholly-owned subsidiary of Holdings; and (c)(i) the net income (or loss) of any other person acquired in a pooling of interests transaction for any period prior to the date of such acquisition,
(ii) all gains and losses realized on any Asset Sale, (iii) all gains realized upon or in connection with or as a consequence of the issuance of the Capital Stock of such person or any of its subsidiaries and any gains on pension reversions received by such person or any of its subsidiaries, (iv) all gains and losses realized on the purchase or other acquisition by such person or any of its subsidiaries of any securities of such person or any of its subsidiaries, (v) all gains and losses resulting from the cumulative effect of any accounting change pursuant to the application of Accounting Principles Board Opinion No. 20, as amended, (vi) all other extraordinary gains and losses, (vii) (A) all non-cash charges, (B) up to $10 million of severance costs and (C) any other restructuring reserves or charges (provided, however, that any cash payments actually made with respect to the liabilities for which such restructuring reserves or charges were created shall be deducted from Consolidated Net Income in the period when made), in each case, incurred by Holdings or any of its Subsidiaries in connection with the Merger, including, without limitation, the divestiture of the Excluded Assets, (viii) losses incurred by Holdings and its Subsidiaries resulting from earthquakes and (ix) with respect to Holdings and its Subsidiaries, all deferred financing costs written off in connection with the early extinguishment of any Indebtedness, shall each be excluded.

                 "Consolidated Net Worth" means, with respect to any person, the total stockholders' equity (exclusive of any Disqualified Capital Stock) of such person and its subsidiaries determined on a consolidated basis in accordance with GAAP.

                 "Consulting Agreement" means that certain Consulting Agreement, dated as of the Issue Date, between Holdings, the Company and The Yucaipa Companies, as such Consulting Agreement may be amended or replaced, so long as any amounts paid under any amended or replacement agreement do not exceed the amounts payable under such Consulting Agreement as in effect on the Issue Date.

                 "Covenant Defeasance" shall have the meaning provided in
Section 8.3.

                 "Credit Agent" means, at any time, the then-acting Administrative Agent as defined in and under the Credit Agreement, which initially shall be Bankers Trust Company. Holdings shall promptly notify the Trustee of any change in the Credit Agent.

                 "Credit Agreement" means the Credit Agreement, dated as of the Issue Date, by and among the Company as borrower, Holdings as guarantor, certain of the Company's subsidiaries, the Lenders referred to therein and Bankers Trust Company, as administrative agent, as the same may be amended, extended, renewed, restated, supplemented or otherwise modified (in each case, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement governing Indebtedness incurred to refund, replace or refinance any borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or any such prior agreement as the same may be amended, extended, renewed, restated, supplemented or otherwise modified (in each case, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions). The term "Credit Agreement" shall include all related or ancillary documents, including, without limitation, any guarantee agreements and security documents. Holdings shall promptly notify the Trustee of any such refunding or refinancing of the Credit Agreement.

                 "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                 "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                 "Designated Senior Indebtedness" means (i) in the event any Indebtedness is outstanding under the Credit Agreement, all Senior Indebtedness under the Credit Agreement and (ii) if no Indebtedness is outstanding under the Credit Agreement, any other issue of Senior Indebtedness which (a) at the time of the determination is equal to or greater than $50 million in aggregate principal amount and (b) is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by Holdings. For purposes of this definition, the term "Credit Agreement" shall not include any agreement governing Indebtedness incurred to refund, replace or refinance borrowings or commitments under the Credit Agreement other than such agreements incurred to refund, replace or refinance the entirety of the borrowings and commitments then outstanding or permitted to be outstanding thereunder.

                 "Disqualified Capital Stock" means, (i) with respect to any person, any Capital Stock of such person or its subsidiaries that, by its terms, by the terms of any agreement related thereto or by the terms of any security into which it is convertible, putable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased by such person or its subsidiaries, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due, on or prior to the Maturity Date or any other Capital Stock of such person or its subsidiaries designated as Disqualified Capital Stock by such person at the time of issuance; provided, however, that if such Capital Stock is either (a) redeemable or repurchasable solely at the option of such person or (b) issued to employees of Holdings or its Subsidiaries or to any plan for the benefit of such employees, such Capital Stock shall not constitute Disqualified Capital Stock unless so designated; and (ii) with respect to any Subsidiary of Holdings, any Preferred Stock issued by a Subsidiary of Holdings other than Preferred Stock issued to Holdings.

                 "EBDIT" means, with respect to any person, for any period, the Consolidated Net Income of such person for such period, plus, in each case to the extent deducted in computing Consolidated Net Income of such person for such period (without duplication) (i) provisions for income taxes or similar charges recognized by such person and its consolidated subsidiaries accrued during such period, (ii) depreciation and amortization expense of such person and its consolidated subsidiaries accrued during such period (but only to the extent not included in Fixed Charges), (iii) Fixed Charges of such person and its consolidated subsidiaries for such period, (iv) LIFO charges (credits) of such person and its consolidated subsidiaries for such period, (v) the amount of any restructuring reserve or charge recorded during such period in accordance with GAAP, including any such reserve or charge related to the Merger, and (vi) any other non-cash charges reducing Consolidated Net Income for such period (excluding any such charge which requires an accrual of or a cash reserve for cash charges for any future period), less, without duplication, (i) non-cash items increasing Consolidated Net Income of such person for such period (excluding any such items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period) in each case determined in accordance with GAAP and (ii) the amount of all cash payments made by such person or its subsidiaries during such period to the extent that such cash payment has been provided for in a restructuring reserve or charge referred to in clause (v) above (and was not otherwise deducted in the computation of Consolidated Net Income of such person for such period).

                 "EJDC" means The Edward J. DeBartolo Corporation, an Ohio corporation.

                 "Event of Default" shall have the meaning provided in Section 6.1.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

                 "Excluded Assets" means assets of Holdings or any Subsidiary required to be disposed of by applicable regulatory authorities in connection with the Merger.

                 "Existing Indebtedness" means the following indebtedness of the Company to the extent outstanding on the Issue Date after giving effect to the Merger: (a) the 10.45% Senior Notes due 2004 issued pursuant to an indenture dated as of the date hereof; (b) the 10.45% Senior Notes due 2000 issued pursuant to an indenture dated as of April 15, 1992; (c) the 11% Senior Subordinated Notes due 2005 issued pursuant to an indenture dated as of the date hereof; (d) the 9% Senior Subordinated Notes due 2003 issued pursuant to an indenture dated as of March 30, 1993; (e) the 10 1/4% Senior Subordinated Notes due 2002 issued pursuant to an indenture dated as of July 29, 1992; (f) the 13.75% Senior Subordinated Notes due 2005 issued pursuant to an indenture dated as of the date hereof; and (g) the 13.75% Senior Subordinated Notes due 2001 issued pursuant to an indenture dated as of June 15, 1991.

                 "FFL" means Food 4 Less, Inc., a Delaware corporation, and its successors, including, without limitation, Old Holdings following the FFL Merger and Holdings following the Reincorporation Merger.

                 "FFL Merger" means the merger, prior to the Merger and the Reincorporation Merger, of FFL and Old Holdings.

                 "Fixed Charges" means, with respect to any person, for any period, the aggregate amount of (i) interest, whether expensed or capitalized, paid, accrued or scheduled to be paid or accrued during such period (except to the extent accrued in a prior period) in respect of all Indebtedness of such person and its consolidated subsidiaries (including (a) original issue discount on any Indebtedness (including (without duplication), in the case of Holdings, any original issue discount on the Senior Discount Debentures, the Senior Discount Notes and the Securities but excluding amortization of debt issuance costs and (b) the interest portion of all deferred payment obligations, calculated in accordance with the effective interest method, in each case to the extent attributable to such period, but excluding the amortization of debt issuance costs) and (ii) dividend requirements on Preferred Stock of such person and its consolidated subsidiaries (whether in cash or otherwise (except dividends payable in shares of Qualified Capital Stock)) declared or paid or required to be declared or paid during such period (except to the extent accrued in a prior period) and excluding items eliminated in consolidation.
For purposes of this definition, (a) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Board of Directors of such person (as evidenced by a Board Resolution) to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP, (b) interest on Indebtedness that is determined on a fluctuating basis shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest of such Indebtedness in effect on the date Fixed Charges are being calculated, (c) interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as Holdings may designate, and (d) Fixed Charges shall be increased or reduced by the net cost (including amortization of discount) or benefit associated with Interest Swap Obligations attributable to such period. For purposes of clause (ii) above, dividend requirements shall be increased to an amount representing the pretax earnings that would be required to cover such dividend requirements; accordingly, the increased amount shall be equal to a fraction, the numerator of which is the amount of such dividend requirements and the denominator of which is one (1) minus the applicable actual combined federal, state, local and foreign income tax rate of such person and its subsidiaries (expressed as a decimal), on a consolidated basis, for the fiscal year immediately preceding the date of the transaction giving rise to the need to calculate Fixed Charges.

                 "Foreign Exchange Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect against fluctuations in currency values.

                 "Forward Period" shall have the meaning set forth in the definition of "Operating Coverage Ratio" contained in this Section 1.1.

                 "GAAP" means generally accepted accounting principles as in effect in the United States of America as of the Issue Date.

                 "Holder" means the person in whose name a Security is registered on the Registrar's books.

                 "Holdings" means the party named as such above, until a successor replaces it in accordance with the terms of this Indenture, and thereafter means such successor.

                 "incur" shall have the meaning set forth in Section 4.12.

                 "Indebtedness" means with respect to any person, without duplication, (i) all liabilities, contingent or otherwise, of such person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (b) evidenced by bonds, notes, debentures, drafts accepted or similar instruments or letters of credit or representing the balance deferred and unpaid of the purchase price of any property (other than any such balance that represents an account payable or any other monetary obligation to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such person in the ordinary course of business of such person in connection with obtaining goods, materials or services and due within twelve months (or such longer period for payment as is customarily extended by such trade creditor) of the incurrence thereof, which account is not overdue by more than 90 days, according to the original terms of sale, unless such account payable is being contested in good faith), or (c) for the payment of money relating to a Capitalized Lease Obligation; (ii) the maximum fixed repurchase price of all Disqualified Capital Stock of such person; (iii) reimbursement obligations of such person with respect to letters of credit; (iv) obligations of such person with respect to Interest Swap Obligations and Foreign Exchange Agreements; (v) all liabilities of others of the kind described in the preceding clause (i), (ii), (iii) or (iv) that such person has guaranteed or that is otherwise its legal liability; and (vi) all obligations of others secured by a Lien to which any of the properties or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such person are subject, whether or not the obligations secured thereby shall have been assumed by such person or shall otherwise be such person's legal liability (provided that if the obligations so secured have not been assumed by such person or are not otherwise such person's legal liability, such obligations shall be deemed to be in an amount equal to the fair market value of such properties or assets, as determined in good faith by the Board of Directors of such person, which determination shall be evidenced by a Board Resolution). For purposes of the preceding sentence, the "maximum fixed repurchase price" of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such

Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock (or any equity security for which it may be exchanged or converted), such fair market value shall be determined in good faith by the Board of Directors of such person, which determination shall be evidenced by a Board Resolution. For purposes hereof, Indebtedness incurred by any person that is a general partnership (other than non-recourse Indebtedness) shall be deemed to have been incurred by the general partners of such partnership pro rata in accordance with their respective interests in the liabilities of such partnership unless any such general partner shall, in the reasonable determination of the Board of Directors of Holdings, be unable to satisfy its pro rata share of the liabilities of the partnership, in which case the pro rata share of any Indebtedness attributable to such partner shall be deemed to be incurred at such time by the remaining general partners on a pro rata basis in accordance with their interests.

                 "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

                 "Independent Financial Advisor" means a reputable accounting, appraisal or nationally recognized investment banking or consulting firm that is, in the reasonable judgment of the Board of Directors of Holdings, qualified to perform the tasks for which such firm has been engaged and disinterested and independent with respect to Holdings and its Affiliates.

                 "Interest Payment Date" means the stated maturity of an installment of interest on the Securities.

                 "Interest Swap Obligation" means any obligation of any person pursuant to any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount; provided that the term "Interest Swap Obligation" shall also include interest rate exchange, collar, cap, swap option or similar agreements providing interest rate protection.

                 "Investment" by any person in any other person means any investment by such person in such other person, whether by share purchase, capital contribution, loan, advance (other than reasonable loans and advances to employees for moving and travel expenses, as salary advances, or to permit the purchase of Qualified Capital Stock of Holdings or any of its Subsidiaries and other similar customary expenses incurred, in each case in the ordinary course of business consistent with past practice) or similar credit extension constituting Indebtedness of such other person, and any guarantee of Indebtedness of any other person.

                 "Issue Date" means the date of first issuance of the Securities pursuant to this Indenture.

                 "Legal Defeasance" shall have the meaning provided in Section 8.2.

                 "Legal Holiday" shall have the meaning provided in Section
13.7.

                 "Letter of Credit Obligations" means Indebtedness of Subsidiaries with respect to letters of credit issued pursuant to the Credit Agreement, and for purposes of Section 4.12, the aggregate principal amount of Indebtedness outstanding at any time with respect thereto, shall be deemed to consist of (a) the aggregate maximum amount then available to be drawn under all such letters of credit (the determination of such maximum amount to assume compliance with all conditions for drawing), and (b) the aggregate amount that has then been paid by, and not reimbursed to, the issuers under such letters of credit.

                 "Lien" means any mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell which is intended to constitute or create a security interest, mortgage, pledge or lien, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien hereunder.

                 "Maturity Date" means June 15, 2007.

                 "Merger" means (i) the merger of the Company into Ralphs Supermarkets (with Ralphs Supermarkets surviving such merger) pursuant to the Merger Agreement and (ii) immediately following the merger described in clause
(i) of this definition, the merger of RGC into Ralphs Supermarkets (with Ralphs Supermarkets surviving such merger and changing its name to "Ralphs Grocery Company" in connection with such merger).

                 "Merger Agreement" means the Agreement and Plan of Merger, dated as of September 14, 1994, by and among Food 4 Less, Inc., a Delaware corporation, Old Holdings, Ralphs Supermarkets, the Company and the stockholders of Ralphs Supermarkets, as such agreement is in effect on the Issue Date.

                 "Net Cash Proceeds" means Net Proceeds of any Asset Sale received in the form of cash or Cash Equivalents.

                 "Net Proceeds" means (a) in the case of any Asset Sale or any issuance and sale by any person of Qualified Capital Stock, the aggregate net proceeds received by such person after payment of expenses, taxes, commissions and the like incurred in connection therewith, (and, in the case of any Asset Sale, net of the amount of cash applied to repay Indebtedness secured by the asset involved in such Asset Sale) whether such proceeds are in cash or in property (valued at the fair market value thereof at the time of receipt as determined with respect to any Asset Sale resulting in Net Proceeds in excess of $5 million in good faith by the Board of Directors of such person, which determination shall be evidenced by a Board Resolution) and (b) in the case of any conversion or exchange of any outstanding Indebtedness or Disqualified Capital Stock of such person for or into shares of Qualified Capital Stock of Holdings, the sum of (i) the fair market value of the proceeds received by Holdings in connection with the issuance of such Indebtedness or Disqualified Capital Stock on the date of such issuance and (ii) any additional amount paid by the holder to Holdings upon such conversion or exchange.

                 "Non-Payment Default" means any event (other than a Payment Default) the occurrence of which entitles one or more persons to act to accelerate the maturity of any Designated Senior Indebtedness.

                 "Obligations" means all obligations of every nature whether for principal, reimbursements, interest, fees, expenses, indemnities or otherwise, and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance) under the documentation governing any Indebtedness.

                 "Officer" means, with respect to any person, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Controller, or the Secretary of such person.

                 "Officers' Certificate" means, with respect to any person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such person and otherwise complying with the requirements of Sections 13.4 and 13.5.

                 "Old Holdings" means Food 4 Less Holdings, Inc., a California corporation, and its successors, including, without limitation, Holdings following the Reincorporation Merger.

                 "Old RGC Notes" means the 9% Senior Subordinated Notes due 2003 and the 10- 1/4% Senior Subordinated Notes due 2002 of Ralphs Grocery Company.

                 "Operating Coverage Ratio" means with respect to any person, the ratio of (1) EBDIT of such person for the period (the "Pro Forma Period") consisting of the most recent four full fiscal quarters for which financial information in respect thereof is available immediately prior to the date of the transaction giving rise to the need to calculate the Operating Coverage Ratio (the "Transaction Date") to (2) the aggregate Fixed Charges of such person for the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters immediately subsequent to such fiscal quarter (the "Forward Period") reasonably anticipated by the Board of Directors of such person to become due from time to time during such period. For purposes of this definition, if the Transaction Date occurs prior to the first anniversary of the Merger, "EBDIT" for the Pro Forma Period shall be calculated, in the case of Holdings, after giving effect on a pro forma basis to the Merger as if it had occurred on the first day of the Pro Forma Period. In addition to, but without duplication of, the foregoing, for purposes of this definition, "EBDIT" shall be calculated after giving effect (without duplication), on a pro forma basis for the Pro Forma Period (but no longer), to (a) any Investment, during the period commencing on the first day of the Pro Forma Period to and including the Transaction Date (the "Reference Period"), in any other person that, as a result of such Investment, becomes a subsidiary of such person, (b) the acquisition, during the Reference Period (by merger, consolidation or purchase of stock or assets) of any business or assets, which acquisition is not prohibited by this

Indenture, and (c) any sales or other dispositions of assets (other than sales of inventory in the ordinary course of business) occurring during the Reference Period, in each case as if such incurrence, Investment, repayment, acquisition or asset sale had occurred on the first day of the Reference Period. In addition, for purposes of this definition, "Fixed Charges" shall be calculated after giving effect (without duplication), on a pro forma basis for the Forward Period, to any Indebtedness incurred or repaid on or after the first day of the Forward Period and prior to the Transaction Date. If such person or any of its subsidiaries directly or indirectly guarantees any Indebtedness of a third person, the Operating Coverage Ratio shall give effect to the incurrence of such Indebtedness as if such person or subsidiary had directly incurred such guaranteed Indebtedness.

                 "operating lease" means any lease the obligations under which do not constitute Capitalized Lease Obligations.

                 "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections 13.4 and 13.5. Unless otherwise required by the Trustee, the legal counsel may be an employee of or counsel to Holdings or the Trustee.

                 "Pari Passu Indebtedness" means, with respect to Holdings, Indebtedness that ranks pari passu in right of payment to the Securities (whether or not secured by any Lien).

                 "Paying Agent" shall have the meaning provided in Section 2.3, except that, for the purposes of Articles Three and Eight and Sections 4.14 and 4.15, the Paying Agent shall not be Holdings or an Affiliate of Holdings.

                 "Payment Default" means any default in the payment of all or any portion of principal of, premium, if any, or interest on any Designated Senior Indebtedness or Significant Senior Indebtedness beyond any applicable grace period with respect thereto.

                 "Payment Restriction" means, with respect to a subsidiary of any person, any encumbrance, restriction or limitation, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of (i) such subsidiary to (a) pay dividends or make other distributions on its Capital Stock or make payments on any obligation, liability or Indebtedness owed to such person or any other subsidiary of such person, (b) make loans or advances to such person or any other subsidiary of such person, or (c) transfer any of its properties or assets to such person or any other subsidiary of such person, or (ii) such person or any other subsidiary of such person to receive or retain any such (a) dividends, distributions or payments, (b) loans or advances, or
(c) transfer of properties or assets.

                 "Permitted Holder" means (i) Food 4 Less Equity Partners, L.P., The Yucaipa Companies or any entity controlled thereby or any of the partners thereof, (ii) Apollo Advisors, L.P., Lion Advisors, L.P., or any entity controlled thereby or any of the partners thereof, (iii) an employee benefit plan of Holdings or any Subsidiary, or any participant therein, (iv) a trustee or other fiduciary holding securities under an employee benefit plan of Holdings or any Subsidiary or (v) any Permitted Transferee of any of the foregoing persons.

                 "Permitted Indebtedness" means (a) Indebtedness of the Company and its subsidiaries (and the Company and each subsidiary (to the extent it is not an obligor) may guarantee such Indebtedness) pursuant to (i) the Term Loans in an aggregate principal amount at any time outstanding not to exceed $600 million less the aggregate amount of all principal repayments thereunder pursuant to and in accordance with the provisions of Section 4.15 subsequent to the Issue Date, (ii) the revolving credit facility under the Credit Agreement (including the Letter of Credit Obligations) in an aggregate principal amount at any time outstanding not to exceed $325 million, less all permanent reductions thereunder pursuant to and in accordance with the provisions of
Section 4.15 and (iii) any Indebtedness incurred under the Credit Agreement pursuant to and in compliance with (A) clause (o) of this definition and (B)
Section 4.12 (other than Permitted Indebtedness that is not incurred pursuant to clause (o) or this clause (a) of this definition); (b) any guarantee by Holdings of the Indebtedness referred to in the foregoing clause (a); (c) Indebtedness of Holdings or a Subsidiary owed to and held by Holdings or a Subsidiary; (d) Indebtedness incurred by Holdings or any Subsidiary in connection with the purchase or improvement of property (real or personal) or equipment or other capital expenditures in the ordinary course of business (including for the purchase of assets or stock of any retail grocery store or business) or consisting of Capitalized Lease Obligations, provided that (i) at the time of the incurrence thereof, such Indebtedness, together with any other Indebtedness incurred during the most recently completed four fiscal quarter period in reliance upon this clause (d) does not exceed, in the aggregate, 3% of net sales of Holdings and its Subsidiaries during the most recently completed four fiscal quarter period on a consolidated basis (calculated on a pro forma basis if the date of incurrence is prior to the end of the fourth fiscal quarter following the Merger) and (ii) such Indebtedness, together with all then outstanding Indebtedness incurred in reliance upon this clause (d) does not exceed, in the aggregate, 3% of the aggregate net sales of Holdings and its Subsidiaries during the most recently completed twelve fiscal quarter period on a consolidated basis (calculated on a pro forma basis if the date of incurrence is prior to the end of the twelfth fiscal quarter following the Merger); (e) Indebtedness incurred by Holdings or any Subsidiary in connection with capital expenditures in an aggregate principal amount not exceeding $150 million, provided that such capital expenditures relate solely to the integration of the operations of Ralphs Supermarkets, the Company, and their respective subsidiaries as described in that certain Registration Statement of Holdings dated June 2, 1995; (f) Indebtedness of Holdings or any Subsidiary incurred under Foreign Exchange Agreements and Interest Swap Obligations entered into with respect to Indebtedness otherwise permitted to be outstanding pursuant to Section 4.12 or this definition of "Permitted Indebtedness" in a notional amount not exceeding the aggregate principal amount of such Indebtedness; (g) guarantees incurred in the ordinary course of business by Holdings or a Subsidiary of Indebtedness of any other person in the aggregate not to exceed $25 million at any time outstanding; (h) guarantees by Holdings or a Subsidiary of Indebtedness incurred by a wholly-owned Subsidiary so long as the incurrence of such Indebtedness incurred by such wholly-owned Subsidiary is permitted under the terms of this Indenture; (i) Refinancing Indebtedness;
(j) Indebtedness for letters of credit relating to workers' compensation claims and self-insurance or similar requirements in the ordinary course of business;
(k) Existing Indebtedness and other

Indebtedness outstanding on the Issue Date (after giving effect to the Merger);
(l) Indebtedness arising from guarantees of Indebtedness of Holdings or any Subsidiary or other agreements of Holdings or a Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by Holdings and its Subsidiaries in connection with such disposition; (m) obligations in respect of performance bonds and completion guarantees provided by Holdings or any Subsidiary in the ordinary course of business; (n) Indebtedness of Holdings with respect to the Senior Discount Notes, if any, the Senior Discount Debentures (including the accretion of the Senior Discount Notes and the Senior Discount Debentures up to their respective stated principal amount at maturity) and the Securities (including the issuance of additional Secondary Securities in lieu of cash interest payments pursuant to the terms of this Indenture); and (o) additional Indebtedness of Holdings or any Subsidiary in an amount not to exceed $175 million at any time outstanding.

                 "Permitted Investment" by any person means (i) any Related Business Investment, (ii) Investments in securities not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to
Section 4.15 or any other disposition of assets not constituting an Asset Sale by reason of the $500,000 threshold contained in the definition thereof, (iii) cash and Cash Equivalents, (iv) Investments existing on the Issue Date, (v) Investments specifically permitted by and made in accordance with Section 4.11,
(vi) Investments in any Subsidiary or by any Subsidiary in Holdings or by any Subsidiary in other Subsidiaries, and (vii) additional Investments in an aggregate amount not exceeding $15 million.

                 "Permitted Payments" means (i) any payment by Holdings or any Subsidiary to The Yucaipa Companies or the principals or any Affiliates thereof for consulting, management, investment banking or similar services, or for reimbursement of losses, costs and expenses pursuant to the Consulting Agreement, (ii) any payment by Holdings or any Subsidiary to Apollo Advisors, L.P. or the principals or any Affiliates thereof in an aggregate amount not to exceed $5 million as a commitment fee in connection with the purchase of equity securities of Holdings on the Issue Date, (iii) any payment by Holdings or any Subsidiary, (a) in connection with repurchases of outstanding shares of Holdings' common stock following the death, disability or termination of employment of management stockholders, and (b) of amounts required to be paid by Holdings or any Subsidiaries to participants or former participants in employee benefit plans upon any termination of employment by such participants, as provided in the documents related thereto, in an aggregate amount (for both clauses (a) and (b)) not to exceed $10 million in any Yearly Period (provided that any unused amounts may be carried over to any subsequent Yearly Period subject to a maximum amount of $20 million in any Yearly Period), (iv) the loan by Holdings or any Subsidiary on the Issue Date to RGC Investment Co. of not more than $5 million and (v) for so long as the sole business activity of such partnership is to acquire, hold, sell, exchange, transfer or otherwise dispose of all or any portion of the Senior Discount Debentures and to manage its investment in the Senior Discount Debentures, any payment by Holdings or any of its Subsidiaries to fund ongoing costs and expenses of RGC Partners, L.P.

pursuant to the Subscription Agreement and the Senior Discount Debenture Registration Rights Agreement.

                 "Permitted Subordinated Reorganization Securities" means securities of Holdings issued in a plan of reorganization in a case under the Bankruptcy Law relating to Holdings which constitute either (y) Capital Stock (other than Disqualified Capital Stock with the reference to "Maturity Date" in the definition of such term modified to relate to the final stated maturity of any debt securities issued in such plan of reorganization to the holders of Designated Senior Indebtedness ("Senior Reorganization Securities")) and (z) debt securities of Holdings which are (i) unsecured, (ii) have no scheduled mandatory amortization thereon prior to the final stated maturity of the Senior Reorganization Securities and (iii) are subordinated in right of payment to the Senior Reorganization Securities to at least the same extent as the Securities are subordinated to Designated Senior Indebtedness.

                 "Permitted Transferees" means, with respect to any person, (i) any Affiliate of such person, (ii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any such person, (iii) a trust, the beneficiaries of which, or a corporation or partnership, the stockholders or general or limited partners of which, include only such person or his or her spouse or lineal descendants, in each case to whom such person has transferred the beneficial ownership of any securities of Holdings, (iv) any investment account whose investment managers and investment advisors consist solely of such person and/or Permitted Transferees of such person, and
(v) any investment fund or investment entity that is a subsidiary of such person or a Permitted Transferee of such person.

                 "Person" or "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

                 "Plan of Liquidation" means, with respect to any person, a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such person otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such person to holders of Capital Stock of such person.

                 "Preferred Stock" means, with respect to any person, Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over shares of Capital Stock of any other class of such person.

                 "principal" of any Indebtedness (including the Securities) means the principal of such Indebtedness plus the premium, if any, on such Indebtedness.

                 "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act, as interpreted by Holdings' chief financial officer or Board of Directors in consultation with its independent certified public accountants.

                 "Pro Forma Period" shall have the meaning set forth in the definition of Operating Coverage Ratio contained in this Section 1.1.

                 "Public Equity Offering" means an underwritten public offering of common stock of Holdings or the Company pursuant to a registration statement filed with the SEC in accordance with the Securities Act which public equity offering results in gross proceeds to Holdings or the Company of not less than $20,000,000.

                 "Public Equity Offering Consummation Date" means the first date on which Holdings or the Company receives any proceeds from a Public Equity Offering.

                 "Qualified Capital Stock" means, with respect to any person, any Capital Stock of such person that is not Disqualified Capital Stock.

                 "Ralphs Supermarkets" means Ralphs Supermarkets, Inc., a Delaware corporation, until a successor replaces it and thereafter means such successor.

                 "Record Date" means the Record Dates specified in the Securities; provided that if any such date is a Legal Holiday, the Record Date shall be the first day immediately preceding such specified day that is not a Legal Holiday.

                 "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and Paragraph 5 of the Securities annexed hereto as Exhibit A.

                 "Redemption Price," when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture and Paragraph 5 of the Securities annexed hereto as Exhibit A.

                 "Reference Date" shall have the meaning provided in Section
4.3.

                 "Reference Period" shall have the meaning provided in the definition of "Operating Coverage Ratio" contained in this Section 1.1.

                 "Refinancing Indebtedness" means, with respect to any person, Indebtedness of such person issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used to substantially concurrently repay, redeem, refund, refinance, discharge or otherwise retire for value, in whole or in part (collectively, "repay"), or constituting an amendment, modification or supplement to, or a deferral or renewal of (collectively, an "amendment"), any Indebtedness of such person existing on the Issue Date or Indebtedness

(other than Permitted Indebtedness, except Permitted Indebtedness incurred pursuant to clauses (b), (d), (e), (i), (k) and (n) of the definition thereof) incurred in accordance with this Indenture (a) in a principal amount (or, if such Refinancing Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon the acceleration thereof, with an original issue price) not in excess of (without duplication) (i) the principal amount or the original issue price, as the case may be, of the Indebtedness so refinanced (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement) plus (ii) unpaid accrued interest on such Indebtedness plus (iii) premiums, penalties, fees and expenses actually incurred by such person in connection with the repayment or amendment thereof and (b) with respect to Refinancing Indebtedness that repays or constitutes an amendment to Subordinated Indebtedness, such Refinancing Indebtedness (x) shall not have any fixed mandatory redemption or sinking fund requirement in an amount greater than or at a time prior to the amounts and times specified in such repaid or amended Subordinated Indebtedness, except to the extent that any such requirement applies on a date after the Maturity Date and (y) shall contain subordination and default provisions no less favorable in any material respect to Holders than those contained in such repaid or amended Subordinated Indebtedness.

                 "Registrar" shall have the meaning provided in Section 2.3.

                 "Registration Rights Agreement" means the registration rights agreement dated as of the Issue Date by and among Holdings, the Company and the stockholders of Ralphs Supermarkets with respect to the Securities.

                 "Reincorporation Merger" means the merger, prior to the Merger, of Old Holdings with and into Holdings.

                 "Related Business Investment" means (i) any Investment by a person in any other person a majority of whose revenues are derived from the operation of one or more retail grocery stores or supermarkets or any other line of business engaged in by Holdings or any of its Subsidiaries as of the Issue Date; (ii) any Investment by such person in any cooperative or other supplier, including, without limitation, any joint venture which is intended to supply any product or service useful to the business of Holdings and its Subsidiaries as it is conducted as of the Issue Date and as such business may thereafter evolve or change; and (iii) any capital expenditure or Investment, in each case reasonably related to the business of Holdings and its Subsidiaries as it is conducted as of the Issue Date and as such business may thereafter evolve or change.

                 "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Indebtedness.

                 "Restricted Debt Prepayment" means any purchase, redemption, defeasance (including, but not limited to, in-substance or legal defeasance) or other acquisition or retirement for value directly or indirectly by Holdings or Subsidiary, prior to the scheduled maturity or prior to any scheduled repayment of principal or any sinking fund payment, as the case may be, in respect of any Subordinated Indebtedness.

                 "Restricted Payment" means any (i) Stock Payment or (ii) Investment (other than a Permitted Investment) or (iii) Restricted Debt Prepayment.

                 "RGC" means Ralphs Grocery Company, a Delaware corporation, until a successor replaces it and thereafter means such successor.

                 "SEC" means the Securities and Exchange Commission.

                 "Secondary Securities" has the meaning set forth in Section
2.2.

                 "Securities" means the 13-5/8% Senior Subordinated Pay-in-Kind Debentures due 2007 of Holdings, including any Secondary Securities issued as interest thereon, in each case, issued pursuant to this Indenture, as the same may be modified or amended from time to time and refinancings thereof, to the extent such refinancing indebtedness is permitted to be incurred under the Senior Discount Debenture Indenture.

                 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                 "Senior Discount Debentures" means the 13-5/8% Senior Discount Debentures due 2005 of Holdings, issued pursuant to the Senior Discount Debenture Indenture, as the same may be modified or amended from time to time and refinancings thereof, to the extent such refinancing indebtedness is permitted to be incurred under this Indenture.

                 "Senior Discount Debenture Indenture" means the indenture between Holdings and United States Trust Company of New York, as trustee, dated as of the Issue Date, pursuant to which the Senior Discount Debentures were issued, as amended or supplemented from time to time and refinancings thereof to the extent such refinancing indebtedness is permitted to be incurred under this Indenture.

                 "Senior Discount Debenture Registration Rights Agreement" means that certain Registration Rights Agreement by and among Holdings, the Company and RGC Partners, L.P. as such Registration Rights Agreement may be amended or replaced, so long as any amounts paid under any amended or replacement agreement do not exceed the amounts payable under such Registration Rights Agreement as in effect on the Issue Date.

                 "Senior Discount Notes" means the 15.25% Senior Discount Notes due 2004 of Old Holdings, issued pursuant to the Senior Discount Note Indenture, as the same may be modified or amended from time to time and refinancings thereof, to the extent such refinancing indebtedness is permitted to be incurred under this Indenture.

                 "Senior Discount Note Indenture" means the indenture between Old Holdings and United States Trust Company of New York, as trustee, dated as of December 15, 1992, pursuant to which the Senior Discount Notes were issued, as amended or supplemented from time to time and refinancings thereof to the extent such refinancing indebtedness is permitted to be incurred under this Indenture.

                 "Senior Indebtedness" means the principal of, premium, if any, and interest on (such Senior Indebtedness being deemed to include for all purposes of Article Eleven of this Indenture the amount required to fully secure in cash undrawn Letter of Credit Obligations under the Credit Agreement and such interest on Senior Indebtedness being deemed to include for all purposes of Article Eleven interest accruing after the filing of a petition initiating any proceeding pursuant to any Bankruptcy Law in accordance with and at the rate (including any rate applicable upon any default, to the extent lawful) specified in any document evidencing the Senior Indebtedness, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such Bankruptcy Law), and all other Obligations with respect to, any Indebtedness of Holdings (and, in the case of the Credit Agreement, all Obligations of Holdings for fees, expenses, indemnities and other amounts payable thereunder or in connection therewith), whether outstanding on the Issue Date or thereafter created, incurred, assumed or guaranteed or in effect guaranteed by Holdings (including, without limitation, Indebtedness under the Credit Agreement), unless, in the case of any particular Indebtedness, the instrument creating or evidencing such Indebtedness expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include the principal of, premium, if any, and interest on all obligations of every nature of Holdings from time to time owed or guaranteed by Holdings with respect to the Credit Agreement, the Senior Discount Debentures and the Senior Discount Notes, if any. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) any Pari Passu Indebtedness or any Subordinated Indebtedness, including, but not necessarily limited to (a) the 13.75% Senior Subordinated Notes due 2005 of the Company issued pursuant to an Indenture dated as of June 14, 1995, (b) the 13.75% Senior Subordinated Notes due 2001 of the Company issued pursuant to an Indenture dated as of June 15, 1991, (c) the 10.25% Senior Subordinated Notes due 2002 of the Company issued pursuant to an Indenture dated as of July 29, 1992 and (d) the 9% Senior Subordinated Notes due 2003 of the Company issued pursuant to an Indenture dated as of March 30, 1993, each of (a) through (d) above shall rank pari passu with the Securities; (ii) any Indebtedness constituting Disqualified Capital Stock, (iii) Indebtedness of Holdings to any Subsidiary, (iv) that portion of any Indebtedness which is incurred in violation of Section 4.12 of this Indenture, (v) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of Holdings or of any Subsidiary (including, without limitation, amounts owed for compensation),
(vi) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services and (vii) any liability for federal, state, local or other taxes owed or owing by Holdings.

                 "Significant Senior Indebtedness" means Senior Indebtedness which, at the time of determination, is equal to or greater than $50 million in aggregate principal amount.

                 "Significant Stockholder" means, with respect to any person, any other person who is the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of more than 10% of any class of equity securities of such person that are entitled to vote on a regular basis for the election of directors of such person.

                 "Significant Subsidiary" means each Subsidiary of Holdings that is either (a) a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X under the Securities Act and the Exchange Act (as such regulation is in effect on the Issue Date) or (b) material to the financial condition or results of operations of Holdings and its Subsidiaries taken as a whole.

                 "Stock Payment" means, with respect to any person, (a) the declaration or payment by such person, either in cash or in property, of any dividend on (except, in the case of Holdings, dividends payable solely in Qualified Capital Stock of Holdings), or the making by such person or any of its subsidiaries of any other distribution in respect of, such person's Qualified Capital Stock or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than exchangeable or convertible Indebtedness of such person), or (b) the redemption, repurchase, retirement or other acquisition for value by such person or any of its subsidiaries, directly or indirectly, of such person's Qualified Capital Stock (and, in the case of a Subsidiary, Qualified Capital Stock of Holdings) or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than exchangeable or convertible Indebtedness of such person), other than, in the case of Holdings, through the issuance in exchange therefor solely of Qualified Capital Stock of Holdings; provided, however, that in the case of a Subsidiary, the term "Stock Payment" shall not include any such payment with respect to its Capital Stock or warrants, rights or options to purchase or acquire shares of any class of its Capital Stock that are owned solely by Holdings or a wholly-owned Subsidiary.

                 "Subordinated Indebtedness" means Indebtedness of Holdings that is subordinated in right of payment to the Securities.

                 "Subscription Agreement" means that certain Subscription Agreement between RGC Partners, L.P., Holdings, the Company and the partnership investors listed on Exhibit A thereto, as such Subscription Agreement may be amended or replaced, so long as any amounts paid under any amended or replacement agreement do not exceed the amounts payable with such Subscription Agreement as in effect on the Issue Date.

                 "subsidiary" of any person means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly, owned by such person, by one or more subsidiaries of such person or by such person and one or more subsidiaries of such person or (ii) a partnership in which such person or a subsidiary of such person is, at the date of determination, a general partner of such partnership, but only if such person or its subsidiary is entitled to receive more than 50% of the assets of such partnership upon its dissolution, or (iii) any other person (other than a corporation or a partnership) in which such person, a subsidiary of such person or such person and one or more subsidiaries of such person, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

                 "Subsidiary" means any subsidiary of Holdings.

                 "Surviving Person" shall have the meaning provided in Section 5.1.

                 "Term Loans" means the term loan facility under the Credit Agreement and any agreement governing Indebtedness incurred to refund, replace or refinance any borrowings outstanding under such facility or under any prior refunding, replacement or refinancing thereof (in each case, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions).

                 "The Yucaipa Companies" means The Yucaipa Companies, a California general partnership, or any successor thereto which is an Affiliate of Ronald W. Burkle or his Permitted Transferees and which has been established for the sole purpose of changing the form of The Yucaipa Companies from that of a partnership to that of a limited liability company or any other form of entity which is not materially adverse to the rights of the Holders under this Indenture.

                 "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended, as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in
Section 9.3.

                 "Transaction Date" shall have the meaning provided in the definition of "Operating Coverage Ratio" contained in this Section 1.1.

                 "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                 "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                 "U.S. Government Obligations" shall have the meaning provided in Section 8.4.

                 "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                 "wholly-owned Subsidiary" means any Subsidiary all of the shares of Capital Stock of which (other than directors' qualifying shares) are at the time directly or indirectly owned by Holdings.

                 "Yearly Period" means each fiscal year of Holdings; provided that the first Yearly Period shall begin on the Issue Date and shall end on January 28, 1996.

Section 1.2.     Incorporation by Reference of TIA.

                 Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

                 "Commission" means the SEC.

                 "indenture securities" means the Securities.

                 "indenture security holder" means a Holder.

                 "indenture to be qualified" means this Indenture.

                 "indenture trustee" or "institutional trustee" means the Trustee.

                 "obligor" on the indenture securities means Holdings or any other obligor on the Securities.

                 All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.3.     Rules of Construction.

                 Unless the context otherwise requires:

                 (1)     a term has the meaning assigned to it;

                 (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                 (3)     "or" is not exclusive;

                 (4) words in the singular include the plural, and words in the plural include the singular;

                 (5) provisions apply to successive events and transactions; and

                 (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE II

                                 THE SECURITIES

Section 2.1.     Form and Dating.

                 The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage or as required by the Registration Rights Agreement. Holdings and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

                 The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, Holdings and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.2.     Execution and Authentication.

                 Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for Holdings by manual or facsimile signature.

                 If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                 A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                 The Trustee shall authenticate Securities, excluding Secondary Securities, for original issue in the aggregate principal amount of up to $131,500,000 upon a written order of Holdings in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $131,500,000, except for any Securities that may be issued pursuant to the immediately following paragraph and except as provided in
Section 2.7 and 2.8. Upon the written order of Holdings in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of Holdings.

                 Holdings may, on each Interest Payment Date prior to (and including) June 15, 2000, at its option and in its sole discretion, pay interest in additional Securities ("Secondary Securities") in lieu of the payment in whole or in part of interest in cash on the Securities as provided in paragraph 1 of the Securities. Holdings shall give written notice to the Trustee of the amount of interest to be paid in Secondary Securities not less than five Business Days prior to the relevant Interest Payment Date, and the Trustee or an authenticating agent (upon written order of Holdings signed by an Officer of Holdings given not less than five nor more than 45 days prior to such Interest Payment Date) shall authenticate for original issue (pro rata to each Holder of any Securities of such record date) Secondary Securities in an aggregate principal amount equal to the amount of cash interest not paid on such Interest Payment Date. Except as set forth in the following paragraph, each issuance of Secondary Securities in lieu of the payment of interest in cash on the Securities shall be made pro rata with respect to the outstanding Securities, and Holdings shall have the right to aggregate amounts of interest payable in the form of Secondary Securities to a Holder of outstanding Securities and issue to such Holder a single Secondary Security in payment thereof. Any Secondary Securities may be denominated a separate series if Holdings deems it necessary to do so in order to comply with any law or other applicable regulation or requirement, with appropriate distinguishing designations.

                 The Securities shall be issuable only in registered form without coupons in denominations of $10.00 and any integral multiple thereof except that Secondary Securities or Securities issued upon registration of transfer of such Secondary Securities may be in denominations of other than $10.00; provided that Holdings may at its option pay cash in lieu of issuing Secondary Securities in any denominations of less than $10.00.

                 The Trustee may appoint an authenticating agent reasonably acceptable to Holdings to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holdings and Affiliates of Holdings.

Section 2.3.     Registrar and Paying Agent.

                 Holdings shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Securities may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon Holdings in respect of the Securities and this Indenture may be served. Holdings may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve Holdings of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. Holdings may act as its own Registrar or Paying Agent except that for the purposes of Articles Three and Eight and Sections 4.14 and 4.15, neither Holdings nor any Affiliate shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. Holdings, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying

Agent" includes any additional paying agent. Holdings initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

                 Holdings shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. Holdings shall notify the Trustee, in advance, of the name and address of any such Agent. If Holdings fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

Section 2.4.     Paying Agent To Hold Assets in Trust.

                 Holdings shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets and/or Secondary Securities held by the Paying Agent for the payment of principal of, or interest on, the Securities (whether such assets have been distributed to it by Holdings or any other obligor on the Securities), and shall notify the Trustee of any Default by Holdings (or any other obligor on the Securities) in making any such payment. If Holdings or an Affiliate acts as Paying Agent, it shall segregate such assets and/or Secondary Securities and hold them as a separate trust fund. Holdings at any time may require a Paying Agent to distribute all assets and/or Secondary Securities held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets and/or Secondary Securities held by it to the Trustee and to account for any assets so distributed. Upon distribution to the Trustee of all assets that shall have been delivered by Holdings to the Paying Agent, the Paying Agent shall have no further liability for such assets and/or Secondary Securities.

Section 2.5.     Securityholder Lists.

                 The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, Holdings shall furnish to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

Section 2.6.     Transfer and Exchange.

                 When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of the Registrar are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly-endorsed or accompanied by a written instrument of transfer in form satisfactory to Holdings and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. The Registrar need not transfer or exchange any Securities selected for redemption. Also, it need not transfer or exchange any Securities for a period of 30 days before a selection of Securities to be redeemed. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall make the exchange as requested if the requirements of the Registrar are met. Holdings shall cooperate with the Registrar in meeting its requirements. To permit transfers, registration and exchanges, the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any transfer, registration or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, but not for any exchange pursuant to Section 2.2, 2.7, 2.10, 3.6, 4.14, 4.15 or 9.5.

Section 2.7.     Replacement Securities.

                 If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, Holdings shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or Holdings, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both Holdings and the Trustee, to protect Holdings, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. Holdings may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel. Every replacement Security shall constitute an additional obligation of Holdings.

Section 2.8.     Outstanding Securities.

                 Securities outstanding at any time are all the Securities that have been authenticated by the Trustee, including the Secondary Securities, except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because Holdings or any of its Affiliates holds the Security.

                 If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to
Section 2.7.

                 If on a Redemption Date or the Maturity Date the Paying Agent (other than Holdings or any Subsidiary) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

Section 2.9.     Treasury Securities.

                 In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by Holdings or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows or has reason to know are so owned shall be disregarded. Notwithstanding the foregoing and except as otherwise provided by the TIA and in Article IX, a majority of Securities not owned by Holdings or any of its Affiliates shall be sufficient to approve any such direction, waiver or consent.

Section 2.10.    Temporary Securities.

                 Until definitive Securities are ready for delivery, Holdings may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that Holdings considers appropriate for temporary Securities. Without unreasonable delay, Holdings shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

Section 2.11.    Cancellation.

                 Holdings at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than Holdings or any Subsidiary), and no one else, shall cancel and, at the written direction of Holdings, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.7, Holdings may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If Holdings or any Subsidiary shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

Section 2.12.    Defaulted Interest.

                 If Holdings defaults in a payment of interest on the Securities, it shall, unless the Trustee fixes another record date pursuant to
Section 6.10, pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by Holdings for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, Holdings shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

Section 2.13.    CUSIP Number.

                 Holdings in issuing the Securities may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.


                                  ARTICLE III

                                   REDEMPTION

Section 3.1.     Notices to Trustee.

                 If Holdings elects to redeem Securities pursuant to Paragraph 5 of the Securities it shall notify the Trustee, with a copy to the Credit Agent, of the Redemption Date and aggregate principal amount of the Securities to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders (at Holdings' expense) at least 30 days (unless a shorter notice shall be satisfactory to the Trustee) but not more than 60 days before the Redemption Date. In order to effect a redemption pursuant to Paragraph 5 of the Securities with the proceeds of a Public Equity Offering, Holdings shall send the redemption notice not later than 60 days after the consummation of such Public Equity Offering. Any notice given pursuant to this Section 3.1 may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

Section 3.2.     Selection of Securities To Be Redeemed.

                 If fewer than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata, by lot or by such other method as the Trustee considers to be fair and appropriate and in such manner as complies with applicable legal and stock exchange requirements, if any; provided, however, that any redemption pursuant to paragraph 5(b) of the Securities shall be made on a pro rata basis unless such method is otherwise legally prohibited.

                 Securities in denominations of less than $1,000 shall be redeemed first. Thereafter the Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify Holdings in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the aggregate principal amount thereof to be redeemed. Securities in denominations of $1,000 or less may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.


Section 3.3.     Notice of Redemption.

                 At least 30 days but not more than 60 days before a Redemption Date, Holdings shall mail a notice of redemption by first class mail to each Holder whose Securities are to be redeemed at such Holder's registered address, with a copy to the Trustee and the Credit Agent.

In order to effect a redemption pursuant to Paragraph 5 of the Securities with the proceeds of a Public Equity Offering, Holdings shall send the redemption notice not later than 60 days after the consummation of such Public Equity Offering. At Holdings' request, the Trustee shall give the notice of redemption in Holdings' name and at Holdings' expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

                 (1)     the Redemption Date;

                 (2)     the Redemption Price;

                 (3)     the name and address of the Paying Agent;

                 (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                 (5) that, unless Holdings defaults in making the redemption payment or accrued interest, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

                 (6) if any Security is being redeemed in part, the portion of the aggregate principal amount (in integral multiples of $10.00 principal amount at maturity) of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued; and

                 (7) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof to be redeemed), as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption.

Section 3.4.     Effect of Notice of Redemption.

                 Once notice of redemption is mailed in accordance with Section 3.3, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price.

Section 3.5.     Deposit of Redemption Price.

                 On or before the Redemption Date, Holdings shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price of all Securities to be redeemed on that date (other than Securities or portions thereof called for redemption on that date which have been delivered by Holdings to the Trustee for cancellation). The Paying Agent shall promptly return to Holdings any U.S. Legal Tender so deposited which is not required for that purpose upon the written request of Holdings, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

                 If Holdings complies with the preceding paragraph, then, unless Holdings defaults in the payment of such Redemption Price, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment.

                 If a Security is redeemed on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such Record Date. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of Holdings to comply with the first paragraph of this Section 3.5, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.1 hereof.

Section 3.6.     Securities Redeemed in Part.

                 Upon surrender of a Security that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV

                                   COVENANTS

Section 4.1.     Payment of Securities.

                 Holdings shall pay the principal amount of, premium, if any, and interest on, as the case may be, the Securities on the dates and in the manner provided in the Securities. An installment shall be considered paid on the date it is due if the Trustee or Paying Agent (other than Holdings or an Affiliate) holds on that date U.S. Legal Tender and/or, to the extent permitted by Section 2.2, Secondary Securities designated for and sufficient to pay the installment.

                 Holdings shall pay interest on overdue principal (including post-petition interest in any proceeding under any Bankruptcy Law, to the extent allowable as a claim in any such proceeding) at the same rate borne by the Securities and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law, to the extent allowable as a claim in any such proceeding) on overdue installments of interest (without regard to any applicable grace period) at the same rate borne by the Securities, to the extent lawful.

Section 4.2.     Maintenance of Office or Agency.

                 Holdings shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.3. Holdings shall give prior notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time Holdings shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in
Section 13.2.

Section 4.3.     Limitation on Restricted Payments.

                 Holdings shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, make any Restricted Payment if, at the time of such proposed Restricted Payment, or after giving effect thereto, (a) a Default or an Event of Default shall have occurred and be continuing, (b) Holdings or such Subsidiary could not incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.12, or (c) the aggregate amount expended for all Restricted Payments, including such proposed Restricted Payment (the amount of any Restricted Payment, if other than cash, to be the fair market value thereof at the date of payment, as determined in good faith by the Board of Directors of Holdings, which determination shall be evidenced by a Board Resolution), subsequent to the Issue Date, shall exceed the sum of (i) 50% of the aggregate Consolidated Net Income (or if such aggregate Consolidated Net Income is a loss, minus 100% of such loss) of Holdings earned subsequent to the Issue Date and on or prior to the date of the proposed Restricted Payment (the "Reference Date") plus (ii) 100% of the aggregate Net Proceeds received by Holdings from any person (other than a Subsidiary) from the issuance and sale (including upon exchange or conversion for other securities of Holdings) subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock (excluding (A) Qualified Capital Stock paid as a dividend on any Capital Stock or as interest on any Indebtedness and (B) any Net Proceeds from issuances and sales financed directly or indirectly using funds borrowed from Holdings or any Subsidiary, until and to the extent such borrowing is repaid) plus (iii) 100% of the aggregate net cash proceeds received by Holdings as capital contributions to Holdings after the Issue Date, plus (iv) $25,000,000.

                 Notwithstanding the foregoing, if no Default or Event of Default shall have occurred and be continuing as a consequence thereof, the provisions set forth in the immediately preceding paragraph shall not prevent
(1) the payment of any dividend within 60 days after the date of its declaration if the dividend would have been permitted on the date of declaration, (2) the acquisition of any shares of Capital Stock of Holdings or the repurchase, redemption, or other repayment of any Subordinated Indebtedness in exchange for or solely out of the proceeds of the substantially concurrent sale (other than to a Subsidiary) of shares of Qualified Capital Stock of Holdings, (3) the repurchase, redemption or other repayment of any Subordinated Indebtedness in exchange for or solely out of the proceeds of the substantially concurrent sale (other than to a Subsidiary) of Subordinated Indebtedness of Holdings with an Average Life equal to or greater than the then remaining Average Life of the Subordinated Indebtedness repurchased, redeemed or repaid,
(4) any payments by Holdings or any Subsidiary required to be made due to the exercise of statutory dissenters', appraisal or similar rights by holders of common stock of FFL in connection with the FFL Merger, and
(5) Permitted Payments; provided, however, that (x) the declaration of each dividend paid in accordance with clause (1) above, each acquisition, repurchase, redemption or other repayment made in accordance with, or of the type set forth in, clause (2) above, and each payment described in clause (iii) of the definition of "Permitted Payments" shall each be counted for purposes of computing amounts expended pursuant to subclause (c) in the immediately preceding paragraph, and (y) no amounts paid pursuant to clause (3) or (4) above or pursuant to clause (i), (ii), (iv) or (v) of the definition of "Permitted Payments" shall be so counted.

                 Prior to making any Restricted Payment under the first paragraph of this Section 4.3, Holdings shall deliver to the Trustee an Officers' Certificate setting forth the computation by which the amount available for Restricted Payments pursuant to such paragraph was determined. The Trustee shall have no duty or responsibility to determine the accuracy or correctness of this computation and shall be fully protected in relying on such Officers' Certificate.

Section 4.4.     Corporate Existence.

                 Except as otherwise permitted by Article Five, Holdings shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or other existence of each of its Significant Subsidiaries in accordance with the respective organizational documents of each such Significant Subsidiary and the rights (charter and statutory) and franchises of Holdings and each such Significant Subsidiary; provided, however, that Holdings shall not be required to preserve, with respect to itself, any right or franchise, and with respect to any of its Significant Subsidiaries, any such existence, right or franchise, if the Board of Directors of Holdings or such Significant Subsidiary, as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of the business of Holdings or any such Significant Subsidiary.

Section 4.5.     Payment of Taxes and Other Claims.

                 Holdings shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that Holdings shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim if either (a) the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and an adequate reserve has been established therefor to the extent required by GAAP or (b) the failure to make such payment or effect such discharge (together with all other such failures) would not have a material adverse effect on the financial condition or results or operations of Holdings and its Subsidiaries taken as a whole.

Section 4.6.     Maintenance of Properties and Insurance.

                 (a) Holdings shall cause all properties used or useful to the conduct of its business or the business of any Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times unless the failure to so maintain such properties (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of Holdings and its Subsidiaries taken as a whole; provided, however, that nothing in this Section 4.6 shall prevent Holdings or any Subsidiary from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is either (i) in the ordinary course of business, (ii) in the good faith judgment of the Board of Directors of Holdings or the Subsidiary concerned, or of the senior officers of Holdings or such Subsidiary, as the case may be, desirable in the conduct of the business of Holdings or such Subsidiary, as the case may be, or (iii) is otherwise permitted by this Indenture.

                 (b) Holdings shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of Holdings, are adequate and appropriate for the conduct of the business of Holdings and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be either (i) consistent with past practices of Holdings or the applicable Subsidiary or (ii) customary, in the reasonable, good faith opinion of Holdings, for corporations similarly situated in the industry, unless the failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of Holdings and its Subsidiaries, taken as a whole.

Section 4.7.     Compliance Certificate; Notice of Default.

                 (a) Holdings shall deliver to the Trustee within 120 days after the end of Holdings' fiscal year an Officers' Certificate stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his knowledge Holdings during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year or, if such signers do know of such a Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should Holdings elect to change the manner in which it fixes its fiscal year end.

                 (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, Holdings shall deliver to the Trustee within 120 days after the end of each fiscal year a written statement by Holdings' independent certified public accountants stating (A) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default has come to their attention and if such a Default has come to their attention, specifying the nature and period of existence thereof.

                 (c) Holdings shall, so long as the Securities are outstanding, deliver to the Trustee, within five Business Days after any officer becomes aware of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action Holdings is taking or proposes to take with respect thereto.

Section 4.8.     Compliance with Laws.

                 Holdings shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except such as are being contested in good faith and by appropriate proceedings and except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of Holdings and its Subsidiaries taken as a whole.

Section 4.9.     SEC Reports and Other Information.

                 To the extent permitted by applicable law or regulation, whether or not Holdings is subject to the requirements of Section 13 or 15(d) of the Exchange Act, Holdings shall file with the SEC all quarterly and annual reports and such other information, documents or other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) required to be filed pursuant to such provisions of the Exchange Act. Holdings shall file with the Trustee, within 15 days after it files the same with the SEC, copies of the quarterly and annual reports and the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that it is required to file with the SEC pursuant to this Section 4.9. Holdings shall also comply with the other provisions of TIA Section 314(a). If Holdings is not permitted by applicable law or regulations to file the aforementioned reports, Holdings (at its own expense) shall file with the Trustee and mail, or cause the Trustee to mail, to Holders at their addresses appearing in the register of Securities maintained by the Registrar at the time of such mailing within 5 days after it would have been required to file such information with the SEC, all information and financial statements, including any notes thereto and with respect to annual reports, an auditors' report by an accounting firm of established national reputation, and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," comparable to the disclosure that Holdings would have been required to include in annual and quarterly reports, information, documents or other reports, including, without limitation, reports on Forms 10-K, 10-Q and 8-K, if Holdings was subject to the requirements of such Section 13 or 15(d) of the Exchange Act.

Section 4.10.    Waiver of Stay, Extension or Usury Laws.

                 Holdings covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive Holdings from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) Holdings hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.11.    Limitation on Transactions with Affiliates.

                 (a) Neither Holdings nor any of its Subsidiaries shall (i) sell, lease, transfer or otherwise dispose of any of its properties or assets, or issue securities (other than equity securities which do not constitute Disqualified Capital Stock) to, (ii) purchase any property, assets or securities (other than equity securities which do not constitute Disqualified Capital Stock) from, (iii) make any Investment in, or (iv) enter into or suffer to exist any contract or agreement with or for the benefit of, an Affiliate or Significant Stockholder (or any Affiliate of such Significant Stockholder) of Holdings or any Subsidiary (an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under Section 4.11(b) and (y) Affiliate Transactions in the ordinary course of business, that are fair to Holdings or such Subsidiary, as the case may be, and on terms at least as favorable as might reasonably have been obtainable at such time from an unaffiliated party; provided, that (A) with respect to Affiliate Transactions involving aggregate payments in excess of $1 million and less than $5 million, Holdings or such Subsidiary, as the case may be, shall have delivered an Officers' Certificate to the Trustee certifying that such transaction or series of transactions complies with clause (y) above (other than the requirement set forth in such clause (y) that such Affiliate Transaction be in the ordinary course of business), (B) with respect to Affiliate Transactions involving aggregate payments in excess of $5 million and less than $15 million, Holdings or such Subsidiary, as the case may be, shall have delivered an Officers' Certificate to the Trustee certifying that such Affiliate Transaction complies with clause (y) above (other than the requirement set forth in such clause (y) that such Affiliate Transaction be in the ordinary course of business) and that such Affiliate Transaction has received the approval of a majority of the disinterested members of the Board of Directors of Holdings or the Subsidiary, as the case may be, or, in the absence of any such approval by the disinterested members of the Board of Directors of Holdings or the Subsidiary, as the case may be, that an Independent Financial Advisor has reasonably and in good faith determined that the financial terms of such Affiliate Transaction are fair to Holdings or such Subsidiary, as the case may be, or that the terms of such Affiliate Transaction are at least as favorable as might reasonably have been obtained at such time from an unaffiliated party and that such Independent Financial Advisor has provided written confirmation of such determination to the Board of Directors and (C) with respect to Affiliate Transactions involving aggregate payments in excess of $15 million, Holdings or such Subsidiary, as the case may be, shall have delivered to the Trustee, a written opinion from an Independent Financial Advisor to the effect that the financial terms of such Affiliate Transaction are fair to Holdings or such Subsidiary, as the case may be, or that the terms of such Affiliate Transaction are at least as favorable as those that might reasonably have been obtained at the time from an unaffiliated party.

                 (b)     The provisions of Section 4.11(a) shall not apply to
(i) any Permitted Payment, (ii) any Restricted Payment that is made in compliance with the provisions of Section 4.3, (iii) reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of Holdings or any Subsidiary, as determined by the Board of Directors of Holdings or any Subsidiary or the senior management thereof in good faith, (iv) transactions exclusively between or among Holdings and any of its wholly-owned Subsidiaries or exclusively between or among such wholly-owned Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture, (v) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) so long as any such amendment is not disadvantageous to the Holders in any material respect, (vi) the existence of, or the performance by Holdings or any of its Subsidiaries of its obligations under the terms of, any stockholder agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by Holdings or any of its Subsidiaries of obligations under any future amendment to, any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (vi) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders in any material respect, (vii) transactions permitted by, and complying with, the provisions of Section 5.1, and (viii) transactions with suppliers or other purchases or sales of goods or services, in each case, in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of this Indenture which are fair to Holdings or any Subsidiary, in the reasonable determination of the Board of Directors or senior management of Holdings, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

Section 4.12.    Limitation on Incurrences of Additional Indebtedness.

                 Holdings shall not, and shall not permit any Subsidiary to, directly or indirectly, incur, assume, guarantee, become liable, contingently or otherwise, with respect to, or otherwise become responsible for the payment of (collectively "incur") any Indebtedness other than Permitted Indebtedness; provided, however, that if no Default with respect to payment of principal of, or interest on, the Securities or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of any such Indebtedness, (i) Holdings may incur Indebtedness if immediately before and immediately after giving effect to the incurrence of such Indebtedness the Operating Coverage Ratio of Holdings would be greater than 2.0 to 1.0 and (ii) the Company or any subsidiary of the Company may incur Indebtedness if immediately before and immediately after giving effect to the incurrence of such Indebtedness the Operating Coverage Ratio of the Company would be greater than 2.0 to 1.0.

Section 4.13.    Limitation on Liens.

                 Holdings shall not create, incur, assume or suffer to exist any Lien of any kind securing any Pari Passu Indebtedness, any Subordinated Indebtedness or any Affiliate Obligation upon any property or assets of Holdings owned on the Issue Date or acquired after the Issue Date, or any income or profits therefrom, unless the Securities are secured equally and ratably with (or prior to in the case of Subordinated Indebtedness) the obligation or liability secured by such Lien, and except for any Lien securing Acquired Indebtedness created prior to the incurrence of such Indebtedness by Holdings, provided that any such Lien only extends to the assets that were subject to such Lien securing such Acquired Indebtedness prior to the related acquisition by Holdings.

Section 4.14.    Limitation on Change of Control.

                 (a) Upon the occurrence of a Change of Control (the "Change of Control Date"), each Holder shall have the right to require the repurchase of such Holder's Securities pursuant to the offer described in paragraph (b), below (the "Change of Control Offer"), at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. Prior to the mailing of the notice to Holders provided for in paragraph (b) below, but in any event within 30 days following the Change of Control Date, Holdings shall cause the Company to either (a) repay in full and terminate all commitments under Indebtedness under the Credit Agreement to the extent the terms thereof require repayment upon a Change of Control (or offer to repay in full and terminate all commitments under all such Indebtedness under the Credit Agreement and repay the Indebtedness owed to each lender which has accepted such offer), or (b) obtain the requisite consents under the Credit Agreement, the terms of which require repayment upon a Change of Control, to permit the repurchase of the Securities as provided for in this Section 4.14. Holdings shall first comply with the covenant in the immediately preceding sentence before Holdings shall be required to repurchase Securities pursuant to this Section 4.14, and any failure to so comply shall constitute an Event of Default under this Indenture. Within 10 days after any Change of Control Date requiring Holdings to make a Change of Control Offer pursuant to this Section 4.14, Holdings shall so notify the Trustee.

                 In addition, prior to purchasing Securities tendered into a Change of Control Offer, Holdings shall purchase all Senior Discount Debentures (or permitted refinancings thereof) which it is required to purchase by reason of such Change of Control pursuant to the provisions of the Senior Discount Debenture Indenture.

                 (b) The Change of Control Offer shall be made to all Holders and the notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Change of Control Offer. Within 30 days following any Change of Control Date, Holdings shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Holdings shall give notice of an event giving rise to a Change of Control on the same date and in the same manner to all Holders of Securities. Such notice shall state:

                 (1) that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Securities tendered will be accepted for payment;

                 (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

                 (3) that any Security not tendered will continue to accrue interest if interest is then accruing;

                 (4) that, unless Holdings defaults in making payment therefor, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                 (5) that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Change of Control Payment Date;

                 (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than two Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

                 (7) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each Holder shall tender Securities, and each Security purchased and each such new Security issued by Holdings shall be, in a principal amount of $10.00 or integral multiples thereof (except for Secondary Securities that were issued in denominations other than $10.00);

                 (8) that each Change of Control Offer is required to remain open for at least 20 Business Days or such longer period as may be required by law and until 12:00 Midnight New York City time of the applicable Change of Control Payment Date; and

                 (9) the circumstances and relevant facts regarding such Change of Control, including information available to Holdings concerning the Person or Persons acquiring control and such historical or pro forma financial information as Holdings reasonably deems appropriate under the circumstances.

                 (c) On or before the Change of Control Payment Date, Holdings shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by Holdings. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price (and the Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered); provided that each such new Security shall be in the principal amount of $10.00 or integral multiples thereof. Holdings will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this
Section 4.14, the Trustee shall act as the Paying Agent.

                 (d) Holdings will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.14, Holdings shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue thereof.

Section 4.15.    Limitation on Asset Sales.

                 (a) Neither Holdings nor any of its Subsidiaries shall consummate an Asset Sale, unless (a) Holdings or the applicable Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold and (b) upon consummation of an Asset Sale, Holdings or the applicable Subsidiary shall, within 365 days of the receipt of the proceeds therefrom, either: (i) apply or cause its Subsidiary to apply the Net Cash Proceeds of any Asset Sale to (1) a Related Business Investment, (2) an investment in properties and assets that replace the properties and assets that are the subject of such Asset Sale, or (3) an investment in properties and assets that will be used in the business of Holdings and its Subsidiaries existing on the Issue Date or in a business reasonably related thereto; (ii) in the case of a sale of a store or stores, deem such Net Cash Proceeds to have been applied to the extent of any capital expenditures made to acquire or construct a replacement store in the general vicinity of the store sold within 365 days preceding the date of the Asset Sale; (iii) apply or cause to be applied such Net Cash Proceeds to the repayment of Senior Indebtedness or Pari Passu Indebtedness of Holdings or any Indebtedness of any Subsidiary; (iv) use such Net Cash Proceeds to secure Letter of Credit Obligations to the extent the related letters of credit have not been drawn upon or returned undrawn; or (v) after such time as the accumulated Net Cash Proceeds equals or exceeds $20 million, apply or cause to be applied such Net Cash Proceeds to the purchase of Securities tendered to Holdings for purchase at a price equal to 100% of the aggregate principal amount thereof, plus accrued interest to the date of purchase pursuant to an offer to purchase made by Holdings as set forth below (a "Net Proceeds Offer"). A Net Proceeds Offer as a result of an Asset Sale made by Holdings or one of its Subsidiaries shall not be required to be in excess of the Net Cash Proceeds of such Asset Sale less the Net Cash Proceeds actually applied in accordance with clauses (b)(i), (ii), (iii) or (iv) above; provided, however, that Holdings shall have the right to exclude from the foregoing provisions Asset Sales subsequent to the Issue Date, the proceeds of which are derived from the sale and substantially concurrent lease-back of one or more supermarkets and/or related assets or equipment which are acquired or constructed by Holdings or a Subsidiary subsequent to the date that is six months prior to the Issue Date, provided that any such sale and substantially concurrent lease-back occurs within 270 days following such acquisition or the completion of such construction, as the case may be.

                 (b)     Notice of a Net Proceeds Offer pursuant to this
Section 4.15 shall be mailed, by first class mail, by Holdings not less than 325 days nor more than 365 days after the relevant Asset Sale to all Holders at their last registered addresses, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Proceeds Offer and shall state the following terms:

                 (1)     that the Net Proceeds Offer is being made pursuant to
        Section 4.15 and that all Securities tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Securities tendered in a Net Proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, Holdings shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by Holdings so that only Securities in denominations of $10.00 or multiples thereof shall be purchased, except for Secondary Securities that were issued in denominations other than $10.00);

                 (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed, other than as may be required by law) (the "Proceeds Purchase Date");

                 (3) that any Security not tendered will continue to accrue interest if interest is then accruing;

                 (4) that, unless Holdings defaults in making payment therefor, any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Proceeds Purchase Date;

                 (5) that Holders electing to have a Security purchased pursuant to a Net Proceeds Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Proceeds Purchase Date;

                 (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than two Business Days prior to the Proceeds Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

                 (7) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

                 (8) that the Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

                 On or before the Proceeds Purchase Date, Holdings shall (i) accept for payment Securities or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (b)(l) above,
(ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of all Securities to be purchased and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by Holdings. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price (and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered). Holdings will publicly announce the results of the Net Proceeds Offer on or as soon as practicable after the Proceeds Purchase Date. For purposes of this
Section 4.15, the Trustee shall act as the Paying Agent.

                 (c) Holdings shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Net Proceeds Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.15, Holdings shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

                 Any amounts remaining after the purchase of Securities pursuant to a Net Proceeds Offer shall be returned by the Trustee to Holdings.

Section 4.16.    Limitation on Senior Subordinated Indebtedness.

                 Holdings shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that by its terms is subordinate or junior in right of payment to any Senior Indebtedness and senior in right of payment to the Securities.

Section 4.17.    Limitation on Preferred Stock of Subsidiaries.

        Holdings shall not permit any of its Subsidiaries to issue any Preferred Stock (other than to Holdings or a wholly-owned Subsidiary), or permit any person (other than Holdings or a wholly-owned Subsidiary) to own or hold an interest in any Preferred Stock of any such Subsidiary, unless such Subsidiary would be entitled to incur Indebtedness in accordance with the provisions of Section 4.12 in the aggregate principal amount equal to the aggregate liquidation value of such Preferred Stock.


Section 4.18. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

                 Holdings shall not, and shall not permit any Subsidiary to, directly or indirectly, create or suffer to exist, or allow to become effective any consensual Payment Restriction with respect to any of its Subsidiaries, except for (a) any such restrictions contained in (i) the Credit Agreement as in effect on the Issue Date, as any such Payment Restriction may apply to any present or future Subsidiary, (ii) this Indenture, the Senior Discount Note Indenture, the Senior Discount Debenture Indenture, the indentures with respect to Existing Indebtedness and any other agreement in effect at or entered into on the Issue Date, (iii) Indebtedness of a person existing at the time such person becomes a Subsidiary (provided that (x) such Indebtedness is not incurred in connection with, or in contemplation of, such person becoming a Subsidiary, (y) such restriction is not applicable to any person, or the properties or assets of any person, other than the person so acquired and (z) such Indebtedness is otherwise permitted to be incurred pursuant to Section 4.12), (iv) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 4.12 and 4.13 that limit the right of the debtor to dispose of the assets securing such Indebtedness; (b) customary non-assignment provisions restricting subletting or assignment of any lease or other agreement entered into by a Subsidiary; (c) customary net worth provisions contained in leases and other agreements entered into by a Subsidiary in the ordinary course of business; (d) customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary; (e) customary provisions in joint venture agreements and other similar agreements;
(f) restrictions contained in Indebtedness incurred to refinance, refund, extend or renew Indebtedness referred to in clause (a) above; provided that the restrictions contained therein are not materially more restrictive taken as a whole, than those provided for in such Indebtedness being refinanced, refunded, extended or renewed, and (g) Payment Restrictions contained in any other Indebtedness permitted to be incurred subsequent to the Issue Date pursuant to the provisions of Section 4.12; provided that any such Payment Restrictions are ordinary and customary with respect to the type of Indebtedness being incurred (under the relevant circumstances) and, in any event, no more restrictive than the most restrictive Payment Restrictions in effect on the Issue Date.


                                   ARTICLE V

                             SUCCESSOR CORPORATION

Section 5.1.     When Holdings May Merge, Etc.

                 (a) Holdings, in a single transaction or through a series of related transactions, shall not (i) consolidate with or merge with or into any other person, or transfer (by lease, assignment, sale or otherwise) all or substantially all of its properties and assets as an entirety or substantially as an entirety to another person or group of affiliated persons or (ii) adopt a Plan of Liquidation, unless, in either case:

                 (1) either Holdings shall be the continuing person, or the person (if other than Holdings) formed by such consolidation or into which Holdings is merged or to which all or substantially all of the properties and assets of Holdings as an entirety or substantially as an entirety are transferred (or, in the case of a Plan of Liquidation, any person to which assets are transferred) (Holdings or such other person being hereinafter referred to as the "Surviving Person") shall be a corporation organized and validly existing under the laws of the United States, any state thereof or the District of Columbia, and shall expressly assume, by an indenture supplement, all the obligations of Holdings under the Securities and this Indenture;

                 (2) immediately after and giving effect to such transaction and the assumption contemplated by clause (1) above and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, (A) the Surviving Person shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of Holdings immediately preceding the transaction and (B) the Surviving Person could incur at least $1 of additional Indebtedness other than Permitted Indebtedness pursuant to Section 4.12; and

                 (3) immediately before and immediately after and giving effect to such transaction and the assumption of the obligations as set forth in clause (1) above and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing.

                 (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more direct or indirect Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of Holdings shall be deemed to be the transfer of all or substantially all of the properties and assets of Holdings.

Section 5.2.     Successor Corporation Substituted.

                 Upon any consolidation or merger or any transfer of all or substantially all of the assets of Holdings or any adoption of a Plan of Liquidation by Holdings in accordance with Section 5.1, the Surviving Person formed by such consolidation or into which Holdings is merged or to which such transfer is made, (or, in the case of a Plan of Liquidation, to which assets are transferred) shall succeed to, and be substituted for, and may exercise every right and power of, Holdings under this Indenture with the same effect as if such surviving person had been named as Holdings herein; provided, however, that solely for purposes of computing amounts described in subclause (c) of
Section 4.3, any such surviving person shall only be deemed to have succeeded to and be substituted for Holdings with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets. When a successor corporation assumes all of the obligations of Holdings hereunder and under the Securities and agrees to be bound hereby and thereby, the predecessor shall be released from such obligations.

                                   ARTICLE VI

                              DEFAULT AND REMEDIES

Section 6.1.     Events of Default.

                 An "Event of Default" occurs if:

                 (1) Holdings defaults in the payment of interest on any Securities when the same becomes due and payable and the default continues for a period of 30 days;

                 (2) Holdings defaults in the payment of the principal of the Securities when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise (including the failure to repurchase Securities tendered pursuant to the requirements set forth in Sections 4.14 and 4.15), whether or not such payment shall be prohibited by the provisions of Article Eleven hereof;

                 (3) Holdings fails to comply with any of its other agreements or covenants in, or provisions of, the Securities or this Indenture and the default continues for the period and after the notice specified below;

                 (4) there shall be a default under any bond, debenture, or other evidence of Indebtedness of Holdings or of any Significant Subsidiary or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any such Indebtedness, whether such Indebtedness now exists or shall hereafter be created, if both (A) such default either (i) results from the failure to pay such Indebtedness at its stated final maturity (that is, the date of the last principal installment of any installment Indebtedness under the instrument or agreement pursuant to or under which such Indebtedness was created or is evidenced) or (ii) relates to an obligation (including any obligation to pay interest, to purchase such Indebtedness or to pay the principal of such Indebtedness, other than the obligation to pay any principal of such Indebtedness at its stated final maturity) and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity or the maturity of which has been so accelerated, aggregates $25 million or more at any one time outstanding;

                 (5) Holdings or any Significant Subsidiary (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property or (D) makes a general assignment for the benefit of its creditors;

                 (6) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of Holdings or any Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of Holdings or any Significant Subsidiary, (B) appoint a Custodian of Holdings or any Significant Subsidiary or for all or any substantial part of their respective properties or (C) order the winding-up or liquidation of Holdings' or any Significant Subsidiary's affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

                 (7) the lenders under the Credit Agreement shall commence judicial proceedings to foreclose upon any material portion of the assets of Holdings and its Subsidiaries; or

                 (8) any final judgment or order for payment of money in excess of $25 million shall be entered against Holdings or any Significant Subsidiary by a court of competent jurisdiction and shall remain undischarged for a period of 60 days after such judgment becomes final and nonappealable.

                 A Default under clause (3) above (other than in the case of any Default under Section 4.3, 4.14, 4.15 or 5.1, which Defaults shall be Events of Default with the notice specified in this paragraph but without the passage of time specified in this paragraph) is not an Event of Default until the Trustee notifies Holdings, or the Holders of at least 25% in aggregate principal amount of the outstanding Securities notify Holdings and the Trustee, of the Default, and Holdings does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if so requested by the Holders of at least 25% in aggregate principal amount of the Securities then outstanding. When a Default is cured, it ceases.

Section 6.2.     Acceleration.

                 (a) If an Event of Default (other than an Event of Default specified in Section 6.1(5) or (6) with respect to Holdings or any Significant Subsidiary) occurs and is continuing, the Trustee may, by notice to Holdings (and, if any Indebtedness is outstanding under the Credit Agreement or the Credit Agreement is otherwise in effect, to the Credit Agent), or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by written notice to Holdings and the Trustee, and the Trustee shall (with notice to the Credit Agent if any Indebtedness is outstanding under the Credit Agreement or the Credit Agreement is otherwise in effect), upon the request of such Holders, declare the aggregate principal amount of the Securities outstanding, together with accrued but unpaid interest thereon to the date of payment, to be due and payable and, upon any such declaration, the same shall become and be due and payable; provided, that so long as the Credit Agreement shall be in force and effect, if any such Event of Default shall have occurred and be continuing, any such acceleration shall not be effective until the earlier of (a) five Business Days following a notice of acceleration given to Holdings and the Credit Agent and only if upon such fifth Business Day such Event of Default shall be continuing or (b) the acceleration of any Indebtedness under the Credit Agreement. If an Event of Default specified in
Section 6.1(5) or (6) occurs with respect to Holdings or any Significant Subsidiary, all unpaid principal and accrued interest on the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Upon payment of such principal amount, interest, and premium, if any, all of Holdings' obligations under the Securities and this Indenture, other than obligations under Section 7.7, shall terminate. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (i) all existing Events of Default, other than the non-payment of the principal and interest on the Securities which have become due solely by such declaration of acceleration, have been cured or waived, (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, and (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

                 (b) In the event of a declaration of acceleration under this Indenture because an Event of Default set forth in Section 6.1(4) has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if either (i) the holders of the Indebtedness which is the subject of such Event of Default have waived such failure to pay at maturity or have rescinded the acceleration in respect of such Indebtedness within 90 days of such maturity or declaration of acceleration, as the case may be, and no other Event of Default has occurred during such 90-day period which has not been cured or waived, or (ii) such Indebtedness shall have been discharged or the maturity thereof shall have been extended such that it is not then due and payable, or the underlying default has been cured (and any acceleration based thereon of such other Indebtedness has been rescinded), within 90 days of such maturity or declaration of acceleration, as the case may be.

Section 6.3.     Other Remedies.

                 If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                 The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.4.     Waiver of Past Defaults.

                 Subject to Sections 6.7 and 9.2, the Holders of at least fifty four percent (54%) in aggregate principal amount of the outstanding Securities (or at least a majority in aggregate principal amount of the outstanding Securities in the event that EJDC shall cease to beneficially own at least a majority in aggregate principal amount of the outstanding Securities), by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in clauses (1) and (2) of Section 6.1. When a Default or Event of Default is waived, it is cured and ceases.

Section 6.5.     Control by Majority.

                 The Holders of at least a majority in aggregate principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it including, without limitation, any remedies provided for in Section 6.3. Subject to Section 7.1, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.6.     Limitation on Suits.

                 A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

                 (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                 (2) the Holder or Holders of at least 25% in aggregate principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

                 (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

                 (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                 (5) during such 60-day period the Holder or Holders of at least 25% in aggregate principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

                 A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

Section 6.7.     Rights of Holders To Receive Payment.

                 Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 6.8.     Collection Suit by Trustee.

                 If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against Holdings or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9.     Trustee May File Proofs of Claim.

                 The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to Holdings or any other obligor upon the Securities, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.    Priorities.

                 If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

                 First:  to the Trustee for amounts due under Section 7.7;

                 Second: if the Holders are forced to proceed against Holdings directly without the Trustee, to the Holders for their collection costs;

                 Third: to the Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                 Fourth:  to Holdings.

                 The Trustee, upon prior notice to Holdings, may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.10.

Section 6.11.    Undertaking for Costs.

                 In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the outstanding Securities.

                                  ARTICLE VII

                                    TRUSTEE

                 The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

Section 7.1.     Duties of Trustee.

                 (a) If a Default or an Event of Default of which the Trustee is aware has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                 (b) Except during the continuance of a Default or an Event of Default:

                 (1) The Trustee need undertake to perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are against the Trustee.

                 (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                 (c) The Trustee shall have no liability except for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                 (1)     This paragraph does not limit the effect of paragraph
        (b) of this Section 7.1.

                 (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                 (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

                 (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                 (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this
Section 7.1.

                 (f) The Trustee shall not be liable for interest on any assets received by it. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

Section 7.2.     Rights of Trustee.

                 Subject to Section 7.1:

                 (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                 (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require in addition to written direction from Holdings, an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 13.4 and 13.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                 (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

                 (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

                 (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                 (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Section 7.3.     Individual Rights of Trustee.

                 The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with Holdings, its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.





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
Section 7.4.     Trustee's Disclaimer.

                 The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for Holdings' use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than the Trustee's certificate of authentication.

Section 7.5.     Notice of Default.

                 If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs or if such Default or Event of Default is not known to the Trustee during such 90-day period, promptly after such Default or Event of Default becomes known to the Trustee. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on, any Security, including the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or payment when due pursuant to a Net Proceeds Offer, the Trustee may withhold the notice if and so long as its board of directors, the executive committee of its board of directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

Section 7.6.     Reports By Trustee to Holders.

                 Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

                 A copy of each report at the time of its mailing to Holders shall be mailed to Holdings and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

                 Holdings shall notify the Trustee if the Securities become listed on any stock exchange.

Section 7.7.     Compensation and Indemnity.

                 Holdings shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Holdings shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it including, without limitation, any taxes imposed on the trust or on the income from the Securities. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                 Holdings shall indemnify the Trustee for, and hold it harmless against, any loss or liability incurred by it except for such actions to the extent caused by any negligence or bad faith on its part, arising out of or in connection with the administration of this trust and its rights or duties hereunder. The Trustee shall notify Holdings promptly of any claim asserted against the Trustee for which it may seek indemnity. Holdings shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and Holdings shall pay the reasonable fees and expenses of such counsel; provided that Holdings will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between Holdings and the Trustee in connection with such defense as reasonably determined by the Trustee. Holdings need not pay for any settlement made without its written consent. Holdings need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

                 To secure Holdings' payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of, premium, if any, or interest on particular Securities.

                 When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(5) or (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8.     Replacement of Trustee.

                 The Trustee may resign by so notifying Holdings. The Holders of a majority in aggregate principal amount of the outstanding Securities may remove the Trustee by so notifying Holdings and the Trustee and may appoint a successor Trustee with Holdings' consent. Holdings may remove the Trustee if:

                 (1)     the Trustee fails to comply with Section 7.10;

                 (2)     the Trustee is adjudged a bankrupt or an insolvent;

                 (3) a receiver or other public officer takes charge of the Trustee or its property; or

                 (4)     the Trustee becomes incapable of acting.

                 If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, Holdings shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by Holdings.

                 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to Holdings. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, Holdings or the Holders of at least 10% in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 Notwithstanding replacement of the Trustee pursuant to this
Section 7.8, Holdings' obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

Section 7.9.     Successor Trustee by Merger, Etc.

                 If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

Section 7.10.    Eligibility; Disqualification.

                 This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of Holdings are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

Section 7.11.    Preferential Collection of Claims Against Holdings.

                 The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.





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
                                  ARTICLE VIII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1.     Option to Effect Legal Defeasance or Covenant Defeasance.

                 Holdings may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Securities upon compliance with the conditions set forth below in this Article Eight.

Section 8.2.     Legal Defeasance.

                 Upon Holdings' exercise under Section 8.1 hereof of the option applicable to this Section 8.2, Holdings shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that Holdings shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of Holdings, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal, of, premium, if any, and interest on such Securities when such payments are due, (b) Holdings' obligations with respect to such Securities under Article Two and Section 4.2 hereof, and, with respect to the Trustee, under Section 7.7, (c) the rights, powers, trusts, duties and immunities of the Trustee and Holdings' obligations in connection therewith, and (d) this Article Eight. Subject to compliance with this Article Eight, Holdings may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

Section 8.3.     Covenant Defeasance.

                 Upon Holdings' exercise under Section 8.1 hereof of the option applicable to this Section 8.3, Holdings shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 4.3, 4.6 through 4.9 and
4.11 through 4.18 and Article V hereof with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not





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

be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities, Holdings may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon Holdings' exercise under Section 8.1 hereof of the option applicable to this Section 8.3 hereof, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Section 6.1(3) (but only to the extent it relates to a breach of any of the covenants contained in Sections 4.3, 4.6 through 4.9 and 4.11 through 4.18 and Article V hereof), shall not constitute an Event of Default.

Section 8.4.     Conditions to Legal or Covenant Defeasance.

        The following shall be the conditions to the application of either
Section 8.2 or 8.3 hereof to the outstanding Securities:

                 In order to exercise either Legal Defeasance or Covenant
Defeasance:

                                  (a)     Holdings must have irrevocably
                 deposited with the Trustee, in trust, for the benefit of the Holders of the Securities, cash in United States dollars, or direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged ("U.S. Government Obligations"), or a combination thereof, in such amounts and at such times as will be sufficient, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Securities to redemption or maturity provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities on the Maturity Date or such redemption date, as the case may be;

                                  (b)     in the case of an election under
                 Section 8.2 hereof, Holdings shall have delivered to the Trustee an Opinion of Counsel stating that (A) Holdings has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and Legal Defeasance had not occurred;

                                  (c)     in the case of an election under
                 Section 8.3 hereof, Holdings shall have delivered to the Trustee an Opinion of Counsel stating that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if deposit and such Covenant Defeasance had not occurred;

                                  (d)     no Default or Event of Default shall
                 have occurred and be continuing on the date of such deposit or insofar as Section 6.1(5) or 6.1(6) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day);

                                  (e)     such Legal Defeasance or Covenant
                 Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which Holdings is a party or by which Holdings is bound (and in that connection, the Trustee shall have received a certificate from the
                 administrative   agent under the Credit Agreement to that
                 effect with respect to such Credit Agreement if then in effect);

                                  (f)     Holdings shall have delivered to the
                 Trustee an Opinion of Counsel to the effect that, assuming that no Default or Event of Default shall occur and be continuing under Section 6.1(5) or 6.1(6) during the period ending on the 91st day after the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                                  (g)     Holdings shall have delivered to the
                 Trustee an Officers' Certificate stating that the deposit was not made by Holdings with the intent of preferring the Holders over the other creditors of Holdings or with the intent of defeating, hindering, delaying or defrauding creditors of Holdings, or others; and

                                  (h)     Holdings shall have delivered to the
                 Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.5. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

                 Subject to Section 8.6 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.4 hereof in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (excluding Holdings or any Affiliate thereof) as Holdings shall determine and direct in writing, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                 Holdings shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities. Holdings' obligation to pay and indemnify the Trustee as set forth in this paragraph shall survive the termination of this Indenture and the Securities.

                 Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to Holdings from time to time upon the request of Holdings any money or non-callable U.S. Government Obligations held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.6.     Repayment to Holdings.

                 Any money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to Holdings on its request or shall be discharged from such trust; and the Holder of such Security shall thereafter, as a creditor, look only to Holdings for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of Holdings cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to Holdings.





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
Section 8.7.     Reinstatement.

                 If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 8.2 or
8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then Holdings' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if Holdings makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, Holdings shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE IX

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.1.     Without Consent of Holders.

                 Holdings, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Securities without notice to or consent of any Holder:

                 (1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not adversely affect the rights of any Holder hereunder;

                 (2)     to comply with Article Five;

                 (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
        Section 163(f) of the Internal Revenue Code of 1986, as from time to time amended, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Internal Revenue Code of 1986, as from time to time amended;

                 (4) to make any other change that does not adversely affect the rights of any Holders; or

                 (5) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA;

provided that Holdings has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this
Section 9.1.





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

Section 9.2.     With Consent of Holders.

                 Subject to Section 6.7, Holdings, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least fifty four percent (54%) in aggregate principal amount of the outstanding Securities (or at least a majority in aggregate principal amount of the outstanding Securities in the event that EJDC shall cease to beneficially own at least a majority in aggregate principal amount of the outstanding Securities), may amend or supplement this Indenture or the Securities, without notice to any other Holders. Subject to Section 6.7, the Holder or Holders of at least fifty four percent (54%) in aggregate principal amount of the outstanding Securities (or at least a majority in aggregate principal amount of the outstanding Securities in the event that EJDC shall cease to beneficially own at least a majority in aggregate principal amount of the outstanding Securities) may waive compliance by Holdings with any provision of this Indenture or the Securities without notice to any other Holder.
Without the consent of each Holder affected, however, no amendment, supplement or waiver, including a waiver pursuant to Section 6.4, may:

                 (1) change the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities;

                 (2) reduce the rate or extend the time for payment of interest on any Security;

                 (3)     reduce the principal amount of any Security;

                 (4) change the Maturity Date of any Security, or alter the redemption provisions contained in paragraph 5 of the Securities in a manner adverse to any Holder;

                 (5) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders or the rights of Holders to recover the principal of, interest on, or redemption payment with respect to, any Security;

                 (6) make any changes in Section 6.4, 6.7 or this third sentence of this Section 9.2; or

                 (7) make the principal of, or the interest on any Security payable with anything or in any manner other than as provided for in this Indenture and the Securities as in effect on the Issue Date.

        Without the consent of the Holder or Holders of at least 75% of the aggregate principal amount of the outstanding Securities, no such amendment, supplement or waiver may change the Change of Control Payment Date or the purchase price in connection with any repurchase of Securities pursuant to
Section 4.14 hereof in a manner adverse to any Holder or waive a Default or Event of Default resulting from a failure to comply with Section 4.14 hereof.





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

                 Without the consent of the Holder or Holders of at least 66-2/3% of the aggregate principal amount of the outstanding Securities, no change may be made to the provisions of Article Eleven that adversely affects the rights of any Holder under Article Eleven.

                 It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                 After an amendment, supplement or waiver under this Section becomes effective, Holdings shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of Holdings to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                 In connection with any amendment, supplement or waiver under this Article Nine, Holdings may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

                 Holdings agrees that no amendment, supplement or waiver under this Article Nine may make any change that adversely affects the rights under Article Eleven of any holders of Senior Indebtedness unless the holders of such Senior Indebtedness consent to the change.

Section 9.3.     Compliance with TIA.

                 Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

Section 9.4.     Revocation and Effect of Consents.

                 Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or Holdings received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

                 Holdings may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to revoke any consent previously given, whether or not such





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

persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                 After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses
(1) through (7) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 9.5.     Notation on or Exchange of Securities.

                 If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if Holdings or the Trustee so determines, Holdings in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 9.6.     Trustee To Sign Amendments, Etc.

                 The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture.

                                   ARTICLE X

                          MEETINGS OF SECURITYHOLDERS

Section 10.1.    Purposes for Which Meetings May Be Called.

                 A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article Ten for any of the following purposes:

                 (a) to give any notice to Holdings or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article Six;

                 (b) to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article Seven;

                 (c) to consent to an amendment, supplement or waiver pursuant to the provisions of Section 9.2; or

                 (d) to take any other action (i) authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture, or authorized or permitted by law or (ii) which the Trustee deems necessary or appropriate in connection with the administration of this Indenture.

Section 10.2.    Manner of Calling Meetings.

                 The Trustee may at any time call a meeting of Holders to take any action specified in Section 10.1, to be held at such time and at such place in New York, New York or elsewhere as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee, first-class postage prepaid, to Holdings and to the Holders at their last addresses as they shall appear on the registration books of the Registrar not less than 10 nor more than 60 days prior to the date fixed for a meeting.

                 Any meeting of Holders shall be valid without notice if the Holders of all Securities then outstanding are present in person or by proxy, or if notice is waived before or after the meeting by the Holders of all Securities outstanding, and if Holdings, any Subsidiary and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 10.3.    Call of Meetings by Holdings or Holders.

                 In case at any time Holdings, pursuant to a Board Resolution, or the Holders of not less than 10% in aggregate principal amount of the Securities then outstanding shall have requested the Trustee to call a meeting of Holders to take any action specified in Section 10.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then Holdings or the Holders in the amount above specified may determine the time and place in New York, New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in Section 10.2, or by causing notice thereof to be published at least once in each of two successive calendar weeks (on any Business Day during such week) in a newspaper or newspapers printed in the English language, customarily published at least five days a week of a general circulation in New York, New York, the first such publication to be not less than 10 nor more than 60 days prior to the date fixed for the meeting.





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

Section 10.4.    Who May Attend and Vote at Meetings.

                 To be entitled to vote at any meeting of Holders, a person shall (a) be a registered Holder of one or more Securities, or (b) be a person appointed by an instrument in writing as proxy for the registered Holder or Holders of Securities. The only persons who shall be entitled to be present or to speak at any meeting of Holders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of Holdings and its counsel.

Section 10.5. Regulations May Be Made by Trustee; Conduct of the Meeting; Voting Rights; Adjournment.

                 Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of Holders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Securities entitled to vote at such meeting, in which case those and only those persons who are Holders of Securities at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting whether or not they shall be such Holders at the time of the meeting.

                 The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by Holdings or by Holders as provided in Section 10.3, in which case Holdings or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Securities represented at the meeting and entitled to vote.

                 At any meeting each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Securities challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman may adjourn any such meeting if he is unable to determine whether any Holder or proxy shall be entitled to vote at such meeting. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 10.2 or Section 10.3 may be adjourned from time to time by vote of the Holders of a majority in aggregate principal amount of the Securities represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.





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Section 10.6.    Voting at the Meeting and Record To Be Kept.

                 The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amount of the Securities voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 10.2 or published as provided in Section 10.3. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to Holdings and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

                 Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 10.7. Exercise of Rights of Trustee or Holders May Not Be Hindered or Delayed by Call of Meeting.

                 Nothing contained in this Article Ten shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Securities.

                                   ARTICLE XI

                                 SUBORDINATION

Section 11.1.    Securities Subordinated to Senior Indebtedness.

                 Anything herein to the contrary notwithstanding, Holdings, for itself and its successors, and each Holder, by accepting a Security, agrees, that the payment of the Obligations with respect to the Securities is subordinated, to the extent and in the manner provided in this Article Eleven, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness.

                 This Article Eleven shall constitute a continuing offer to all persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness and such holders are made obligees hereunder and any





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

one or more of them may enforce such provisions. Holders of Senior Indebtedness need not prove reliance on the subordination provisions hereof.

                 The obligations of Holdings to the Trustee under Section 7.7 shall not be subject to the provisions of this Article Eleven.

Section 11.2.    No Payment on Securities in Certain Circumstances.

                 (a) Unless Section 11.3 shall be applicable, upon (1) the occurrence of a Payment Default and (2) receipt by the Trustee from the Representatives of written notice of such occurrence, then no direct or indirect payments (other than payments previously made pursuant to the provisions described under Articles Eight and Twelve of this Indenture or payments in Secondary Securities) or distribution of any assets of Holdings of any kind or character shall be made by or on behalf of Holdings on account of the Obligations on the Securities or on account of the purchase or redemption or other acquisition of the Securities whether pursuant to the terms of the Securities or upon acceleration or otherwise unless and until such Payment Default shall have been cured or waived or shall have ceased to exist, or such Designated Senior Indebtedness or Significant Senior Indebtedness, as the case may be, as to which such Payment Default relates shall have been discharged or paid in full in cash or Cash Equivalents, after which Holdings shall resume making any and all required payments in respect of the Securities, including any missed payments.

                 (b) Unless Section 11.3 shall be applicable, upon (1) the occurrence of a Non-Payment Default, and (2) the earlier to occur of (i) receipt by the Trustee from the Representative of written notice of such occurrence stating that such notice is a "Payment Blockage Notice" pursuant to
Section 11.2(b) of this Indenture, or (ii) if such Non-Payment Default results from the acceleration of the Securities, the date of such acceleration, no such payment (other than payments previously made pursuant to the provisions described under Articles Eight or Twelve of this Indenture or payments in Secondary Securities) or distribution of any assets of Holdings of any kind of character shall be made by Holdings on account of any principal of, premium, if any, or interest on the Securities or on account of the purchase or redemption or other acquisition of Securities for a period (the "Payment Blockage Period") commencing on the earlier of the date of receipt by the Trustee of the written notice of a Non-Payment Default from the Representative or the date of the acceleration referred to in clause (ii) above, as the case may be, unless and until the earlier to occur of the following events: (w) 179 days shall have elapsed since receipt of such notice or the date of acceleration of the Securities, as the case may be (provided such Designated Senior Indebtedness shall theretofore not have been accelerated), (x) such Non-Payment Default shall have been cured or waived or shall have ceased to exist, (y) such Designated Senior Indebtedness shall have been discharged or paid in full in cash or Cash Equivalents or (z) such Payment Blockage Period shall have been terminated by written notice to Holdings or the Trustee from the Representative initiating such Payment Blockage Period or the holders of at least a majority in principal amount of such issuance of, Designated Senior Indebtedness initiating such Payment Blockage Period, after which, in the case of clauses
(w), (x), (y) or (z), Holdings shall resume making any and all required payments in respect of the Securities, including any missed payments. Notwithstanding anything herein to the contrary, in no event will a Payment Blockage Period extend beyond 179 days from the date on which such Payment Blockage Period was commenced. Not more than one Payment Blockage Period may be commenced with respect to the Securities during any period of 365 consecutive days. No Non-Payment Default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to Designated Senior Indebtedness shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period whether or not within a period of 365 consecutive days unless such default shall have been cured or waived for a period of not less than 90 consecutive days.

                 (c) In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Security shall have received any payment prohibited by the foregoing provisions of this Section 11.2, then and in such event such payment shall be paid over and delivered forthwith to the Representatives or as a court of competent jurisdiction shall direct.

Section 11.3. Securities Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of Holdings.

                 Upon any payment or distribution of assets of Holdings of any kind or character, whether in cash, property or securities, upon any dissolution, winding-up, total or partial liquidation or total or partial reorganization of Holdings (including, without limitation, in bankruptcy, insolvency or receivership proceedings or upon any assignment for the benefit of creditors or any other marshalling of assets and liabilities of Holdings and whether voluntary or involuntary):

                 (a) the holders of all Senior Indebtedness shall first be entitled to receive payments in full in cash or Cash Equivalents of all amounts payable under Senior Indebtedness (including, with respect to Designated Senior Indebtedness, any interest accruing after the commencement of any such proceeding at the rate specified in the applicable Designated Senior Indebtedness whether or not interest is an allowed claim enforceable against Holdings in any such proceeding) before the Holders are entitled to receive any payment with respect to the Securities (excluding Permitted Subordinated Reorganization Securities) and until all Obligations with respect to the Senior Indebtedness are paid in full in cash or Cash Equivalents, any distribution to which the Holders would be entitled (excluding Permitted Subordinated Reorganization Securities) shall be made to the holders of Senior Indebtedness;

                 (b) any payment or distribution of assets of Holdings of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on behalf of the Holders would be entitled (excluding Permitted Subordinated Reorganization Securities) except for the provisions of this Article Eleven, shall be paid by the liquidating trustee or agent or other person making such a payment or distribution, directly to the holders of Senior Indebtedness or their Representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, until all Senior Indebtedness remaining unpaid shall have been paid in full in cash or Cash

        Equivalents, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                 (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets or securities of Holdings of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders or any Paying Agent on account of principal of, premium, if any, or interest on the Securities (excluding Permitted Subordinated Reorganization Securities) before all Senior Indebtedness is paid in full in cash or Cash Equivalents, such payment or distribution (subject to the provisions of Sections 11.6 and 11.7) shall be received, segregated from other funds, and held in trust by the Trustee or such Holder or Paying Agent for the benefit of, and shall immediately be paid over to, the holders of Senior Indebtedness or their Representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, until all Senior Indebtedness remaining unpaid shall have been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Notwithstanding anything to the contrary contained herein, in the absence of its gross negligence or wilful misconduct, the Trustee shall have no duty to collect or retrieve monies previously paid by it in good faith; provided that this sentence shall not affect the obligation of any other party receiving such payment to hold such payment for the benefit of, and to pay over such payment over to, the holders of Senior Indebtedness or their Representative.

                 The consolidation of Holdings with, or the merger of Holdings with or into, another person or the liquidation or dissolution of Holdings following the conveyance or lease of its properties and assets substantially as an entirety to another person upon the terms and conditions set forth in Article Five shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of Holdings for the purposes of this Article Eleven if the person formed by such consolidation or the surviving entity of such merger of the person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in such Article Five.

                 Holdings shall give prompt notice to the Trustee prior to any dissolution, winding-up, total or partial liquidation or total or partial reorganization of Holdings (including, without limitation, in bankruptcy, insolvency, or receivership proceedings or upon any assignment for the benefit of creditors or any other marshalling of Holdings' assets and liabilities).

Section 11.4. Holders to Be Subrogated to Rights of Holders of Senior Indebtedness.

                 Subject to the payment in full in cash or Cash Equivalents of all Senior Indebtedness, the Holders of Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of Holdings applicable to the Senior Indebtedness until all amounts owing on the Securities shall be paid in full in cash, and for the purpose of such subrogation no payments or distributions to the holders of Senior Indebtedness by or on behalf of Holdings, or by or on behalf of the Holders by virtue of this Article Eleven, which otherwise would have been made to the Holders, shall, as between Holdings and the Holders, be deemed to be payment by Holdings to or on account of the Senior Indebtedness, it being understood that the provisions of this Article Eleven are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

                 If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Eleven shall have been applied, pursuant to the provisions of this Article Eleven, to the payment of all amounts payable under the Senior Indebtedness, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of the Senior Indebtedness in full in cash or Cash Equivalents.

Section 11.5.    Obligations of Holdings Unconditional.

                 Nothing contained in this Article Eleven or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between Holdings and the Holders, the obligation of Holdings, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of Holdings other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Eleven, of the holders of Senior Indebtedness in respect of cash, property or securities of Holdings received upon the exercise of any such remedy. Upon any payment or distribution of assets or securities of Holdings referred to in this Article Eleven, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee or agent or other person making any payment or distribution to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of Holdings, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eleven. Nothing in this Section 11.5 shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 7.7.

Section 11.6. Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.

                 The Trustee shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee or any Paying Agent shall have received written notice thereof from Holdings or from one or more holders of Senior Indebtedness or from any Representative therefor and, prior





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

to the receipt of any such notice, the Trustee, subject to the provisions of Sections 7.1 and 7.2, shall be entitled in all respects conclusively to assume that no such fact exists.

Section 11.7.    Application by Trustee of Assets Deposited with It.

                 U.S. Legal Tender or U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Section 8.4 shall be for the sole benefit of Holders and, to the extent allocated for the payment of Securities, shall not be subject to the subordination provisions of this Article Eleven. Otherwise, any deposit of assets or securities by or on behalf of Holdings with the Trustee or any Paying Agent (whether or not in trust) for the payment of principal of or interest on any Securities shall be subject to the provisions of this Article Eleven; provided that if prior to the second Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of either principal of or interest on any Security) the Trustee or such Paying Agent shall not have received with respect to such assets the notice provided for in Section 11.6, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary received by it on or after such date. The foregoing shall not apply to the Paying Agent if Holdings or any Subsidiary or Affiliate of Holdings is acting as Paying Agent. Nothing contained in this
Section 11.7 (except the first sentence of this Section 11.7) shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by this Article Eleven.

Section 11.8. Subordination Rights Not Impaired by Acts or Omissions of Holdings or Holders of Senior Indebtedness.

                 No right of any present or future holders of any Senior Indebtedness to enforce the subordination provisions contained in this Article Eleven shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Holdings or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by Holdings with the terms of this Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with. Without limiting the generality of the foregoing, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Eleven or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against Holdings or any other person; provided, however, that in no event shall any such actions limit the right of the Holders of the Securities to take any action to accelerate the maturity of the Securities pursuant to Article Six hereof or to pursue any rights or remedies





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

hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

                 Each Holder by accepting a Security agrees that the Representative of any Senior Indebtedness (including without limitation, the Credit Agent), in its discretion, without notice or demand and without affecting any rights of any holder of Senior Indebtedness under this Article Eleven, may foreclose any mortgage or deed of trust covering interests in real property secured thereby, by judicial or nonjudicial sale; and such Holder hereby waives any defense to the enforcement by the Representative (including without limitation, the Credit Agent) of any Senior Indebtedness or by any holder of any Senior Indebtedness against such Holder of this Article Eleven after a judicial or nonjudicial sale or other disposition of its interests in real property secured by such mortgage or deed of trust; and such Holder expressly waives any defense or benefits that may be derived from California Civil Code Sections 2808, 2809, 2810, 2819, 2845, 2849 or 2850, or
California Code of Civil Procedure Sections 580a, 580d or 726, or comparable provisions of the laws of any other jurisdiction or any similar statute in effect in any other jurisdiction.

Section 11.9.    Holders Authorize Trustee to Effectuate Subordination of
                 Securities.

                 Each Holder by accepting a Security authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effect the subordination provisions contained in this Article Eleven, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of Holdings (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of Holdings) tending towards liquidation or reorganization of the business and assets of Holdings, the immediate filing of a claim for the unpaid balance of its or his Securities and Other Obligations in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their Representative to vote in respect of the claim of any Holder in any such proceeding.

Section 11.10.  Right of Trustee to Hold Senior Indebtedness.

                 The Trustee shall be entitled to all of the rights set forth in this Article Eleven in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.





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

Section 11.11.  Article Eleven Not to Prevent Events of Default.

                 The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article Eleven shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.1.

                 Nothing contained in this Article XI shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article VI or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article XI of the holders, from time to time, of Senior Indebtedness.

Section 11.12.  No Fiduciary Duty of Trustee to Holders of Senior Indebtedness.

                 The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders (other than for its willful misconduct or gross negligence) if it shall in good faith mistakenly pay over or deliver to the Holders of Securities or Holdings or any other person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Eleven or otherwise. Nothing in this Section 11.12 shall affect the obligation of any person other than the Trustee to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their Representative.


                                  ARTICLE XII

                           SATISFACTION AND DISCHARGE

Section 12.1.    Satisfaction and Discharge of the Indenture.

                 This Indenture will be discharged and will cease to be of further effect as to all outstanding Securities when either:

                 (a) all Securities theretofore authenticated and delivered (except lost, stolen or destroyed Securities which have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to Holdings) have been delivered to the Trustee for cancellation; or

                 (b)     (1)      all Securities not theretofore delivered to
        the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise and Holdings has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on the Securities not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

                         (2) Holdings has paid all sums payable by it under this Indenture; and





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


                         (3)      Holdings has delivered irrevocable
        instructions to the Trustee to apply the deposited money toward the payment of the Securities at maturity or the redemption date, as the case may be.

                 Notwithstanding (a) and (b) above, and any other provisions of this Indenture, the Obligations of Holdings set forth in Section 7.7 hereof shall survive the termination of this Indenture and the Securities.

Section 12.2.    Conditions to Satisfaction and Discharge of the Indenture.

                 Holdings shall deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been complied with.

                                  ARTICLE XIII

                                 MISCELLANEOUS

Section 13.1.    TIA Controls.

                 If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of Section 3.18(c) of the TIA, the imposed duties shall control.

Section 13.2.    Notices.

                 Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                 if to Holdings:

                 c/o Ralphs Grocery Company
                 1100 West Artesia Boulevard
                 Compton, California 90220

                 Attention:  Jan Charles Gray, Esq.

                 if to the Trustee:

                 Norwest Bank Minnesota, N.A.
                 Sixth and Marquette
                 Minneapolis, Minnesota  55479-0113

                 Attention:  Corporate Trust Administration





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

                 if to the Credit Agent:

                 Bankers Trust Company
                 One Bankers Trust Plaza
                 130 Liberty Street, 14th Floor
                 New York, New York 10006

                 Attention:       Mary Jo Jolly

                 with a copy to:

                 Bankers Trust Company
                 300 South Grand Avenue, 41st Floor
                 Los Angeles, California 90071

                 Attention:  Eric S. Swanson

                 Each of Holdings, the Trustee and the Credit Agent, by written notice to each other such person may designate additional or different addresses for notices to such person. Any notice or communication to Holdings, the Trustee and the Credit Agent shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

                 Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

                 Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 13.3.    Communications by Holders with Other Holders.

                 Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. Holdings, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

Section 13.4.    Certificate and Opinion as to Conditions Precedent.

                 Upon any request or application by Holdings to the Trustee to take any action under this Indenture, Holdings shall furnish to the Trustee:

                 (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                 (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 13.5.    Statements Required in Certificate or Opinion.

                 Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.7, shall include:

                 (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

Section 13.6.    Rules by Trustee, Paying Agent, Registrar.

                 The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

Section 13.7.    Legal Holidays.

                 A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York, Los Angeles, California or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 13.8.    Governing Law.

                 THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture.

Section 13.9.    No Adverse Interpretation of Other Agreements.

                 This Indenture may not be used to interpret another indenture, loan or debt agreement of any of Holdings or any Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10.  No Recourse Against Others.

                 A director, officer, employee, stockholder or incorporator, as such, of Holdings shall not have any liability for any obligations of Holdings under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Holder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

Section 13.11.  Successors.

                 All agreements of Holdings in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

Section 13.12.  Duplicate Originals.

                 All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

Section 13.13.  Severability.

                 In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 13.14.  No Violation.

                 Notwithstanding the provisions of this Indenture, in no event shall any transaction, agreement, payment or other event to be consummated, entered into or made in connection with the Merger, the Reincorporation Merger and the FFL Merger or any financing thereof be considered a violation of any provision of this Indenture or constitute a Change of Control hereunder.

                                                                       EXHIBIT A
    PURSUANT TO PROVISIONS OF THE INTERNAL REVENUE CODE OF 1986 RELATING TO
          ORIGINAL ISSUE DISCOUNT AND TREASURY REGULATIONS PUBLISHED
 THEREUNDER, THE FOLLOWING INFORMATION IS PROVIDED: (1) THIS SECURITY IS BEING
             ISSUED WITH ORIGINAL ISSUE DISCOUNT IN THE AMOUNT OF
   $2,777.84 PER $1,000 FACE AMOUNT; (2) THE ISSUE PRICE OF THIS SECURITY IS
           $1,000 PER $1,000 FACE AMOUNT; (3) THE ISSUE DATE OF THIS
 SECURITY IS JUNE 14, 1995; AND (4) THE YIELD TO MATURITY OF THIS SECURITY IS
                                   13.625%.

                           FOOD 4 LESS HOLDINGS, INC.
               13-5/8% Senior Subordinated Pay-in-Kind Debenture
                                    Due 2007

No.                                                                      $
FOOD 4 LESS HOLDINGS, INC., a Delaware corporation ("Holdings," which term includes any successor entity), for value received promises to pay to:
or registered assigns, the principal sum of           Dollars, on June 15,
2007.

                 Interest Payment Dates: June 15 and December 15 commencing December 15, 1995.

                 Record Dates:  June 1 and December 1.

                 Reference is made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                 IN WITNESS WHEREOF, Holdings has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:  June 14, 1995
                                             FOOD 4 LESS HOLDINGS, INC.

                                             By: ______________________________
                                                 Chief Executive Officer

                                             By: ______________________________
                                                 Senior Vice President, General
                                                 Counsel and Secretary

                 This is one of the Securities described in the within-mentioned Indenture.

                                             NORWEST BANK MINNESOTA,
                                             NATIONAL ASSOCIATION
                                             as Trustee

                                             __________________________________
                                             Authorized Signatory

                           FOOD 4 LESS HOLDINGS, INC.

               13-5/8% Senior Subordinated Pay-in-Kind Debenture
                                    Due 2007

1.      Interest.

                 FOOD 4 LESS HOLDINGS, INC., a Delaware corporation ("Holdings"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Holdings may, in its sole discretion, issue additional Securities ("Secondary Securities") in lieu of a cash payment of any or all of the interest due on any Interest Payment Date occurring on or prior to June 15, 2000. If Holdings issues Secondary Securities in lieu of cash payment, in whole or in part, of interest due on any Interest Payment Date occurring on or prior to June 15, 2000, pursuant to this paragraph, it shall give notice to the Trustee not less than 5 Business Days prior to the relevant Interest Payment Date, and shall instruct the Trustee (upon written order of Holdings signed by an Officer of Holdings given not less than 5 nor more than 45 days prior to such Interest Payment Date) to authenticate a Secondary Security, dated such Interest Payment Date, in a principal amount equal to the amount of interest not paid in cash in respect of this Security on such Interest Payment Date. Each issuance of Secondary Securities in lieu of cash payments of interest on the Securities shall be made pro rata with respect to the outstanding Securities. Any such Secondary Securities shall be governed by the Indenture and shall be subject to the same terms (including the maturity date and the rate of interest from time to time payable thereon) as this Security (except, as the case may be, with respect to the title, issuance date and aggregate principal amount). The term Securities shall include the Secondary Securities that may be issued under the Indenture.

                 Holdings will pay interest semi-annually in arrears on June 15 and December 15 of each year (the "Interest Payment Date"), commencing December 15, 1995. Interest on this Security will accrue from the date of issuance or from the most recent date to which interest has been paid. Interest will be computed on the basis of a 360-day year of twelve 30-day months and actual number of days elapsed.

                 Holdings shall pay interest on overdue principal and interest on overdue installments of interest, to the extent lawful, at the rate per annum borne by the Securities.

2.      Method of Payment.

                 Holdings shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Holdings shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender") (or, pursuant to Paragraph 1 hereof, in Secondary Securities). However, Holdings may pay principal and interest by its check payable in such U.S. Legal Tender or by wire transfer of federal funds

(or, pursuant to Paragraph 1 hereof, in Secondary Securities). Holdings may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.      Paying Agent and Registrar.

                 Initially, Norwest Bank Minnesota, National Association (the "Trustee"), will act as Paying Agent and Registrar. Holdings may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. Holdings or any Subsidiary may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.      Indenture.

                 Holdings issued the Securities under an Indenture, dated as of June 1, 1995 (the "Indenture"), between Holdings and the Trustee. This Security is one of a duly authorized issue of Securities of Holdings designated as its 13-5/8% Senior Subordinated Pay-in-Kind Debentures due 2007.
Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are general unsecured obligations of Holdings limited in aggregate principal amount to $131,500,000, except for Secondary Securities and except as otherwise provided in the Indenture.

5.      Optional Redemption.

        (a) The Securities may not be redeemed at the option of Holdings prior to June 15, 2000. Thereafter, upon at least 30 days' but not more than 60 days' notice to the Holders, Holdings may redeem all or any of the Securities at any time at redemption prices equal to the applicable percentage of the principal amount thereof set forth below, plus accrued interest, if any, to the Redemption Date (as defined in the Indenture) if redeemed during the 12-month period beginning June 15 of the years indicated below:

                                                                               Applicable
             Year                                                              Percentage
             ----                                                              ----------
             2000  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      106.8125%
             2001  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      105.1094%
             2002  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      103.4063%
             2003  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      101.7031%
             2004 and thereafter . . . . . . . . . . . . . . . . . . . . .      100.0000 %

        (b) Notwithstanding the foregoing, prior to June 15, 1998, Holdings may use the Net Proceeds (as defined in the Indenture) of a Public Equity Offering (as defined in the Indenture) of Holdings or the Company to redeem up to 35% of the Securities at a redemption price equal to 110% of the principal amount thereof plus accrued interest, if any, to the date of redemption.

                 In order to effect the foregoing redemption, Holdings shall send the notice required by Section 3.3 of the Indenture not later than 60 days after the Public Equity Offering Consummation Date (as defined in the Indenture).

6.      Notice of Redemption.

                 Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations larger than $1,000 may be redeemed in part.

                 Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless Holdings defaults in the payment of such Redemption Price, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price.

7.      Change of Control Offer.

                 In the event of a Change of Control, upon the satisfaction of the conditions set forth in the Indenture, Holdings shall be required to offer to purchase all of the then outstanding Securities pursuant to a Change of Control Offer at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued interest, if any, to the date of purchase. Holders of Securities which are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have such Securities repurchased in accordance with the provisions of the Indenture pursuant to and in accordance with the terms of the Indenture.

8.      Limitation on Disposition of Assets.

                 Under certain circumstances Holdings is required to apply the net proceeds from Asset Sales to the repayment of Indebtedness of Holdings or any Subsidiary, to make Related Business Investments and certain other investments or to purchase in a Net Proceeds Offer at a price equal to 100% of the aggregate principal amount thereof, plus accrued interest, if any, to the date of purchase, which shall in the aggregate equal the net proceeds required to be applied thereto.

9.      Subordination.

                 The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of Senior Indebtedness of Holdings whether outstanding on the Issue Date or thereafter created, incurred, assumed or guaranteed. Each Holder, by accepting a Security, agrees to such subordination and authorizes the Trustee to give it effect.

10.     Denominations; Transfer; Exchange.

                 The Securities are in registered form, without coupons, in denominations of $10.00 and integral multiples of $10.00 (other than Secondary Securities which may be in denominations of less than $10.00). A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption. No service charge shall be made for any transfer, registration or exchange, but Holdings may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, but not for any exchange pursuant to Section 2.2, 2.7, 2.10, 3.6, 4.14, 4.15 or 9.5 of the Indenture.

11.     Persons Deemed Owners.

                 The registered Holder of a Security shall be treated as the owner of it for all purposes.

12.     Unclaimed Money.

                 If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agents will pay the money back to Holdings at its request. After that, all liability of the Trustee and such Paying Agents with respect to such money shall cease.

13.     Discharge Prior to Redemption or Maturity.

                 If Holdings at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Securities to redemption or maturity and complies with the other provisions of the Indenture relating thereto, Holdings will be discharged from certain provisions of the Indenture and the Securities (including the financial covenants, but excluding its obligation to pay the principal of and interest on the Securities).

14.     Amendment; Supplement; Waiver.

                 Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least fifty four percent (and, in some cases, a majority) in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of fifty four percent (and, in some cases, a majority) in aggregate principal amount, as the case may be, of the Securities then outstanding. Without the consent of the Holders of at least 75% in aggregate principal amount of the Securities then outstanding, no such amendment, supplement or waiver may change the Change of Control Payment Date or the purchase price in connection with any repurchase of Securities pursuant to
Section 4.14 of the

Indenture in a manner adverse to any Holder or waive a Default or Event of Default resulting from a failure to comply with Section 4.14 of the Indenture. Without the consent of the Holders of at least 66-2/3% in aggregate principal amount of the Securities then outstanding, no change may be made to the provisions of Article Eleven of the Indenture that adversely affects the rights of any Holder under Article Eleven. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, comply with Article Five of the Indenture or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not adversely affect the rights of any Holder of a Security. An amendment may not make any change that adversely affects the rights under Article Eleven of the Indenture of any holders of Senior Indebtedness unless the holders of Senior Indebtedness consent to the change.

15.     Successors.

                 When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

16.     Defaults and Remedies.

                 If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

17.     Trustee Dealings with Holdings.

                 The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with Holdings, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

18.     No Recourse Against Others.

                 No stockholder, director, officer, employee or incorporator, as such, of Holdings shall have any liability for any obligation of Holdings under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

19.     Authentication.

                 This Security shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Security.

20.     Governing Law.

                 The Laws of the State of New York shall govern this Security and the Indenture.

21.     Abbreviations and Defined Terms.

                 Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22.     CUSIP Numbers.

                 Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, Holdings will cause CUSIP numbers to be printed on the Securities immediately prior to the qualification of the Indenture under the TIA as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

23.     Indenture.

                 Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                 Holdings will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to:
FOOD 4 LESS HOLDINGS, INC., c/o Ralphs Grocery Company, 1100 West Artesia Boulevard, Compton, California 90220, Attn: Jan Charles Gray, Esq.

24.     Certain Information Obligations.

                 To the extent permitted by applicable law or regulation, whether or not Holdings is subject to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), Holdings shall file with the SEC all quarterly and annual reports and such other information, documents or other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) required to be filed pursuant to such provisions of the Exchange Act. Holdings shall file with the Trustee copies of the quarterly and annual reports and the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that it is required to file with the SEC pursuant to the Indenture. At any time when Holdings is not permitted by applicable law or regulations to file the aforementioned reports, Holdings shall furnish the Trustee and the Holders with the information that Holdings would have had to provide to the SEC if Holdings had been subject to Section 13 or 15(d) of the Exchange Act.

25.     Holdings Indebtedness.

                 Each Holder acknowledges that Holdings is the sole obligor of the Securities and no Subsidiary of Holdings is a co-obligor or a guarantor of the Securities.

                              [FORM OF ASSIGNMENT]

To assign this Security, fill in the form below:
I or we assign and transfer this Security to
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
        (Print or type assignee's name, address and zip code)

Please insert Social Security or other
  identifying number of assignee


___________________________________________________________


and irrevocably appoint _______________________ agent to transfer this Security on the books of Holdings. The agent may substitute another to act for him.


Dated:_________________________     Signature:__________________________________


________________________________________________________________________________
         (Sign exactly as your name appears on the face of this Security)

Signature
Guarantee:______________________________________________________________________

                      [OPTION OF HOLDER TO ELECT PURCHASE]

                 If you want to elect to have this Security purchased by Holdings pursuant to Section 4.14 or Section 4.15 of the Indenture, as the case may be, check the appropriate box below:

Section 4.14 [   ] Section 4.15 [   ]


                 If you want to elect to have only part of this Security purchased by Holdings pursuant to Section 4.14 or Section 4.15 of the Indenture, as the case may be, state the amount you want to be purchased:


$

Date:____________________       Signature:____________________________________
                                            (Sign exactly as your name appears
                                            on the face of this Security)

Signature Guarantee:__________________________________________________________

                                  EXHIBIT I

 ------------------------------------------------------------------------------



                          FOOD 4 LESS HOLDINGS, INC.


                                     AND


                   UNITED STATES TRUST COMPANY OF NEW YORK


                                  AS TRUSTEE

                               ---------------

                                  INDENTURE


                           Dated as of June 1, 1995


                               ---------------

                 13-5/8% Senior Discount Debentures due 2005

 ------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE


 TIA                                                                          INDENTURE
Section                                                                       Section
- -------                                                                   ---------------
310(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7.10
     (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7.10
     (a)(3)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
     (a)(4)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
     (a)(5)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7.10
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7.8; 7.10; 12.2
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
311(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7.11
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7.11
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
312(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2.5
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12.3
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12.3
313(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7.6
     (b)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
     (b)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7.6
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7.6; 12.2
     (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7.6
314(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4.7; 4.9; 12.2
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
     (c)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7.2; 12.4
     (c)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7.2; 12.4
     (c)(3)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
     (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
     (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12.5
     (f)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
315(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7.1(b)
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7.5; 12.2
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7.1(a)
     (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7.1(c)
     (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6.11
316(a)(last sentence) . . . . . . . . . . . . . . . . . . . . . . . . . .         2.9
     (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6.5
     (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6.4
     (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6.7
317(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6.8
     (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6.9
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2.4
318(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12.1
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12.1
- -----------------------

N.A. means Not Applicable
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS


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                                                                                                          ----
ARTICLE I     DEFINITIONS AND INCORPORATION BY REFERENCE  . . . . . . . . . . . . . . . . . . . . . . .     1
Section 1.1.  Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
Section 1.2.  Incorporation by Reference of TIA   . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
Section 1.3.  Rules of Construction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21

ARTICLE II    THE SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
Section 2.1.  Form and Dating   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
Section 2.2.  Execution and Authentication  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
Section 2.3.  Registrar and Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
Section 2.4.  Paying Agent To Hold Assets in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . .    23
Section 2.5.  Securityholder Lists  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
Section 2.6.  Transfer and Exchange   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
Section 2.7.  Replacement Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
Section 2.8.  Outstanding Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
Section 2.9.  Treasury Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
Section 2.10. Temporary Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
Section 2.11. Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
Section 2.12. Defaulted Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
Section 2.13. CUSIP Number.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26

ARTICLE III   REDEMPTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
Section 3.1.  Notices to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
Section 3.2.  Selection of Securities To Be Redeemed  . . . . . . . . . . . . . . . . . . . . . . . . .    27
Section 3.3.  Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
Section 3.4.  Effect of Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
Section 3.5.  Deposit of Redemption Price   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
Section 3.6.  Securities Redeemed in Part   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28

ARTICLE IV    COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
Section 4.1.  Payment of Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
Section 4.2.  Maintenance of Office or Agency   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
Section 4.3.  Limitation on Restricted Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
Section 4.4.  Corporate Existence   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
Section 4.5.  Payment of Taxes and Other Claims   . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
Section 4.6.  Maintenance of Properties and Insurance   . . . . . . . . . . . . . . . . . . . . . . . .    31
Section 4.7.  Compliance Certificate; Notice of Default   . . . . . . . . . . . . . . . . . . . . . . .    32
Section 4.8.  Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
Section 4.9.  SEC Reports and Other Information   . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
Section 4.10. Waiver of Stay, Extension or Usury Laws   . . . . . . . . . . . . . . . . . . . . . . . .    33
Section 4.11. Limitation on Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . .    33
Section 4.12. Limitation on Incurrences of Additional Indebtedness  . . . . . . . . . . . . . . . . . .    35
Section 4.13. Limitation on Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35

                                                                                                          PAGE
                                                                                                          ----
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Section 4.14. Limitation on Change of Control   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
Section 4.15. Limitation on Asset Sales   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
Section 4.16. No Amendment to Subordination Provisions of Seller Debentures   . . . . . . . . . . . . .    40
Section 4.17. Limitation on Preferred Stock of Subsidiaries   . . . . . . . . . . . . . . . . . . . . .    40
Section 4.18. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries  . . . . . .    41

ARTICLE V     SUCCESSOR CORPORATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
Section 5.1.  When Holdings May Merge, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
Section 5.2.  Successor Corporation Substituted   . . . . . . . . . . . . . . . . . . . . . . . . . . .    42

ARTICLE VI    DEFAULT AND REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    43
Section 6.1.  Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    43
Section 6.2.  Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
Section 6.3.  Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
Section 6.4.  Waiver of Past Defaults   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
Section 6.5.  Control by Majority   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    46
Section 6.6.  Limitation on Suits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    46
Section 6.7.  Rights of Holders To Receive Payment  . . . . . . . . . . . . . . . . . . . . . . . . . .    46
Section 6.8.  Collection Suit by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
Section 6.9.  Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
Section 6.10. Priorities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
Section 6.11. Undertaking for Costs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48

ARTICLE VII   TRUSTEE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
Section 7.1.  Duties of Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
Section 7.2.  Rights of Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    49
Section 7.3.  Individual Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
Section 7.4.  Trustee's Disclaimer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
Section 7.5.  Notice of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
Section 7.6.  Reports By Trustee to Holders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
Section 7.7.  Compensation and Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
Section 7.8.  Replacement of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
Section 7.9.  Successor Trustee by Merger, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    52
Section 7.10. Eligibility; Disqualification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    52
Section 7.11. Preferential Collection of Claims Against Holdings  . . . . . . . . . . . . . . . . . . .    53

ARTICLE VIII  LEGAL DEFEASANCE AND COVENANT DEFEASANCE  . . . . . . . . . . . . . . . . . . . . . . . .    53
Section 8.1.  Option to Effect Legal Defeasance or Covenant Defeasance  . . . . . . . . . . . . . . . .    53
Section 8.2.  Legal Defeasance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    53
Section 8.3.  Covenant Defeasance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    53
Section 8.4.  Conditions to Legal or Covenant Defeasance  . . . . . . . . . . . . . . . . . . . . . . .    54
Section 8.5.  Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous
              Provisions.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    56
Section 8.6.  Repayment to Holdings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    56

                                                                                                          PAGE
                                                                                                          ----
Section 8.7.  Reinstatement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    56

ARTICLE IX    AMENDMENTS, SUPPLEMENTS AND WAIVERS   . . . . . . . . . . . . . . . . . . . . . . . . . .    57
Section 9.1.  Without Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    57
Section 9.2.  With Consent of Holders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    57
Section 9.3.  Compliance with TIA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    59
Section 9.4.  Revocation and Effect of Consents   . . . . . . . . . . . . . . . . . . . . . . . . . . .    59
Section 9.5.  Notation on or Exchange of Securities   . . . . . . . . . . . . . . . . . . . . . . . . .    60
Section 9.6.  Trustee To Sign Amendments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    60

ARTICLE X     MEETINGS OF SECURITYHOLDERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    60
Section 10.1. Purposes for Which Meetings May Be Called   . . . . . . . . . . . . . . . . . . . . . . .    60
Section 10.2. Manner of Calling Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    61
Section 10.3. Call of Meetings by Holdings or Holders   . . . . . . . . . . . . . . . . . . . . . . . .    61
Section 10.4. Who May Attend and Vote at Meetings   . . . . . . . . . . . . . . . . . . . . . . . . . .    61
Section 10.5. Regulations May Be Made by Trustee; Conduct of the Meeting; Voting Rights; Adjournment  .    61
Section 10.6. Voting at the Meeting and Record To Be Kept   . . . . . . . . . . . . . . . . . . . . . .    62
Section 10.7. Exercise of Rights of Trustee or Holders May Not Be Hindered or Delayed
              by Call of Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    63

ARTICLE XI    SATISFACTION AND DISCHARGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    63
Section 11.1. Satisfaction and Discharge of the Indenture   . . . . . . . . . . . . . . . . . . . . . .    63
Section 11.2. Conditions to Satisfaction and Discharge of the Indenture   . . . . . . . . . . . . . . .    64

ARTICLE XII   MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    64
Section 12.1. TIA Controls  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    64
Section 12.2. Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    64
Section 12.3. Communications by Holders with Other Holders  . . . . . . . . . . . . . . . . . . . . . .    65
Section 12.4. Certificate and Opinion as to Conditions Precedent  . . . . . . . . . . . . . . . . . . .    65
Section 12.5. Statements Required in Certificate or Opinion   . . . . . . . . . . . . . . . . . . . . .    65
Section 12.6. Rules by Trustee, Paying Agent, Registrar   . . . . . . . . . . . . . . . . . . . . . . .    66
Section 12.7. Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    66
Section 12.8. Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    66
Section 12.9. No Adverse Interpretation of Other Agreements   . . . . . . . . . . . . . . . . . . . . .    66
Section 12.10.  No Recourse Against Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    67
Section 12.11.  Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    67
Section 12.12.  Duplicate Originals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    67
Section 12.13.  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    67
Section 12.14.  No Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    67

INDENTURE dated as of June 1, 1995, between FOOD 4 LESS HOLDINGS, INC., a Delaware corporation ("Holdings"), and United States Trust Company of New York, as Trustee.

Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the 13-5/8% Senior Discount Debentures due 2005:


                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.     Definitions.

                 "Acceleration Notice"  shall have the meaning provided in
Section 6.2.

                 "Accreted Value" means, per $1,000 principal amount (at maturity) of Securities, (i) as of any date of determination prior to June 15, 2000, the sum of (A) $517.16, representing the initial purchase price of each Security and (B) the portion of the excess of the principal amount of each Security over such initial purchase price which shall have been accreted through such date, such amount to be so accreted on a daily basis and compounded semi-annually on each June 15 and December 15 at the rate of 13-5/8% per annum from the date of issuance of the Securities through the date of determination, computed on the basis of a 360-day year of twelve 30-day months and (ii) from and after June 15, 2000, $1,000.

                 "Acquired Indebtedness" means Indebtedness of a person or any of its subsidiaries existing at the time such person becomes a Subsidiary or assumed in connection with the acquisition of assets from such person and not incurred by such person in connection with, or in anticipation or contemplation of, such person becoming a Subsidiary or such acquisition.

                 "Affiliate" means, with respect to any person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of this Indenture, neither BT Securities Corporation nor any of its Affiliates shall be deemed to be an Affiliate of Holdings or any of its Subsidiaries.

                 "Affiliate Transaction" shall have the meaning provided in
Section 4.11.

                 "Agent" means any Registrar, Paying Agent or co-Registrar.

                 "Asset Sale" means, with respect to any person, any sale, transfer or other disposition or series of sales, transfers or other dispositions (including, without limitation, by merger or consolidation or by exchange of assets and whether by operation of law or otherwise), made by such person or any of its subsidiaries to any person other than such person or one of its wholly-owned subsidiaries (or, in the case of a sale, transfer or other disposition by a Subsidiary, to any person other than Holdings or a directly or indirectly wholly-owned Subsidiary) of any assets of such person or any of its subsidiaries including, without limitation, assets consisting of any Capital Stock or other securities held by such person or any of its subsidiaries, and any Capital Stock issued by any subsidiary of such person, in each case, outside of the ordinary course of business, excluding, however, any sale, transfer or other disposition, or series of related sales, transfers or other dispositions, (i) involving only Excluded Assets, (ii) resulting in Net Proceeds to Holdings and the Subsidiaries of $500,000 or less, (iii) pursuant to any foreclosure of assets or other remedy provided by applicable law to a creditor of Holdings or any Subsidiary with a Lien on such assets, which Lien is permitted under this Indenture, provided that such foreclosure or other remedy is conducted in a commercially reasonable manner or in accordance with any Bankruptcy Law, (iv) involving only Cash Equivalents or inventory in the ordinary course of business or obsolete equipment in the ordinary course of business consistent with past practices of Holdings or its Subsidiaries, (v) involving only the lease or sub-lease of any real or personal property in the ordinary course of business, or (vi) the proceeds of such Asset Sale which are not applied as contemplated in Section 4.15 hereof and which, together with all other such Asset Sale proceeds, do not exceed $20 million.

                 "Average Life" means, as of the date of determination, with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payments of such debt security multiplied by the amount of each such principal payment by (ii) the sum of all such principal payments.

                 "Bankruptcy Law" means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

                 "Board of Directors" means, with respect to any person, the Board of Directors of such person or any committee of the Board of Directors of such person duly authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such person.

                 "Board Resolution" means, with respect to any person, a duly adopted resolution of the Board of Directors of such person.

                 "Business Day" means a day that is not a Legal Holiday.

                 "Capital Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock of such person, including Preferred Stock.

                 "Capitalized Lease Obligation" means obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations determined in accordance with GAAP.

                 "Cash Equivalents" means (i) obligations issued or unconditionally guaranteed by the United States of America or any agency thereof, or obligations issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, (ii) commercial paper rated the highest grade by Moody's Investors Service, Inc.
and Standard & Poor's Ratings Group and maturing not more than one year from the date of creation thereof, (iii) time deposits with, and certificates of deposit and banker's acceptances issued by, any bank having capital surplus and undivided profits aggregating at least $500 million and maturing not more than one year from the date of creation thereof, (iv) repurchase agreements that are secured by a perfected security interest in an obligation described in clause
(i) and are with any bank described in clause (iii), (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500 million, and (c) has the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc. and (vi) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Ratings Group.

                 "Change of Control" means (I) the acquisition after the Issue Date, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by (i) any person or entity (other than any Permitted Holder) or (ii) any group of persons or entities (excluding any Permitted Holders) who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act), in either case, of any securities of Holdings such that, as a result of such acquisition, such person, entity or group beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, 40% or more of the then outstanding voting securities entitled to vote on a regular basis for a majority of the Board of Directors of Holdings (but only to the extent that such beneficial ownership is not shared with any Permitted Holder who has the power to direct the vote thereof); provided, however, that no such Change of Control shall be deemed to have occurred if (A) the Permitted Holders beneficially own, in the aggregate, at such time, a greater percentage of such voting securities than such other person, entity or group or (B) at the time of such acquisition, the Permitted Holders (or any of them) possess the ability (by contract or otherwise) to elect, or cause the election, of a majority of the members of Holdings' Board of Directors or (II) Holdings ceasing to own 100% of the outstanding voting securities entitled to vote on a regular basis to elect a majority of the Board of Directors of the Company (other than in connection with a merger of Holdings and the Company).

                 "Change of Control Date" shall have the meaning provided in
Section 4.14.

                 "Change of Control Offer" shall have the meaning provided in
Section 4.14.

                 "Change of Control Payment Date" shall have the meaning provided in Section 4.14.

                 "Company" means Food 4 Less Supermarkets, Inc., a Delaware corporation, and its successors, including, without limitation, Ralphs Supermarkets (to be renamed Ralphs Grocery Company) following the Merger.

                 "Consolidated Net Income" means, with respect to any person, for any period, the aggregate of the net income (or loss) of such person and its subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (a) the net income of any other person in which such person or any of its subsidiaries has an interest (which interest does not cause the net income of such other person to be consolidated with the net income of such person and its subsidiaries in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions actually paid to such person or such subsidiary by such other person in such period; (b) the net income of any subsidiary of such person that is subject to any Payment Restriction shall be excluded to the extent such Payment Restriction actually prevented the payment of an amount that otherwise could have been paid to, or received by, such person or a subsidiary of such person not subject to any Payment Restriction; provided, however, that with respect to the net income of Holdings, the net income of the Company and its wholly-owned subsidiaries shall not be so excluded, notwithstanding the existence of any such Payment Restriction, so long as the terms of any such consensual Payment Restriction limiting the payment of dividends are not materially more restrictive at the time of determination of Consolidated Net Income than the most restrictive Payment Restriction limiting the payment of dividends in effect on the Issue Date and so long as the Company continues to be a wholly-owned subsidiary of Holdings; and (c)(i) the net income (or loss) of any other person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (ii) all gains and losses realized on any Asset Sale, (iii) all gains realized upon or in connection with or as a consequence of the issuance of the Capital Stock of such person or any of its subsidiaries and any gains on pension reversions received by such person or any of its subsidiaries, (iv) all gains and losses realized on the purchase or other acquisition by such person or any of its subsidiaries of any securities of such person or any of its subsidiaries, (v) all gains and losses resulting from the cumulative effect of any accounting change pursuant to the application of Accounting Principles Board Opinion No. 20, as amended, (vi) all other extraordinary gains and losses, (vii) (A) all non-cash charges, (B) up to $10 million of severance costs and (C) any other restructuring reserves or charges (provided, however, that any cash payments actually made with respect to the liabilities for which such restructuring reserves or charges were created shall be deducted from Consolidated Net Income in the period when made), in each case, incurred by Holdings or any of its Subsidiaries in connection with the Merger, including, without limitation, the divestiture of the Excluded Assets,
(viii) losses incurred by Holdings and its Subsidiaries resulting from earthquakes and (ix) with respect to Holdings and its Subsidiaries, all deferred financing costs written off in connection with the early extinguishment of any Indebtedness, shall each be excluded.

                 "Consolidated Net Worth" means, with respect to any person, the total stockholders' equity (exclusive of any Disqualified Capital Stock) of such person and its subsidiaries determined on a consolidated basis in accordance with GAAP.

                 "Consulting Agreement" means that certain Consulting Agreement, dated as of the Issue Date, between Holdings, the Company and The Yucaipa Companies, as such Consulting Agreement may be amended or replaced, so long as any amounts paid under any amended or replacement agreement do not exceed the amounts payable under such Consulting Agreement as in effect on the Issue Date.

                 "Covenant Defeasance" shall have the meaning provided in
Section 8.3.

                 "Credit Agent" means, at any time, the then-acting Administrative Agent as defined in and under the Credit Agreement, which initially shall be Bankers Trust Company. Holdings shall promptly notify the Trustee of any change in the Credit Agent.

                 "Credit Agreement" means the Credit Agreement, dated as of the Issue Date, by and among the Company as borrower, Holdings as guarantor, certain of the Company's subsidiaries, the Lenders referred to therein and Bankers Trust Company, as administrative agent, as the same may be amended, extended, renewed, restated, supplemented or otherwise modified (in each case, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement governing Indebtedness incurred to refund, replace or refinance any borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or any such prior agreement as the same may be amended, extended, renewed, restated, supplemented or otherwise modified (in each case, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions). The term "Credit Agreement" shall include all related or ancillary documents, including, without limitation, any guarantee agreements and security documents. Holdings shall promptly notify the Trustee of any such refunding or refinancing of the Credit Agreement.

                 "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                 "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                 "Default Amount" means (i) if the Date of Declaration (as defined below) is prior to June 15, 2000, the unpaid Accreted Value of the Securities then outstanding as of the date on which the Securities are declared to be due and payable (the "Date of Declaration"), and (ii) if the Date of Declaration is on or after June 15, 2000, the aggregate principal amount of the Securities then outstanding as of the Date of Declaration, plus accrued and unpaid interest thereon to the Date of Declaration.

                 "Disqualified Capital Stock" means, (i) with respect to any person, any Capital Stock of such person or its subsidiaries that, by its terms, by the terms of any agreement related thereto or by the terms of any security into which it is convertible, putable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased by such person or its subsidiaries, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due, on or prior to the Maturity Date or any other Capital Stock of such person or its subsidiaries designated as Disqualified Capital Stock by such person at the time of issuance; provided, however, that if such Capital Stock is either (a) redeemable or repurchasable solely at the option of such person or (b) issued to employees of Holdings or its Subsidiaries or to any plan for the benefit of such employees, such Capital Stock shall not constitute Disqualified Capital Stock unless so designated; and (ii) with respect to any Subsidiary of Holdings, any Preferred Stock issued by a Subsidiary of Holdings other than Preferred Stock issued to Holdings.

                 "EBDIT" means, with respect to any person, for any period, the Consolidated Net Income of such person for such period, plus, in each case to the extent deducted in computing Consolidated Net Income of such person for such period (without duplication) (i) provisions for income taxes or similar charges recognized by such person and its consolidated subsidiaries accrued during such period, (ii) depreciation and amortization expense of such person and its consolidated subsidiaries accrued during such period (but only to the extent not included in Fixed Charges), (iii) Fixed Charges of such person and its consolidated subsidiaries for such period, (iv) LIFO charges (credits) of such person and its consolidated subsidiaries for such period, (v) the amount of any restructuring reserve or charge recorded during such period in accordance with GAAP, including any such reserve or charge related to the Merger, and (vi) any other non-cash charges reducing Consolidated Net Income for such period (excluding any such charge which requires an accrual of or a cash reserve for cash charges for any future period), less, without duplication, (i) non-cash items increasing Consolidated Net Income of such person for such period (excluding any such items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period) in each case determined in accordance with GAAP and (ii) the amount of all cash payments made by such person or its subsidiaries during such period to the extent that such cash payment has been provided for in a restructuring reserve or charge referred to in clause (v) above (and was not otherwise deducted in the computation of Consolidated Net Income of such person for such period).

                 "Event of Default" shall have the meaning provided in Section 6.1.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

                 "Excluded Assets" means assets of Holdings or any Subsidiary required to be disposed of by applicable regulatory authorities in connection with the Merger.

                 "Existing Indebtedness" means the following indebtedness of the Company to the extent outstanding on the Issue Date after giving effect to the Merger: (a) the 10.45% Senior Notes due 2004 issued pursuant to an indenture dated as of the date hereof; (b) the 10.45% Senior Notes due 2000 issued pursuant to an indenture dated as of April 15, 1992; (c) the 11% Senior Subordinated Notes due 2005 issued pursuant to an indenture dated as of the date hereof; (d) the 9% Senior Subordinated Notes due 2003 issued pursuant to an indenture dated as of March 30, 1993; (e) the 10 1/4% Senior Subordinated Notes due 2002 issued pursuant to an indenture dated as of July 29, 1992; (f) the 13.75% Senior Subordinated Notes due 2005 issued pursuant to an indenture dated as of the date hereof; and (g) the 13.75% Senior Subordinated Notes due 2001 issued pursuant to an indenture dated as of June 15, 1991.

                 "FFL" means Food 4 Less, Inc., a Delaware corporation and its successors, including, without limitation, Old Holdings following the FFL Merger and Holdings following the Reincorporation Merger.

 Merger, of FFL and Old Holdings.

                 "Final Accretion Date" means June 15, 2000.

                 "Fixed Charges" means, with respect to any person, for any period, the aggregate amount of (i) interest, whether expensed or capitalized, paid, accrued or scheduled to be paid or accrued during such period (except to the extent accrued in a prior period) in respect of all Indebtedness of such person and its consolidated subsidiaries (including (a) original issue discount on any Indebtedness (including (without duplication), in the case of Holdings, any original issue discount on the Seller Debentures, the Senior Discount Notes and the Securities but excluding amortization of debt issuance costs and (b) the interest portion of all deferred payment obligations, calculated in accordance with the effective interest method, in each case to the extent attributable to such period, but excluding the amortization of debt issuance costs) and (ii) dividend requirements on Preferred Stock of such person and its consolidated subsidiaries (whether in cash or otherwise (except dividends payable in shares of Qualified Capital Stock)) declared or paid or required to be declared or paid, during such period (except to the extent accrued in a prior period), and excluding items eliminated in consolidation. For purposes of this definition, (a) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Board of Directors of such person (as evidenced by a Board Resolution) to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP,
(b) interest on Indebtedness that is determined on a fluctuating basis shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest of such Indebtedness in effect on the date Fixed Charges are being calculated,
(c) interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as Holdings may designate, and (d) Fixed Charges shall be increased or reduced by the net cost (including amortization of discount) or benefit associated with Interest Swap Obligations attributable to such period. For purposes of clause
(ii) above, dividend requirements shall be increased to an amount representing the pretax earnings that would be required to cover such dividend requirements; accordingly, the increased amount shall be equal to a fraction, the numerator of which is the amount of such dividend requirements and the denominator of which is one (1) minus the applicable actual combined federal, state, local and foreign income tax rate of such person and its subsidiaries (expressed as a decimal), on a consolidated basis, for the fiscal year immediately preceding the date of the transaction giving rise to the need to calculate Fixed Charges.

                 "Foreign Exchange Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect against fluctuations in currency values.

                 "Forward Period" shall have the meaning set forth in the definition of "Operating Coverage Ratio" contained in this Section 1.1.

                 "GAAP" means generally accepted accounting principles as in effect in the United States of America as of the Issue Date.

                 "Holder" means the person in whose name a Security is registered on the Registrar's books.

                 "Holdings" means the party named as such above, until a successor replaces it in accordance with the terms of this Indenture, and thereafter means such successor.

                 "incur" shall have the meaning set forth in Section 4.12.

                 "Indebtedness" means with respect to any person, without duplication, (i) all liabilities, contingent or otherwise, of such person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (b) evidenced by bonds, notes, debentures, drafts accepted or similar instruments or letters of credit or representing the balance deferred and unpaid of the purchase price of any property (other than any such balance that represents an account payable or any other monetary obligation to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such person in the ordinary course of business of such person in connection with obtaining goods, materials or services and due within twelve months (or such longer period for payment as is customarily extended by such trade creditor) of the incurrence thereof, which account is not overdue by more than 90 days, according to the original terms of sale, unless such account payable is being contested in good faith), or (c) for the payment of money relating to a Capitalized Lease Obligation; (ii) the maximum fixed repurchase price of all Disqualified Capital Stock of such person; (iii) reimbursement obligations of such person with respect to letters of credit; (iv) obligations of such person with respect to Interest Swap Obligations and Foreign Exchange Agreements; (v) all liabilities of others of the kind described in the preceding clause (i), (ii), (iii) or (iv) that such person has guaranteed or that is otherwise its legal liability; and (vi) all obligations of others secured by a Lien to which any of the properties or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such person are subject, whether or not the obligations secured thereby shall have been assumed by such person or shall otherwise be such person's legal liability (provided that if the obligations so secured have not been assumed by such person or are not otherwise such person's legal liability, such obligations shall be deemed to be in an amount equal to the fair market value of such properties or assets, as determined in good faith by the Board of Directors of such person, which determination shall be evidenced by a Board Resolution). For purposes of the preceding sentence, the "maximum fixed repurchase price" of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock (or any equity security for which it may be exchanged or converted), such fair market value shall be determined in good faith by the Board of Directors of such person, which determination shall be evidenced by a Board Resolution. For purposes hereof, Indebtedness incurred by any person that is a general partnership (other than non-recourse Indebtedness) shall be deemed to have been incurred by the general partners of such partnership pro rata in accordance with their respective interests in the liabilities of such partnership unless any such general partner shall, in the reasonable determination of the Board of Directors of Holdings, be unable to satisfy its pro rata share of the liabilities of the partnership, in which case the pro rata share of any

Indebtedness attributable to such partner shall be deemed to be incurred at such time by the remaining general partners on a pro rata basis in accordance with their interests.

                 "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

                 "Independent Financial Advisor" means a reputable accounting, appraisal or nationally recognized investment banking or consulting firm that is, in the reasonable judgment of the Board of Directors of Holdings, qualified to perform the task for which such firm has been engaged hereunder and disinterested and independent with respect to Holdings and its Affiliates.

                 "Interest Payment Date" means the stated maturity of an installment of interest on the Securities.

                 "Interest Swap Obligation" means any obligation of any person pursuant to any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount; provided that the term "Interest Swap Obligation" shall also include interest rate exchange, collar, cap, swap option or similar agreements providing interest rate protection.

                 "Investment" by any person in any other person means any investment by such person in such other person, whether by share purchase, capital contribution, loan, advance (other than reasonable loans and advances to employees for moving and travel expenses, as salary advances, or to permit the purchase of Qualified Capital Stock of Holdings or any of its Subsidiaries and other similar customary expenses incurred, in each case in the ordinary course of business consistent with past practice) or similar credit extension constituting Indebtedness of such other person, and any guarantee of Indebtedness of any other person.

                 "Issue Date" means the date of original issuance of the Securities pursuant to this Indenture.

                 "Legal Defeasance" shall have the meaning provided in Section 8.2.

                 "Legal Holiday" shall have the meaning provided in Section
12.7.

                 "Letter of Credit Obligations" means Indebtedness of Subsidiaries with respect to letters of credit issued pursuant to the Credit Agreement, and for purposes of Section 4.12, the aggregate principal amount of Indebtedness outstanding at any time with respect thereto, shall be deemed to consist of (a) the aggregate maximum amount then available to be drawn under all such letters of credit (the determination of such maximum amount to assume compliance with all conditions for drawing), and (b) the aggregate amount that has then been paid by, and not reimbursed to, the issuers under such letters of credit.

                 "Lien" means any mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell which is intended to constitute or create a security interest, mortgage, pledge or lien, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien hereunder.

                 "Maturity Date" means July 15, 2005.

                 "Merger" means (i) the merger of the Company into Ralphs Supermarkets (with Ralphs Supermarkets surviving such merger) pursuant to the Merger Agreement and (ii) immediately following the merger described in clause
(i) of this definition, the merger of RGC into Ralphs Supermarkets (with Ralphs Supermarkets surviving such merger and changing its name to "Ralphs Grocery Company" in connection with such merger).

                 "Merger Agreement" means the Agreement and Plan of Merger, dated as of September 14, 1994, by and among Food 4 Less, Inc., a Delaware corporation, Old Holdings, Ralphs Supermarkets, the Company and the stockholders of Ralphs Supermarkets, as such agreement is in effect on the Issue Date.

                 "Net Cash Proceeds" means Net Proceeds of any Asset Sale received in the form of cash or Cash Equivalents.

                 "Net Proceeds" means (a) in the case of any Asset Sale or any issuance and sale by any person of Qualified Capital Stock, the aggregate net proceeds received by such person after payment of expenses, taxes, commissions and the like incurred in connection therewith, (and, in the case of any Asset Sale, net of the amount of cash applied to repay Indebtedness secured by the asset involved in such Asset Sale) whether such proceeds are in cash or in property (valued at the fair market value thereof at the time of receipt as determined with respect to any Asset Sale resulting in Net Proceeds in excess of $5 million in good faith by the Board of Directors of such person, which determination shall be evidenced by a Board Resolution) and (b) in the case of any conversion or exchange of any outstanding Indebtedness or Disqualified Capital Stock of such person for or into shares of Qualified Capital Stock of Holdings, the sum of (i) the fair market value of the proceeds received by Holdings in connection with the issuance of such Indebtedness or Disqualified Capital Stock on the date of such issuance and (ii) any additional amount paid by the holder to Holdings upon such conversion or exchange.

                 "Officer" means, with respect to any person, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Controller, or the Secretary of such person.

                 "Officers' Certificate" means, with respect to any person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such person and otherwise complying with the requirements of Sections 12.4 and 12.5.

                 "Old Holdings" means Food 4 Less Holdings, Inc., a California corporation, and its successors, including, without limitation, Holdings, following the Reincorporation Merger.

                 "Old RGC Notes" means the 9% Senior Subordinated Notes due 2003 and the 10-1/4% Senior Subordinated Notes due 2002 of Ralphs Grocery Company.

                 "Operating Coverage Ratio" means with respect to any person, the ratio of (1) EBDIT of such person for the period (the "Pro Forma Period") consisting of the most recent four full fiscal quarters for which financial information in respect thereof is available immediately prior to the date of the transaction giving rise to the need to calculate the Operating Coverage Ratio (the "Transaction Date") to (2) the aggregate Fixed Charges of such person for the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters immediately subsequent to such fiscal quarter (the "Forward Period") reasonably anticipated by the Board of Directors of such person to become due from time to time during such period. For purposes of this definition, if the Transaction Date occurs prior to the first anniversary of the Merger, "EBDIT" for the Pro Forma Period shall be calculated, in the case of Holdings, after giving effect on a pro forma basis to the Merger as if it had occurred on the first day of the Pro Forma Period. In addition to, but without duplication of, the foregoing, for purposes of this definition, "EBDIT" shall be calculated after giving effect (without duplication), on a pro forma basis for the Pro Forma Period (but no longer), to (a) any Investment, during the period commencing on the first day of the Pro Forma Period to and including the Transaction Date (the "Reference Period"), in any other person that, as a result of such Investment, becomes a subsidiary of such person, (b) the acquisition, during the Reference Period (by merger, consolidation or purchase of stock or assets) of any business or assets, which acquisition is not prohibited by this Indenture, and (c) any sales or other dispositions of assets (other than sales of inventory in the ordinary course of business) occurring during the Reference Period, in each case as if such incurrence, Investment, repayment, acquisition or asset sale had occurred on the first day of the Reference Period. In addition, for purposes of this definition, "Fixed Charges" shall be calculated after giving effect (without duplication), on a pro forma basis for the Forward Period, to any Indebtedness incurred or repaid on or after the first day of the Forward Period and prior to the Transaction Date. If such person or any of its subsidiaries directly or indirectly guarantees any Indebtedness of a third person, the Operating Coverage Ratio shall give effect to the incurrence of such Indebtedness as if such person or subsidiary had directly incurred such guaranteed Indebtedness.

                 "operating lease" means any lease the obligations under which do not constitute Capitalized Lease Obligations.

                 "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections 12.4 and 12.5. Unless otherwise required by the Trustee, the legal counsel may be an employee of or counsel to Holdings or the Trustee.

                 "Pari Passu Indebtedness" means, with respect to Holdings, Indebtedness that ranks pari passu in right of payment to the Securities (whether or not secured by any Lien) including the Senior Discount Notes, to the extent any remain outstanding following the Merger.

                 "Paying Agent" shall have the meaning provided in Section 2.3, except that, for the purposes of Articles Three and Eight and Sections 4.14 and 4.15, the Paying Agent shall not be Holdings or an Affiliate of Holdings.

                 "Payment Restriction" means, with respect to a subsidiary of any person, any encumbrance, restriction or limitation, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of (i) such subsidiary to (a) pay dividends or make other distributions on its Capital Stock or make payments on any obligation, liability or Indebtedness owed to such person or any other subsidiary of such person, (b) make loans or advances to such person or any other subsidiary of such person, or (c) transfer any of its properties or assets to such person or any other subsidiary of such person, or (ii) such person or any other subsidiary of such person to receive or retain any such (a) dividends, distributions or payments, (b) loans or advances, or
(c) transfer of properties or assets.

                 "Permitted Holder" means (i) Food 4 Less Equity Partners, L.P., The Yucaipa Companies or any entity controlled thereby or any of the partners thereof, (ii) Apollo Advisors, L.P., Lion Advisors, L.P., or any entity controlled thereby or any of the partners thereof, (iii) an employee benefit plan of Holdings or any Subsidiary, or any participant therein, (iv) a trustee or other fiduciary holding securities under an employee benefit plan of Holdings or any Subsidiary or (v) any Permitted Transferee of any of the foregoing persons.

                 "Permitted Indebtedness" means (a) Indebtedness of the Company and its subsidiaries (and the Company and each subsidiary (to the extent it is not an obligor) may guarantee such Indebtedness) pursuant to (i) the Term Loans in an aggregate principal amount at any time outstanding not to exceed $600 million less the aggregate amount of all principal repayments thereunder pursuant to and in accordance with the provisions of Section 4.15 subsequent to the Issue Date, (ii) the revolving credit facility under the Credit Agreement (including the Letter of Credit Obligations) in an aggregate principal amount at any time outstanding not to exceed $325 million, less all permanent reductions thereunder pursuant to and in accordance with the provisions of
Section 4.15, and (iii) any Indebtedness incurred under the Credit Agreement pursuant to and in compliance with (A) clause (o) of this definition and (B)
Section 4.12 (other than Permitted Indebtedness that is not incurred pursuant to clause (o) or this clause (a) of this definition); (b) any guarantee by Holdings of the Indebtedness referred to in the foregoing clause (a); (c) Indebtedness of Holdings or a Subsidiary owed to and held by Holdings or a Subsidiary; (d) Indebtedness incurred by Holdings or any Subsidiary in connection with the purchase or improvement of property (real or personal) or equipment or other capital expenditures in the ordinary course of business (including for the purchase of assets or stock of any retail grocery store or business) or consisting of Capitalized Lease Obligations, provided that (i) at the time of the incurrence thereof, such Indebtedness, together with any other Indebtedness incurred during the most recently completed four fiscal quarter period in reliance upon this clause (d) does not exceed, in the aggregate, 3% of net sales of Holdings and its Subsidiaries during the most recently completed four fiscal quarter period on a consolidated basis (calculated on a pro forma basis if the date of incurrence is prior to the end of the fourth fiscal quarter following the Merger) and (ii) such Indebtedness, together with all then outstanding Indebtedness incurred in reliance upon this clause (d) does not exceed, in the aggregate, 3% of the aggregate net sales of Holdings and its Subsidiaries during the most recently completed twelve fiscal quarter period on a consolidated basis (calculated on a pro forma basis if the date of incurrence is prior to the end of the twelfth fiscal quarter following the Merger); (e) Indebtedness incurred by Holdings or any Subsidiary in connection with capital expenditures in an aggregate principal amount not exceeding $150 million, provided that such capital expenditures relate solely to the integration of the operations of Ralphs Supermarkets, the Company, and their respective subsidiaries as described in that certain Registration Statement of Holdings dated June 2, 1995; (f) Indebtedness of Holdings or any Subsidiary incurred under Foreign Exchange Agreements and Interest Swap Obligations entered into with respect to Indebtedness otherwise permitted to be outstanding pursuant to Section 4.12 or this definition of "Permitted Indebtedness" in a notional amount not exceeding the aggregate principal amount of such Indebtedness; (g) guarantees incurred in the ordinary course of business by Holdings or a Subsidiary of Indebtedness of any other person in the aggregate not to exceed $25 million at any time outstanding; (h) guarantees by Holdings or a Subsidiary of Indebtedness incurred by a wholly-owned Subsidiary so long as the incurrence of such Indebtedness incurred by such wholly-owned Subsidiary is permitted under the terms of this Indenture; (i) Refinancing Indebtedness; (j) Indebtedness for letters of credit relating to workers' compensation claims and self-insurance or similar requirements in the ordinary course of business; (k) Existing Indebtedness and other Indebtedness outstanding on the Issue Date (after giving effect to the Merger); (l) Indebtedness arising from guarantees of Indebtedness of Holdings or any Subsidiary or other agreements of Holdings or a Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by Holdings and its Subsidiaries in connection with such disposition; (m) obligations in respect of performance bonds and completion guarantees provided by Holdings or any Subsidiary in the ordinary course of business; (n) Indebtedness of Holdings with respect to the Senior Discount Notes, if any, the Securities (including the accretion of the Senior Discount Notes and the Securities up to their respective stated principal amount at maturity) and the Seller Debentures (including the issuance of secondary securities in lieu of cash interest payments pursuant to the terms of the Seller Debenture Indenture); and (o) additional Indebtedness of Holdings or any Subsidiary in an amount not to exceed $175 million at any time outstanding.

                 "Permitted Investment" by any person means (i) any Related Business Investment, (ii) Investments in securities not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to
Section 4.15 or any other disposition of assets not constituting an Asset Sale by reason of the $500,000 threshold contained in the definition thereof, (iii) cash and Cash Equivalents, (iv) Investments existing on the Issue Date, (v) Investments specifically permitted by and made in accordance with Section 4.11,
(vi)

Investments in any Subsidiary or by any Subsidiary in Holdings or by any Subsidiary in other Subsidiaries, and (vii) additional Investments in an aggregate amount not exceeding $15 million.

                 "Permitted Liens" means (i) Liens for taxes, assessments and governmental charges or claims not yet due or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business, deposits made to obtain the release of such Liens, and with respect to amounts not yet delinquent for a period of more than 60 days or being contested in good faith by an appropriate process of law, and for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made; (iii) Liens incurred or pledges or deposits made in the ordinary course of business to secure obligations under workers' compensation, unemployment insurance and other types of social security or similar legislation; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, zoning or other restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of Holdings or any of its Subsidiaries incurred in the ordinary course of business; (vi) Liens upon specific items of inventory or other goods and proceeds of any person securing such person's obligations in respect of bankers' acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business; (vii) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (viii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of nondelinquent customs duties in connection with the importation of goods; (ix) judgement and attachment Liens not giving rise to a Default or Event of Default; (x) leases or subleases granted to others not interfering in any material respect with the business of Holdings or any Subsidiary; (xi) Liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business that are within the general parameters customary in the industry, in each case securing Indebtedness under Interest Swap Obligations and Foreign Exchange Agreements and forward contracts, option futures contracts, futures options or similar agreements or arrangements designed to protect Holdings or any Subsidiary from fluctuations in the price of commodities; (xii) Liens encumbering deposits made in the ordinary course of business to secure nondelinquent obligations arising from statutory, regulatory, contractual or warranty requirements of Holdings or its Subsidiaries for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made; (xiii) Liens arising out of consignment or similar arrangements for the sale of goods entered into by Holdings or any Subsidiary in the ordinary course of business in accordance with past practices; (xiv) any interest or title of a lessor in the property subject to any lease, whether characterized as capitalized or operating other than any such interest or title resulting from or arising out of a default by Holdings or any Subsidiary of its obligations under such lease; (xv) Liens arising from filing UCC financial statements for precautionary purposes in connection with true leases of personal property that are otherwise permitted under this Indenture and under which Holdings or any Subsidiary is lessee; and (xvi) additional Liens securing Indebtedness of the Company at any one time outstanding not exceeding the sum of (i) $ 25 million and (ii) 10% of the aggregate Consolidated Net Income of the Company earned subsequent to the Issue Date and on or prior to such time.

                 "Permitted Payments" means (i) any payment by Holdings or any Subsidiary to The Yucaipa Companies or the principals or any Affiliates thereof for consulting, management, investment banking or similar services, or for reimbursement of losses, costs and expenses pursuant to the Consulting Agreement, (ii) any payment by Holdings or any Subsidiary to Apollo Advisors, L.P. or the principals or any Affiliates thereof in an aggregate amount not to exceed $5 million as a commitment fee in connection with the purchase of equity securities of Holdings on the Issue Date, (iii) any payment by Holdings or any Subsidiary, (a) in connection with repurchases of outstanding shares of Holdings' common stock following the death, disability or termination of employment of management stockholders, and (b) of amounts required to be paid by Holdings or any Subsidiaries to participants or former participants in employee benefit plans upon any termination of employment by such participants, as provided in the documents related thereto, in an aggregate amount (for both clauses (a) and (b)) not to exceed $10 million in any Yearly Period (provided that any unused amounts may be carried over to any subsequent Yearly Period subject to a maximum amount of $20 million in any Yearly Period), (iv) the loan by Holdings or any Subsidiary on the Issue Date to RGC Investment Co. of not more than $5 million and (v) for so long as the sole business activity of such partnership is to acquire, hold, sell, exchange, transfer or otherwise dispose of all or any portion of the Securities and to manage its investment in the Securities, any payment by Holdings or any of its Subsidiaries to fund ongoing costs and expenses of RGC Partners, L.P. pursuant to the Subscription Agreement and the Registration Rights Agreement.

                 "Permitted Transferees" means, with respect to any person, (i) any Affiliate of such person, (ii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any such person, (iii) a trust, the beneficiaries of which, or a corporation or partnership, the stockholders or general or limited partners of which, include only such person or his or her spouse or lineal descendants, in each case to whom such person has transferred the beneficial ownership of any securities of Holdings, (iv) any investment account whose investment managers and investment advisors consist solely of such person and/or Permitted Transferees of such person, and
(v) any investment fund or investment entity that is a subsidiary of such person or a Permitted Transferee of such person.

                 "Person" or "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

                 "Plan of Liquidation" means, with respect to any person, a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such person otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such person to holders of Capital Stock of such person.

                 "Preferred Stock" means, with respect to any person, Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over shares of Capital Stock of any other class of such person.

                 "principal" of any Indebtedness (including the Securities) means the principal of such Indebtedness plus the premium, if any, on such Indebtedness.

                 "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act, as interpreted by Holdings' chief financial officer or Board of Directors in consultation with its independent certified public accountants.

                 "Pro Forma Period" shall have the meaning set forth in the definition of Operating Coverage Ratio contained in this Section 1.1.

                 "Public Equity Offering" means an underwritten public offering of common stock of Holdings or the Company pursuant to a registration statement filed with the SEC in accordance with the Securities Act which public equity offering results in gross proceeds to Holdings or the Company of not less than $20,000,000.

                 "Public Equity Offering Consummation Date" means the first date on which Holdings or the Company receives any proceeds from a Public Equity Offering.

                 "Qualified Capital Stock" means, with respect to any person, any Capital Stock of such person that is not Disqualified Capital Stock.

                 "Ralphs Supermarkets" means Ralphs Supermarkets, Inc., a Delaware corporation, until a successor replaces it and thereafter means such successor.

                 "Record Date" means the Record Dates specified in the Securities; provided that if any such date is a Legal Holiday, the Record Date shall be the first day immediately preceding such specified day that is not a Legal Holiday.

                 "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and Paragraph 5 of the Securities annexed hereto as Exhibit A.

                 "Redemption Price," when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture and Paragraph 5 of the Securities annexed hereto as Exhibit A.

                 "Reference Date" shall have the meaning provided in Section
4.3.

                 "Reference Period" shall have the meaning provided in the definition of "Operating Coverage Ratio" contained in this Section 1.1.

                 "Refinancing Indebtedness" means, with respect to any person, Indebtedness of such person issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used to substantially concurrently repay, redeem, refund, refinance, discharge or otherwise retire for value, in whole or in part (collectively, "repay"), or constituting an amendment, modification or supplement to, or a deferral or renewal of (collectively, an "amendment"), any Indebtedness of such person existing on the Issue Date or Indebtedness (other than Permitted Indebtedness, except Permitted Indebtedness incurred pursuant to clauses (b), (d), (e), (i), (k) and (n) of the definition thereof) incurred in accordance with this Indenture (a) in a principal amount (or, if such Refinancing Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon the acceleration thereof, with an original issue price) not in excess of (without duplication) (i) the principal amount or the original issue price, as the case may be, of the Indebtedness so refinanced (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement) plus (ii) unpaid accrued interest on such Indebtedness plus (iii) premiums, penalties, fees and expenses actually incurred by such person in connection with the repayment or amendment thereof and (b) with respect to Refinancing Indebtedness that repays or constitutes an amendment to Subordinated Indebtedness, such Refinancing Indebtedness (x) shall not have any fixed mandatory redemption or sinking fund requirement in an amount greater than or at a time prior to the amounts and times specified in such repaid or amended Subordinated Indebtedness, except to the extent that any such requirement applies on a date after the Maturity Date and (y) shall contain subordination and default provisions no less favorable in any material respect to Holders than those contained in such repaid or amended Subordinated Indebtedness.

                 "Registrar" shall have the meaning provided in Section 2.3.

                 "Registration Rights Agreement" means that certain Registration Rights Agreement by and among Holdings, the Company and RGC Partners, L.P. as such Registration Rights Agreement may be amended or replaced, so long as any amounts paid under any amended or replacement agreement do not exceed the amounts payable under such Registration Rights Agreement as in effect on the Issue Date.

                 "Reincorporation Merger" means the merger, prior to the Merger, of Old Holdings with and into Holdings.

                 "Related Business Investment" means (i) any Investment by a person in any other person a majority of whose revenues are derived from the operation of one or more retail grocery stores or supermarkets or any other line of business engaged in by Holdings or any of its Subsidiaries as of the Issue Date; (ii) any Investment by such person in any cooperative or other supplier, including, without limitation, any joint venture which is intended to supply any product or service useful to the business of Holdings and its Subsidiaries as it is conducted as of the Issue Date and as such business may thereafter evolve or change; and (iii) any capital expenditure or Investment, in each case reasonably related to the business of Holdings and its Subsidiaries as it is conducted as of the Issue Date and as such business may thereafter evolve or change.

                 "Restricted Debt Prepayment" means any purchase, redemption, defeasance (including, but not limited to, in-substance or legal defeasance) or other acquisition or retirement for value directly or indirectly by Holdings or a Subsidiary, prior to the scheduled maturity or prior to any scheduled repayment of principal or any sinking fund payment, as the case may be, in respect of any Subordinated Indebtedness.

                 "Restricted Payment" means any (i) Stock Payment or (ii) Investment (other than a Permitted Investment) or (iii) Restricted Debt Prepayment.

                 "RGC" means Ralphs Grocery Company, a Delaware corporation, until a successor replaces it and thereafter means such successor.

                 "SEC" means the Securities and Exchange Commission.

                 "Securities" means the 13-5/8% Senior Discount Debentures due 2005 of Holdings issued pursuant to this Indenture, as the same may be modified or amended from time to time and refinancings thereof, to the extent such refinancing indebtedness is permitted to be incurred under this Indenture.

                 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                 "Seller Debentures" means the 13-5/8% Senior Subordinated Pay-in-Kind Debentures due 2007 of Holdings, including any additional 13 5/8% Senior Subordinated Pay-in-Kind Debentures due 2007 issued as interest thereon, in each case, issued pursuant to the Seller Debenture Indenture, as the same may be modified or amended from time to time and refinancings thereof.

                 "Seller Debenture Indenture" means the indenture between Holdings and Norwest Bank Minnesota, National Association, as trustee, dated as of the Issue Date, pursuant to which the Seller Debentures will be issued, as amended or supplemented from time to time and refinancings thereof to the extent such refinancing indebtedness is permitted to be incurred under this Indenture.

                 "Senior Discount Notes" means the 15.25% Senior Discount Notes due 2004 of Old Holdings issued pursuant to the Senior Discount Note Indenture, as the same may be modified or amended from time to time and refinancings thereof, to the extent such refinancing indebtedness is permitted to be incurred under this Indenture.

                 "Senior Discount Note Indenture" means the indenture between Old Holdings and United States Trust Company of New York, as trustee, dated as of December 15, 1992, pursuant to which the Senior Discount Notes were issued, as amended or supplemented from time to time and future refinancings thereof to the extent such refinancing indebtedness is permitted to be incurred under this Indenture.

                 "Significant Stockholder" means, with respect to any person, any other person who is the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of more than 10% of any class of equity securities of such person that are entitled to vote on a regular basis for the election of directors of such person.

                 "Significant Subsidiary" means each Subsidiary of Holdings that is either (a) a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X under the Securities Act and the Exchange Act (as such regulation is in effect on the Issue Date) or (b) material to the financial condition or results of operations of Holdings and its Subsidiaries taken as a whole.

                 "Stock Payment" means, with respect to any person, (a) the declaration or payment by such person, either in cash or in property, of any dividend on (except, in the case of Holdings, dividends payable solely in Qualified Capital Stock of Holdings), or the making by such person or any of its subsidiaries of any other distribution in respect of, such person's Qualified Capital Stock or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than exchangeable or convertible Indebtedness of such person), or (b) the redemption, repurchase, retirement or other acquisition for value by such person or any of its subsidiaries, directly or indirectly, of such person's Qualified Capital Stock (and, in the case of a Subsidiary, Qualified Capital Stock of Holdings) or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than exchangeable or convertible Indebtedness of such person), other than, in the case of Holdings, through the issuance in exchange therefor solely of Qualified Capital Stock of Holdings; provided, however, that in the case of a Subsidiary, the term "Stock Payment" shall not include any such payment with respect to its Capital Stock or warrants, rights or options to purchase or acquire shares of any class of its Capital Stock that are owned solely by Holdings or a wholly-owned Subsidiary.

                 "Subordinated Indebtedness" means Indebtedness of Holdings that is subordinated in right of payment to the Securities including Indebtedness under the Seller Debentures.

                 "Subscription Agreement" means that certain Subscription Agreement between RGC Partners, L.P., Holdings, the Company and the partnership investors listed on Exhibit A thereto, as such Subscription Agreement may be amended or replaced, so long as any amounts paid under any amended or replacement agreement do not exceed the amounts payable with such Subscription Agreement as in effect on the Issue Date.

                 "subsidiary" of any person means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly, owned by such person, by one or more subsidiaries of such person or by such person and one or more subsidiaries of such person or (ii) a partnership in which such person or a subsidiary of such person is, at the date of determination, a general partner of such partnership, but only if such person or its subsidiary is entitled to receive more than 50% of the assets of such partnership upon its dissolution, or (iii) any other person (other than a corporation or a partnership) in which such person, a subsidiary of such person or such person and one or more subsidiaries of such person, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

                 "Subsidiary" means any subsidiary of Holdings.

                 "Surviving Person" shall have the meaning provided in Section 5.1.

                 "Term Loans" means the term loan facility under the Credit Agreement and any agreement governing Indebtedness incurred to refund, replace or refinance any borrowings outstanding under such facility or under any prior refunding, replacement or refinancing thereof (in each case, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions).

                 "The Yucaipa Companies" means The Yucaipa Companies, a California general partnership, or any successor thereto which is an Affiliate of Ronald W. Burkle or his Permitted Transferees and which has been established for the sole purpose of changing the form of The Yucaipa Companies from that of a partnership to that of a limited liability company or any other form of entity which is not materially adverse to the rights of the Holders under this Indenture.

                 "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended, as in effect on the date this Indenture is qualified under the TIA, except as otherwise provided in Section 9.3.

                 "Transaction Date" shall have the meaning provided in the definition of "Operating Coverage Ratio" contained in this Section 1.1.

                 "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                 "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                 "U.S. Government Obligations" shall have the meaning provided in Section 8.4.

                 "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                 "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

                 "wholly-owned Subsidiary" means any Subsidiary all of the shares of Capital Stock of which (other than directors' qualifying shares) are at the time directly or indirectly owned by Holdings.

                 "Yearly Period" means each fiscal year of Holdings; provided that the first Yearly Period shall begin on the Issue Date and shall end on January 28, 1996.

Section 1.2.     Incorporation by Reference of TIA.

                 Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

                 "Commission" means the SEC.

                 "indenture securities" means the Securities.

                 "indenture security holder" means a Holder.

                 "indenture to be qualified" means this Indenture.

                 "indenture trustee" or "institutional trustee" means the Trustee.

                 "obligor" on the indenture securities means Holdings or any other obligor on the Securities.

                 All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.3.     Rules of Construction.

                 Unless the context otherwise requires:

                 (1)      a term has the meaning assigned to it;

                 (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                 (3)      "or" is not exclusive;

                 (4) words in the singular include the plural, and words in the plural include the singular;

                 (5) provisions apply to successive events and transactions; and

                 (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


                                   ARTICLE II

                                 THE SECURITIES

Section 2.1.     Form and Dating.

                 The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage or as required by the Registration Rights Agreement. Holdings and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

                 The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, Holdings and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.2.     Execution and Authentication.

                 Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for Holdings by manual or facsimile signature.

                 If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                 A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                 The Trustee shall authenticate Securities, for original issue in the aggregate principal amount (at maturity) of up to $193,363,570 upon a written order of Holdings in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount (at maturity) of Securities outstanding at any time may not exceed





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

$193,363,570, except as provided in Section 2.7 and 2.8. Upon the written order of Holdings in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of Holdings.

                 The Securities shall be issuable only in registered form without coupons in denominations of $10.00 and any integral multiple thereof.

                 The Trustee may appoint an authenticating agent reasonably acceptable to Holdings to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holdings and Affiliates of Holdings.

Section 2.3.     Registrar and Paying Agent.

                 Holdings shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Securities may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon Holdings in respect of the Securities and this Indenture may be served. Holdings may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve Holdings of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. Holdings may act as its own Registrar or Paying Agent except that for the purposes of Articles Three and Eight and Sections 4.14 and 4.15, neither Holdings nor any Affiliate shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. Holdings, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional paying agent. Holdings initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

                 Holdings shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. Holdings shall notify the Trustee, in advance, of the name and address of any such Agent. If Holdings fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

Section 2.4.     Paying Agent To Hold Assets in Trust.

                 Holdings shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets for the payment of principal of, or interest on, the Securities (whether such assets have been distributed to it by Holdings or any other obligor on the Securities), and shall notify the Trustee of any Default by Holdings (or any other obligor on the Securities) in making any such





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

payment. If Holdings or an Affiliate acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund. Holdings at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets so distributed. Upon distribution to the Trustee of all assets that shall have been delivered by Holdings to the Paying Agent, the Paying Agent shall have no further liability for such assets.

Section 2.5.     Securityholder Lists.

                 The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, Holdings shall furnish to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

Section 2.6.     Transfer and Exchange.

                 When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of the Registrar are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to Holdings and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. The Registrar need not transfer or exchange any Securities selected for redemption. Also, it need not transfer or exchange any Securities for a period of 30 days before a selection of Securities to be redeemed. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall make the exchange as requested if the requirements of the Registrar are met. Holdings shall cooperate with the Registrar in meeting its requirements. To permit transfers, registration and exchanges, the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any transfer, registration or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, but not for any exchange pursuant to Section 2.2, 2.7, 2.10, 3.6, 4.14, 4.15 or 9.5.

Section 2.7.     Replacement Securities.

                 If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, Holdings shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or Holdings, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both Holdings and the Trustee, to protect Holdings, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. Holdings may charge such Holder for its reasonable, out-of-pocket expenses in replacing a

Security, including reasonable fees and expenses of counsel. Every replacement Security shall constitute an additional obligation of Holdings.

Section 2.8.     Outstanding Securities.

                 Securities outstanding at any time are all the Securities that have been authenticated by the Trustee, except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because Holdings or any of its Affiliates holds the Security.

                 If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to
Section 2.7.

                 If on a Redemption Date or the Maturity Date the Paying Agent (other than Holdings or any Subsidiary) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

Section 2.9.     Treasury Securities.

                 In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by Holdings or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows or has reason to know are so owned shall be disregarded. Notwithstanding the foregoing and except as otherwise provided by the TIA and in Article IX, a majority of Securities not owned by Holdings or any of its Affiliates shall be sufficient to approve any such direction, waiver or consent.

Section 2.10.    Temporary Securities.

                 Until definitive Securities are ready for delivery, Holdings may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that Holdings considers appropriate for temporary Securities. Without unreasonable delay, Holdings shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

Section 2.11.    Cancellation.

                 Holdings at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than Holdings or any Subsidiary), and no one else, shall cancel and,





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

at the written direction of Holdings, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to
Section 2.7, Holdings may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If Holdings or any Subsidiary shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

Section 2.12.    Defaulted Interest.

                 If Holdings defaults in a payment of interest on the Securities, it shall, unless the Trustee fixes another record date pursuant to
Section 6.10, pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by Holdings for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, Holdings shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

Section 2.13.    CUSIP Number.

                 Holdings in issuing the Securities may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.


                                  ARTICLE III

                                   REDEMPTION

Section 3.1.     Notices to Trustee.

                 If Holdings elects to redeem Securities pursuant to Paragraph 5 of the Securities it shall notify the Trustee, with a copy to the Credit Agent, of the Redemption Date and aggregate principal amount of the Securities to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders (at Holdings' expense) at least 30 days (unless a shorter notice shall be satisfactory to the Trustee) but not more than 60 days before the Redemption Date. In order to effect a redemption pursuant to Paragraph 5 of the Securities with the proceeds of a Public Equity Offering, Holdings shall send the redemption notice not later than 60 days after the consummation of such Public Equity Offering. Any notice given pursuant to this Section 3.1 may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.





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

Section 3.2.     Selection of Securities To Be Redeemed.

                 If fewer than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata, by lot or by such other method as the Trustee considers to be fair and appropriate and in such manner as complies with applicable legal and stock exchange requirements, if any; provided, however, that any redemption pursuant to paragraph 5(b) of the Securities shall be made on a pro rata basis unless such method is otherwise legally prohibited.

                 Securities in denominations of less than $1,000 shall be redeemed first. Thereafter the Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify Holdings in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the aggregate principal amount thereof to be redeemed. Securities in denominations of $1,000 or less may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 principal amount at maturity or any integral multiple thereof) of the principal amount of Securities that have denominations larger than $1,000 principal amount at maturity. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

Section 3.3.     Notice of Redemption.

                 At least 30 days but not more than 60 days before a Redemption Date, Holdings shall mail a notice of redemption by first class mail to each Holder whose Securities are to be redeemed at such Holder's registered address, with a copy to the Trustee and the Credit Agent. In order to effect a redemption pursuant to Paragraph 5 of the Securities with the proceeds of a Public Equity Offering, Holdings shall send the redemption notice not later than 60 days after the consummation of such Public Equity Offering. At Holdings' request, the Trustee shall give the notice of redemption in Holdings' name and at Holdings' expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

                 (1)      the Redemption Date;

                 (2)      the Redemption Price;

                 (3)      the name and address of the Paying Agent;

                 (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                 (5) that, unless Holdings defaults in making the redemption payment or accrued interest, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

                 (6) if any Security is being redeemed in part, the portion of the principal amount (in integral multiples of $10.00 principal amount at maturity) of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in the principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof; and

                 (7) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof to be redeemed), as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption.

Section 3.4.     Effect of Notice of Redemption.

                 Once notice of redemption is mailed in accordance with Section 3.3, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price.

Section 3.5.     Deposit of Redemption Price.

                 On or before the Redemption Date, Holdings shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price of all Securities to be redeemed on that date (other than Securities or portions thereof called for redemption on that date which have been delivered by Holdings to the Trustee for cancellation). The Paying Agent shall promptly return to Holdings any U.S. Legal Tender so deposited which is not required for that purpose upon the written request of Holdings, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

                 If Holdings complies with the preceding paragraph, then, unless Holdings defaults in the payment of such Redemption Price, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment.

                 If a Security is redeemed on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such Record Date. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of Holdings to comply with the first paragraph of this Section 3.5, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.1 hereof.





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


Section 3.6.     Securities Redeemed in Part.

                 Upon surrender of a Security that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV

                                   COVENANTS

Section 4.1.     Payment of Securities.

                 Holdings shall pay the Accreted Value or principal amount of, premium, if any, and interest on, as the case may be, the Securities on the dates and in the manner provided in the Securities. An installment shall be considered paid on the date it is due if the Trustee or Paying Agent (other than Holdings or an Affiliate) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment.

                 Holdings shall pay interest on overdue principal (including post-petition interest in any proceeding under any Bankruptcy Law, to the extent allowable as a claim in any such proceeding) at the same rate borne by the Securities and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law, to the extent allowable as a claim in any such proceeding) on overdue installments of interest (without regard to any applicable grace period) at the same rate borne by the Securities, to the extent lawful.

Section 4.2.     Maintenance of Office or Agency.

                 Holdings shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.3. Holdings shall give prior notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time Holdings shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in
Section 12.2.

Section 4.3.     Limitation on Restricted Payments.

                 Holdings shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, make any Restricted Payment if, at the time of such proposed Restricted Payment, or after giving effect thereto, (a) a Default or an Event of Default shall have occurred and be continuing, (b) Holdings or such Subsidiary could not incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.12, or (c) the aggregate amount expended for all Restricted Payments, including such proposed Restricted Payment (the amount of any Restricted Payment, if other than cash, to be the fair market value thereof at the date of payment, as determined in good faith by the Board of Directors of Holdings, which determination shall be evidenced by a Board Resolution), subsequent to the Issue Date, shall exceed the sum of (i) 50% of the aggregate Consolidated Net Income (or if such aggregate

Consolidated Net Income is a loss, minus 100% of such loss) of Holdings earned subsequent to the Issue Date and on or prior to the date of the proposed Restricted Payment (the "Reference Date") plus (ii) 100% of the aggregate Net Proceeds received by Holdings from any person (other than a Subsidiary) from the issuance and sale (including upon exchange or conversion for other securities of Holdings) subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock (excluding (A) Qualified Capital Stock paid as a dividend on any Capital Stock or as interest on any Indebtedness and (B) any Net Proceeds from issuances and sales financed directly or indirectly using funds borrowed from Holdings or any Subsidiary, until and to the extent such borrowing is repaid) plus (iii) 100% of the aggregate net cash proceeds received by Holdings as capital contributions to Holdings after the Issue Date, plus (iv) $25,000,000.

                 Notwithstanding the foregoing, if no Default or Event of Default shall have occurred and be continuing as a consequence thereof, the provisions set forth in the immediately preceding paragraph shall not prevent
(1) the payment of any dividend within 60 days after the date of its declaration if the dividend would have been permitted on the date of declaration, (2) the acquisition of any shares of Capital Stock of Holdings or the repurchase, redemption, or other repayment of any Subordinated Indebtedness in exchange for or solely out of the proceeds of the substantially concurrent sale (other than to a Subsidiary) of shares of Qualified Capital Stock of Holdings, (3) the repurchase, redemption or other repayment of any Subordinated Indebtedness in exchange for or solely out of the proceeds of the substantially concurrent sale (other than to a Subsidiary) of Subordinated Indebtedness of Holdings with an Average Life equal to or greater than the then remaining Average Life of the Subordinated Indebtedness repurchased, redeemed or repaid,
(4) any payments by Holdings or any Subsidiary required to be made due to the exercise of statutory dissenters', appraisal or similar rights by holders of common stock of FFL in connection with the FFL Merger, and (5) Permitted Payments; provided, however, that (x) the declaration of each dividend paid in accordance with clause (1) above, each acquisition, repurchase, redemption or other repayment made in accordance with, or of the type set forth in, clause
(2) above, and each payment described in clause (iii) of the definition of "Permitted Payments" shall each be counted for purposes of computing amounts expended pursuant to subclause (c) in the immediately preceding paragraph, and
(y) no amounts paid pursuant to clause (3) or (4) above or pursuant to clause
(i), (ii), (iv) or (v) of the definition of "Permitted Payments" shall be so counted.

                 Prior to making any Restricted Payment under the first paragraph of this Section 4.3, Holdings shall deliver to the Trustee an Officers' Certificate setting forth the computation by which the amount available for Restricted Payments pursuant to such paragraph was determined. The Trustee shall have no duty or responsibility to determine the accuracy or correctness of this computation and shall be fully protected in relying on such Officers' Certificate.





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
Section 4.4.     Corporate Existence.

                 Except as otherwise permitted by Article Five, Holdings shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or other existence of each of its Significant Subsidiaries in accordance with the respective organizational documents of each such Significant Subsidiary and the rights (charter and statutory) and franchises of Holdings and each such Significant Subsidiary; provided, however, that Holdings shall not be required to preserve, with respect to itself, any right or franchise, and with respect to any of its Significant Subsidiaries, any such existence, right or franchise, if the Board of Directors of Holdings or such Significant Subsidiary, as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of the business of Holdings or any such Significant Subsidiary.

Section 4.5.     Payment of Taxes and Other Claims.

                 Holdings shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that Holdings shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim if either (a) the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and an adequate reserve has been established therefor to the extent required by GAAP or (b) the failure to make such payment or effect such discharge (together with all other such failures) would not have a material adverse effect on the financial condition or results or operations of Holdings and its Subsidiaries taken as a whole.

Section 4.6.     Maintenance of Properties and Insurance.

                 (a) Holdings shall cause all properties used or useful to the conduct of its business or the business of any Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times unless the failure to so maintain such properties (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of Holdings and its Subsidiaries taken as a whole; provided, however, that nothing in this Section 4.6 shall prevent Holdings or any Subsidiary from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is either (i) in the ordinary course of business, (ii) in the good faith judgment of the Board of Directors of Holdings or the Subsidiary concerned, or of the senior officers of Holdings or such Subsidiary, as the case may be, desirable in the conduct of the business of Holdings or such Subsidiary, as the case may be, or (iii) is otherwise permitted by this Indenture.

                 (b) Holdings shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of Holdings, are adequate and appropriate for the conduct of the business of Holdings and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be either (i) consistent with past practices of Holdings or the applicable Subsidiary or (ii) customary, in the reasonable, good faith opinion of Holdings, for corporations similarly situated in the industry, unless the failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of Holdings and its Subsidiaries, taken as a whole.

Section 4.7.     Compliance Certificate; Notice of Default.

                 (a) Holdings shall deliver to the Trustee within 120 days after the end of Holdings' fiscal year an Officers' Certificate stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his knowledge Holdings during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year or, if such signers do know of such a Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should Holdings elect to change the manner in which it fixes its fiscal year end.

                 (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, Holdings shall deliver to the Trustee within 120 days after the end of each fiscal year a written statement by Holdings' independent certified public accountants stating (A) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default has come to their attention and if such a Default has come to their attention, specifying the nature and period of existence thereof.

                 (c) Holdings shall, so long as the Securities are outstanding, deliver to the Trustee, within five Business Days after any officer becomes aware of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action Holdings is taking or proposes to take with respect thereto.

Section 4.8.     Compliance with Laws.

                 Holdings shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except such as are being contested in good faith and by appropriate proceedings and except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of Holdings and its Subsidiaries taken as a whole.

Section 4.9.     SEC Reports and Other Information.

                 To the extent permitted by applicable law or regulation, whether or not Holdings is subject to the requirements of Section 13 or 15(d) of the Exchange Act, Holdings shall file with the SEC all quarterly and annual reports and such other information, documents or other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) required to be filed pursuant to such provisions of the Exchange Act. Holdings shall file with the Trustee, within 15 days after it files the same with the SEC, copies of the quarterly and annual reports and the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that it is required to file with the SEC pursuant to this Section 4.9. Holdings shall also comply with the other provisions of TIA Section 314(a). If Holdings is not permitted by applicable law or regulations to file the aforementioned reports, Holdings (at its own expense) shall file with the Trustee and mail, or cause the Trustee to mail, to Holders at their addresses appearing in the register of Securities maintained by the Registrar at the time of such mailing within 5 days after it would have been required to file such information with the SEC, all information and financial statements, including any notes thereto and with respect to annual reports, an auditors' report by an accounting firm of established national reputation, and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," comparable to the disclosure that Holdings would have been required to include in annual and quarterly reports, information, documents or other reports, including, without limitation, reports on Forms 10-K, 10-Q and 8-K, if Holdings was subject to the requirements of such Section 13 or 15(d) of the Exchange Act.

Section 4.10.    Waiver of Stay, Extension or Usury Laws.

                 Holdings covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive Holdings from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) Holdings hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.11.    Limitation on Transactions with Affiliates.

                 (a)      Neither Holdings nor any of its Subsidiaries shall
(i) sell, lease, transfer or otherwise dispose of any of its properties or assets, or issue securities (other than equity securities which do not constitute Disqualified Capital Stock) to, (ii) purchase any property, assets or securities (other than equity securities which do not constitute Disqualified Capital

Stock) from, (iii) make any Investment in, or (iv) enter into or suffer to exist any contract or agreement with or for the benefit of, an Affiliate or Significant Stockholder (or any Affiliate of such Significant Stockholder) of Holdings or any Subsidiary (an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under Section 4.11(b) and (y) Affiliate Transactions in the ordinary course of business, that are fair to Holdings or such Subsidiary, as the case may be, and on terms at least as favorable as might reasonably have been obtainable at such time from an unaffiliated party; provided, that (A) with respect to Affiliate Transactions involving aggregate payments in excess of $1 million and less than $5 million, Holdings or such Subsidiary, as the case may be, shall have delivered an Officers' Certificate to the Trustee certifying that such transaction or series of transactions complies with clause (y) above (other than the requirement set forth in such clause (y) that such Affiliate Transaction be in the ordinary course of business), (B) with respect to Affiliate Transactions involving aggregate payments in excess of $5 million and less than $15 million, Holdings or such Subsidiary, as the case may be, shall have delivered an Officers' Certificate to the Trustee certifying that such Affiliate Transaction complies with clause
(y) above (other than the requirement set forth in such clause (y) that such Affiliate Transaction be in the ordinary course of business) and that such Affiliate Transaction has received the approval of a majority of the disinterested members of the Board of Directors of Holdings or the Subsidiary, as the case may be, or, in the absence of any such approval by the disinterested members of the Board of Directors of Holdings or the Subsidiary, as the case may be, that an Independent Financial Advisor has reasonably and in good faith determined that the financial terms of such Affiliate Transaction are fair to Holdings or such Subsidiary, as the case may be, or that the terms of such Affiliate Transaction are at least as favorable as might reasonably have been obtained at such time from an unaffiliated party and that such Independent Financial Advisor has provided written confirmation of such determination to the Board of Directors and (C) with respect to Affiliate Transactions involving aggregate payments in excess of $15 million, Holdings or such Subsidiary, as the case may be, shall have delivered to the Trustee, a written opinion from an Independent Financial Advisor to the effect that the financial terms of such Affiliate Transaction are fair to Holdings or such Subsidiary, as the case may be, or that the terms of such Affiliate Transaction are at least as favorable as those that might reasonably have been obtained at the time from an unaffiliated party.

                 (b)      The provisions of Section 4.11(a) shall not apply to
(i) any Permitted Payment, (ii) any Restricted Payment that is made in compliance with the provisions of Section 4.3, (iii) reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of Holdings or any Subsidiary, as determined by the Board of Directors of Holdings or any Subsidiary or the senior management thereof in good faith, (iv) transactions exclusively between or among Holdings and any of its wholly-owned Subsidiaries or exclusively between or among such wholly-owned Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture, (v) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) so long as any such amendment is not disadvantageous to the Holders in any material respect, (vi) the existence of, or the performance by Holdings or any of its Subsidiaries of its obligations under the terms of, any stockholder agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by Holdings or any of its Subsidiaries of obligations under any future amendment to, any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (vi) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders in any material respect, (vii) transactions permitted by, and complying with, the provisions of Section 5.1, and (viii) transactions with suppliers or other purchases or sales of goods or services, in each case, in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of this Indenture which are fair to Holdings or any Subsidiary, in the reasonable determination of the Board of Directors or senior management of Holdings, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

Section 4.12.    Limitation on Incurrences of Additional Indebtedness.

                 Holdings shall not, and shall not permit any Subsidiary to, directly or indirectly, incur, assume, guarantee, become liable, contingently or otherwise, with respect to, or otherwise become responsible for the payment of (collectively "incur") any Indebtedness other than Permitted Indebtedness; provided, however, that if no Default with respect to payment of principal of, or interest on, the Securities or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of any such Indebtedness, (i) Holdings may incur Indebtedness if immediately before and immediately after giving effect to the incurrence of such Indebtedness the Operating Coverage Ratio of Holdings would be greater than 2.0 to 1.0 and (ii) the Company or any subsidiary of the Company may incur Indebtedness if immediately before and immediately after giving effect to the incurrence of such Indebtedness the Operating Coverage Ratio of the Company would be greater than 2.0 to 1.0.

Section 4.13.    Limitation on Liens.

                 Holdings shall not create, incur, assume or suffer to exist any Liens upon any of its assets unless the Securities are equally and ratably secured by the Liens covering such assets, except for (i) existing and future Liens securing Indebtedness and other obligations of Holdings and its Subsidiaries under the Credit Agreement and related documents or any refinancing or replacement thereof in whole or in part permitted under this Indenture, (ii) Permitted Liens, (iii) Liens securing Acquired Indebtedness; provided that such Liens (x) are not incurred in connection with, or in contemplation of, the acquisition of the property or assets acquired and (y) do not extend to or cover any property or assets of Holdings or any Subsidiary other than the property or assets so acquired, (iv) Liens existing on the Issue Date (after giving effect to the Merger), (v) Liens to secure Capitalized Lease Obligations and certain other Indebtedness that is otherwise permitted under this Indenture; provided that (A) any such Lien is created solely for the purpose of securing such other Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection therewith) of the purchase (whether through stock or asset purchase, merger or otherwise) or construction or improvement of the property subject thereto (whether real or personal, including fixtures and other equipment), (B) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such costs and (C) such Lien does not extend to or cover any property other than such item of property and any improvement on such item;
(vi) Liens in favor of the Trustee under this Indenture and any substantially equivalent lien granted to any trustee or similar institution under any indenture for Indebtedness permitted to be incurred under this Indenture; and
(vii) any replacement, extension or renewal, in whole or in part, of any Lien described in this or the foregoing clauses, including in connection with any refinancing of the Indebtedness, in whole or in part, secured by any such Lien; provided that to the extent any such clause limits the amount secured by or the assets subject to such Liens, no replacement, extension or renewal shall increase the amount or the assets subject to such Liens, except to the extent that the Liens associated with such additional assets are otherwise permitted hereunder.

Section 4.14.    Limitation on Change of Control.

                 (a) Upon the occurrence of a Change of Control (the "Change of Control Date"), each Holder shall have the right to require the repurchase of such Holder's Securities pursuant to the offer described in paragraph (b), below (the "Change of Control Offer"), at a purchase price equal to 101% of the Accreted Value thereof on the Change of Control Payment Date (if such date is prior to June 15, 2000) or 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Change of Control Payment Date (if such date is on or after June 15, 2000). Prior to the mailing of the notice to Holders provided for in paragraph (b) below, but in any event within 30 days following the Change of Control Date, Holdings shall cause the Company to either (a) repay in full and terminate all commitments under Indebtedness under the Credit Agreement to the extent the terms thereof require repayment upon a Change of Control (or offer to repay in full and terminate all commitments under all such Indebtedness under the Credit Agreement and repay the Indebtedness owed to each lender which has accepted such offer), or (b) obtain the requisite consents under the Credit Agreement, the terms of which require repayment upon a Change of Control, to permit the repurchase of the Securities as provided for in this Section 4.14. Holdings shall first comply with the covenant in the immediately preceding sentence before Holdings shall be required to repurchase Securities pursuant to this Section 4.14, and any failure to so comply shall constitute an Event of Default under this Indenture. Within 10 days after any Change of Control Date requiring Holdings to make a Change of Control Offer pursuant to this Section 4.14, Holdings shall so notify the Trustee.

                 (b) The Change of Control Offer shall be made to all Holders and the notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Change of Control Offer. Within 30 days following any Change of Control Date, Holdings shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Holdings shall give notice of an event giving rise to a Change of Control on the same date and in the same manner to all Holders of Securities. Such notice shall state:

                 (1) that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Securities tendered will be accepted for payment;

                 (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

                 (3) that any Security not tendered will continue to accrue interest if interest is then accruing;

                 (4) that, unless Holdings defaults in making payment therefor, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                 (5) that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Change of Control Payment Date;

                 (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than two Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

                 (7) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each Holder shall tender Securities, and each Security purchased and each such new Security issued by Holdings shall be, in a principal amount of $10.00 or integral multiples thereof;

                 (8) that each Change of Control Offer is required to remain open for at least 20 Business Days or such longer period as may be required by law and until 12:00 Midnight New York City time on the applicable Change of Control Payment Date; and

                 (9) the circumstances and relevant facts regarding such Change of Control, including information available to Holdings concerning the Person or Persons acquiring control and such historical or pro forma financial information as Holdings reasonably deems appropriate under the circumstances.

                 (c) On or before the Change of Control Payment Date, Holdings shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by Holdings. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price (and the Trustee shall promptly authenticate and mail to such

Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered); provided that each such new Security shall be in the principal amount of $10.00 or integral multiples thereof. Holdings will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this
Section 4.14, the Trustee shall act as the Paying Agent.

                 (d) Holdings will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.14, Holdings shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue thereof.

Section 4.15.    Limitation on Asset Sales.

                 (a) Neither Holdings nor any of its Subsidiaries shall consummate any Asset Sale, unless (a) Holdings or the applicable Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold and (b) upon consummation of an Asset Sale, Holdings or the applicable Subsidiary shall, within 365 days of the receipt of the proceeds therefrom, either: (i) apply or cause its Subsidiary to apply the Net Cash Proceeds of any Asset Sale to (1) a Related Business Investment, (2) an investment in properties and assets that replace the properties and assets that are the subject of such Asset Sale, or (3) an investment in properties and assets that will be used in the business of Holdings and its Subsidiaries existing on the Issue Date or in a business reasonably related thereto; (ii) in the case of a sale of a store or stores, deem such Net Cash Proceeds to have been applied to the extent of any capital expenditures made to acquire or construct a replacement store in the general vicinity of the store sold within 365 days preceding the date of the Asset Sale; (iii) apply or cause to be applied such Net Cash Proceeds to the repayment of Pari Passu Indebtedness of Holdings or any Indebtedness of any Subsidiary; (iv) use such Net Cash Proceeds to secure Letter of Credit Obligations to the extent the related letters of credit have not been drawn upon or returned undrawn; or (v) after such time as the accumulated Net Cash Proceeds equals or exceeds $20 million, apply or cause to be applied such Net Cash Proceeds to the purchase of Securities tendered to Holdings pursuant to an offer to purchase made by Holdings as set forth below (a "Net Proceeds Offer") for purchase at a price equal to 100% of the Accreted Value thereof on the date of purchase, if such date is prior to June 15, 2000 or 100% of the principal amount thereof, plus accrued interest to the date of purchase if such date is on or after June 15, 2000. A Net Proceeds Offer as a result of an Asset Sale made by Holdings or one of its Subsidiaries shall not be required to be in excess of the Net Cash Proceeds of such Asset Sale less the Net Cash Proceeds actually applied in accordance with clauses (b)(i), (ii), (iii) or (iv) above; provided, however, that Holdings shall have the right to exclude from the foregoing provisions Asset Sales subsequent to the Issue Date, the proceeds of which are derived from the sale and substantially concurrent lease-back of one or more supermarkets and/or related assets or equipment which are acquired or constructed by Holdings or a Subsidiary subsequent to the date that is six months prior to the Issue Date, provided that any such sale and substantially concurrent lease-back occurs within 270 days following such acquisition or the completion of such construction, as the case may be.

                 (b)      Notice of a Net Proceeds Offer pursuant to this
Section 4.15 shall be mailed, by first class mail, by Holdings not less than 325 days nor more than 365 days after the relevant Asset Sale to all Holders at their last registered addresses, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Proceeds Offer and shall state the following terms:

                 (1)      that the Net Proceeds Offer is being made pursuant to
         Section 4.15 and that all Securities tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Securities tendered in a Net Proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, Holdings shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by Holdings so that only Securities in denominations of $10.00 or multiples thereof shall be purchased);

                 (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed, other than as may be required by law) (the "Proceeds Purchase Date");

                 (3) that any Security not tendered will continue to accrue interest if interest is then accruing;

                 (4) that, unless Holdings defaults in making payment therefor, any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Proceeds Purchase Date;

                 (5) that Holders electing to have a Security purchased pursuant to a Net Proceeds Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Proceeds Purchase Date;

                 (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than two Business Days prior to the Proceeds Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

                 (7) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

                 (8) that the Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

                 On or before the Proceeds Purchase Date, Holdings shall (i) accept for payment Securities or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (b)(l) above,
(ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of all Securities to be purchased and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by Holdings. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price (and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered). Holdings will publicly announce the results of the Net Proceeds Offer on or as soon as practicable after the Proceeds Purchase Date. For purposes of this
Section 4.15, the Trustee shall act as the Paying Agent.

                 (c) Holdings shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Net Proceeds Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.15, Holdings shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

                 Any amounts remaining after the purchase of Securities pursuant to a Net Proceeds Offer shall be returned by the Trustee to Holdings.

Section 4.16.    No Amendment to Subordination Provisions of Seller Debentures.

                 Holdings shall not amend, modify or alter the Seller Debenture Indenture in any way that would (i) increase the principal of, advance the final maturity date of or shorten the Weighted Average Life to Maturity of any Seller Debentures such that the final maturity date of the Seller Debentures is earlier than the 91st day following the final maturity date of the Securities or (ii) amend the provisions of Article Eleven of the Seller Debenture Indenture (which relates to subordination) or the defined terms used therein in a manner that would be adverse to the Holders of the Securities; provided, however, that it is understood that any amendment the purpose of which is to permit the incurrence of additional Indebtedness under the Seller Debenture Indenture shall not be construed as adversely affecting the subordination provisions of any Seller Debentures.

Section 4.17.    Limitation on Preferred Stock of Subsidiaries.

                 Holdings shall not permit any of its Subsidiaries to issue any Preferred Stock (other than to Holdings or a wholly-owned Subsidiary), or permit any person (other than Holdings or a wholly-owned Subsidiary) to own or hold an interest in any Preferred Stock of any such Subsidiary, unless such Subsidiary would be entitled to incur Indebtedness in accordance with the provisions of Section 4.12 in the aggregate principal amount equal to the aggregate liquidation value of such Preferred Stock.

Section 4.18. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

                 Holdings shall not, and shall not permit any Subsidiary to, directly or indirectly, create or suffer to exist, or allow to become effective any consensual Payment Restriction with respect to any of its Subsidiaries, except for (a) any such restrictions contained in (i) the Credit Agreement as in effect on the Issue Date, as any such Payment Restriction may apply to any present or future Subsidiary, (ii) this Indenture, the Senior Discount Note Indenture, the Seller Debenture Indenture, the indentures with respect to Existing Indebtedness and any other agreement in effect at or entered into on the Issue Date, (iii) Indebtedness of a person existing at the time such person becomes a Subsidiary (provided that (x) such Indebtedness is not incurred in connection with, or in contemplation of, such person becoming a Subsidiary, (y) such restriction is not applicable to any person, or the properties or assets of any person, other than the person so acquired and (z) such Indebtedness is otherwise permitted to be incurred pursuant to Section 4.12), (iv) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 4.12 and
4.13 that limit the right of the debtor to dispose of the assets securing such Indebtedness; (b) customary non- assignment provisions restricting subletting or assignment of any lease or other agreement entered into by a Subsidiary; (c) customary net worth provisions contained in leases and other agreements entered into by a Subsidiary in the ordinary course of business; (d) customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary; (e) customary provisions in joint venture agreements and other similar agreements; (f) restrictions contained in Indebtedness incurred to refinance, refund, extend or renew Indebtedness referred to in clause (a) above; provided that the restrictions contained therein are not materially more restrictive taken as a whole, than those provided for in such Indebtedness being refinanced, refunded, extended or renewed, and (g) Payment Restrictions contained in any other Indebtedness permitted to be incurred subsequent to the Issue Date pursuant to the provisions of Section 4.12; provided that any such Payment Restrictions are ordinary and customary with respect to the type of Indebtedness being incurred (under the relevant circumstances) and, in any event, no more restrictive than the most restrictive Payment Restrictions in effect on the Issue Date.


                                   ARTICLE V

                             SUCCESSOR CORPORATION

Section 5.1.     When Holdings May Merge, Etc.

                 (a) Holdings, in a single transaction or through a series of related transactions, shall not (i) consolidate with or merge with or into any other person, or transfer (by lease, assignment, sale or otherwise) all or substantially all of its properties and assets as an entirety or substantially as an entirety to another person or group of affiliated persons or (ii) adopt a Plan of Liquidation, unless, in either case:

                 (1) either Holdings shall be the continuing person, or the person (if other than Holdings) formed by such consolidation or into which Holdings is merged or to which all or substantially all of the properties and assets of Holdings as an entirety or substantially as an entirety are transferred (or, in the case of a Plan of Liquidation, any person to which assets are transferred) (Holdings or such other person being hereinafter referred to as the "Surviving Person") shall be a corporation organized and validly existing under the laws of the United States, any state thereof or the District of Columbia, and shall expressly assume, by an indenture supplement, all the obligations of Holdings under the Securities and this Indenture;

                 (2) immediately after and giving effect to such transaction and the assumption contemplated by clause (1) above and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, (A) the Surviving Person shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of Holdings immediately preceding the transaction and (B) the Surviving Person could incur at least $1 of additional Indebtedness other than Permitted Indebtedness pursuant to Section 4.12; and

                 (3) immediately before and immediately after and giving effect to such transaction and the assumption of the obligations as set forth in clause (1) above and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing.

                 (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more direct or indirect Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of Holdings shall be deemed to be the transfer of all or substantially all of the properties and assets of Holdings.

Section 5.2.     Successor Corporation Substituted.

                 Upon any consolidation or merger or any transfer of all or substantially all of the assets of Holdings or any adoption of a Plan of Liquidation by Holdings in accordance with Section 5.1, the Surviving Person formed by such consolidation or into which Holdings is merged or to which such transfer is made, (or, in the case of a Plan of Liquidation, to which assets are transferred) shall succeed to, and be substituted for, and may exercise every right and power of, Holdings under this Indenture with the same effect as if such surviving person had been named as Holdings herein; provided, however, that solely for purposes of computing amounts described in subclause (c) of
Section 4.3, any such surviving person shall only be deemed to have succeeded to and be substituted for Holdings with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets. When a successor corporation assumes all of the obligations of Holdings hereunder and under the Securities and agrees to be bound hereby and thereby, the predecessor shall be released from such obligations.

                                   ARTICLE VI

                              DEFAULT AND REMEDIES

Section 6.1.     Events of Default.

                 An "Event of Default" occurs if:

                 (1) Holdings defaults in the payment of interest on any Securities when the same becomes due and payable and the default continues for a period of 30 days;

                 (2) Holdings defaults in the payment of the principal of, or premium, if any, on the Securities when the same becomes due and payable whether at maturity, upon acceleration, redemption or otherwise (including the failure to repurchase Securities tendered pursuant to the requirements set forth in Sections 4.14 and 4.15);

                 (3) Holdings fails to comply with any of its other agreements or covenants in, or provisions of, the Securities or this Indenture and the default continues for the period and after the notice specified below;

                 (4) there shall be a default under any bond, debenture, or other evidence of Indebtedness of Holdings or of any Significant Subsidiary or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any such Indebtedness, whether such Indebtedness now exists or shall hereafter be created, if both (A) such default either (i) results from the failure to pay such Indebtedness at its stated final maturity (that is, the date of the last principal installment of any installment Indebtedness under the instrument or agreement pursuant to or under which such Indebtedness was created or is evidenced) or (ii) relates to an obligation (including any obligation to pay interest, to purchase such Indebtedness or to pay the principal of such Indebtedness, other than the obligation to pay any principal of such Indebtedness at its stated final maturity) and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity or the maturity of which has been so accelerated, aggregates $25 million or more at any one time outstanding;

                 (5) Holdings or any Significant Subsidiary (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property or (D) makes a general assignment for the benefit of its creditors;

                 (6) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of Holdings or any Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of Holdings or any Significant Subsidiary, (B) appoint a Custodian of Holdings or any Significant Subsidiary or for all or any substantial part of their respective properties or (C) order the winding-up or liquidation of Holdings' or any Significant Subsidiary's affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

                 (7) the lenders under the Credit Agreement shall commence judicial proceedings to foreclose upon any material portion of the assets of Holdings and its Subsidiaries; or

                 (8) any final judgment or order for payment of money in excess of $25 million shall be entered against Holdings or any Significant Subsidiary by a court of competent jurisdiction and shall remain undischarged for a period of 60 days after such judgment becomes final and nonappealable.

                 A Default under clause (3) above (other than in the case of any Default under Section 4.3, 4.14, 4.15 or 5.1, which Defaults shall be Events of Default with the notice specified in this paragraph but without the passage of time specified in this paragraph) is not an Event of Default until the Trustee notifies Holdings, or the Holders of at least 25% in aggregate principal amount of the outstanding Securities notify Holdings and the Trustee, of the Default, and Holdings does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if so requested by the Holders of at least 25% in aggregate principal amount of the Securities then outstanding. When a Default is cured, it ceases.

Section 6.2.     Acceleration.

                 (a) If an Event of Default (other than an Event of Default specified in Section 6.1(5) or (6) with respect to Holdings or any Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the then outstanding Securities shall, declare the Default Amount to be due and payable by written notice to Holdings (and, if any Indebtedness is outstanding under the Credit Agreement or the Credit Agreement is otherwise in effect, to the Credit Agent), and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Credit Agreement, shall become due and payable upon the first to occur of an acceleration under the Credit Agreement, or five Business Days after receipt by Holdings and the Credit Agent of such Acceleration Notice. If an Event of Default specified in Section 6.1(5) or (6) occurs with respect to Holdings or any Significant Subsidiary, the Default Amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Upon payment of such principal amount, interest, and premium, if any, all of Holdings' obligations under the Securities and this Indenture, other than obligations under Section 7.7, shall terminate. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (i) all existing Events of Default, other than the non-payment of the principal and interest on the Securities which have become due solely by such declaration of acceleration, have been cured or waived, (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, and (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

                 (b) In the event of a declaration of acceleration under this Indenture because an Event of Default set forth in Section 6.1(4) has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if either (i) the holders of the Indebtedness which is the subject of such Event of Default have waived such failure to pay at maturity or have rescinded the acceleration in respect of such Indebtedness within 90 days of such maturity or declaration of acceleration, as the case may be, and no other Event of Default has occurred during such 90-day period which has not been cured or waived, or (ii) such Indebtedness shall have been discharged or the maturity thereof shall have been extended such that it is not then due and payable, or the underlying default has been cured (and any acceleration based thereon of such other Indebtedness has been rescinded), within 90 days of such maturity or declaration of acceleration, as the case may be.

Section 6.3.     Other Remedies.

                 If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                 The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.4.     Waiver of Past Defaults.

                 Subject to Sections 6.7 and 9.2, the Holders of at least a majority in aggregate principal amount of the outstanding Securities, by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in clauses (1) and (2) of Section 6.1. When a Default or Event of Default is waived, it is cured and ceases.





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
Section 6.5.     Control by Majority.

                 The Holders of at least a majority in aggregate principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it including, without limitation, any remedies provided for in Section 6.3. Subject to Section 7.1, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.6.     Limitation on Suits.

                 A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

                 (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                 (2) the Holder or Holders of at least 25% in aggregate principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

                 (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

                 (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                 (5) during such 60-day period the Holder or Holders of at least 25% in aggregate principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

                 A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

Section 6.7.     Rights of Holders To Receive Payment.

                 Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.





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
Section 6.8.     Collection Suit by Trustee.

                 If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against Holdings or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9.     Trustee May File Proofs of Claim.

                 The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to Holdings or any other obligor upon the Securities, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section
7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.    Priorities.

                 If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

                 First:  to the Trustee for amounts due under Section 7.7;

                 Second: if the Holders are forced to proceed against Holdings directly without the Trustee, to the Holders for their collection costs;

                 Third: to the Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                 Fourth:  to Holdings.





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
                 The Trustee, upon prior notice to Holdings, may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.10.

Section 6.11.    Undertaking for Costs.

                 In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the outstanding Securities.

                                  ARTICLE VII

                                    TRUSTEE

                 The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

Section 7.1.     Duties of Trustee.

                 (a) If a Default or an Event of Default of which the Trustee is aware has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                 (b) Except during the continuance of a Default or an Event of Default:

                 (1) The Trustee need undertake to perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are against the Trustee.

                 (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                 (c) The Trustee shall have no liability except for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                 (1)      This paragraph does not limit the effect of paragraph
         (b) of this Section 7.1.

                 (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                 (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

                 (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                 (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this
Section 7.1.

                 (f) The Trustee shall not be liable for interest on any assets received by it. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

Section 7.2.     Rights of Trustee.

                 Subject to Section 7.1:

                 (a) The Trustee may rely on and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                 (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require in addition to written direction from Holdings, an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 12.4 and 12.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                 (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

                 (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

                 (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the

         Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                 (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Section 7.3.     Individual Rights of Trustee.

                 The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with Holdings, its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.4.     Trustee's Disclaimer.

                 The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for Holdings' use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than the Trustee's certificate of authentication.

Section 7.5.     Notice of Default.

                 If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs or if such Default or Event of Default is not known to the Trustee during such 90-day period, promptly after such Default or Event of Default becomes known to the Trustee. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on, any Security, including the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or payment when due pursuant to a Net Proceeds Offer, the Trustee may withhold the notice if and so long as its board of directors, the executive committee of its board of directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

Section 7.6.     Reports By Trustee to Holders.

                 Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

                 A copy of each report at the time of its mailing to Holders shall be mailed to Holdings and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

                 Holdings shall notify the Trustee if the Securities become listed on any stock exchange.

Section 7.7.     Compensation and Indemnity.

                 Holdings shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Holdings shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it including, without limitation, any taxes imposed on the trust or on the income from the Securities. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                 Holdings shall indemnify the Trustee for, and hold it harmless against, any loss or liability incurred by it except for such actions to the extent caused by any negligence or bad faith on its part, arising out of or in connection with the administration of this trust and its rights or duties hereunder. The Trustee shall notify Holdings promptly of any claim asserted against the Trustee for which it may seek indemnity. Holdings shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and Holdings shall pay the reasonable fees and expenses of such counsel; provided that Holdings will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between Holdings and the Trustee in connection with such defense as reasonably determined by the Trustee. Holdings need not pay for any settlement made without its written consent. Holdings need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

                 To secure Holdings' payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of, premium, if any, or interest on particular Securities.

                 When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(5) or (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8.     Replacement of Trustee.

                 The Trustee may resign by so notifying Holdings. The Holders of a majority in aggregate principal amount of the outstanding Securities may remove the Trustee by so notifying Holdings and the Trustee and may appoint a successor Trustee with Holdings' consent. Holdings may remove the Trustee if:

                 (1)      the Trustee fails to comply with Section 7.10;

                 (2)      the Trustee is adjudged a bankrupt or an insolvent;

                 (3) a receiver or other public officer takes charge of the Trustee or its property; or

                 (4)      the Trustee becomes incapable of acting.

                 If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, Holdings shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by Holdings.

                 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to Holdings. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, Holdings or the Holders of at least 10% in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 Notwithstanding replacement of the Trustee pursuant to this
Section 7.8, Holdings' obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

Section 7.9.     Successor Trustee by Merger, Etc.

                 If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

Section 7.10.    Eligibility; Disqualification.

                 This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of Holdings are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

Section 7.11.    Preferential Collection of Claims Against Holdings.

                 The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE VIII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1.     Option to Effect Legal Defeasance or Covenant Defeasance.

                 Holdings may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Securities upon compliance with the conditions set forth below in this Article Eight.

Section 8.2.     Legal Defeasance.

                 Upon Holdings' exercise under Section 8.1 hereof of the option applicable to this Section 8.2, Holdings shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that Holdings shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of Holdings, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal, of, premium, if any, and interest on such Securities when such payments are due, (b) Holdings' obligations with respect to such Securities under Article Two and Section 4.2 hereof, and, with respect to the Trustee, under Section 7.7, (c) the rights, powers, trusts, duties and immunities of the Trustee and Holdings' obligations in connection therewith, and (d) this Article Eight. Subject to compliance with this Article Eight, Holdings may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

Section 8.3.     Covenant Defeasance.

                 Upon Holdings' exercise under Section 8.1 hereof of the option applicable to this Section 8.3, Holdings shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 4.3, 4.6 through 4.9 and
4.11 through 4.18 and Article V hereof with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities, Holdings may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon Holdings' exercise under
Section 8.1 hereof of the option applicable to this Section 8.3 hereof, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Section 6.1(3) (but only to the extent it relates to a breach of any of the covenants contained in Sections 4.3, 4.6 through 4.9 and 4.11 through 4.18 and Article V hereof), hereof shall not constitute an Event of Default.

Section 8.4.     Conditions to Legal or Covenant Defeasance.

         The following shall be the conditions to the application of either
Section 8.2 or 8.3 hereof to the outstanding Securities:

                 In order to exercise either Legal Defeasance or Covenant
Defeasance:

                                  (a)      Holdings must irrevocably have
                 deposited with the Trustee, in trust, for the benefit of the Holders of the Securities, cash in United States dollars or direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged ("U.S. Government Obligations"), or a combination thereof, in such amounts and at such times as will be sufficient, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Securities to redemption or maturity provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities on the Maturity Date or such redemption date, as the case may be;





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
                                  (b)      in the case of an election under
                 Section 8.2 hereof, Holdings shall have delivered to the Trustee an Opinion of Counsel stating that (A) Holdings has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and Legal Defeasance had not occurred;

                                  (c)      in the case of an election under
                 Section 8.3 hereof, Holdings shall have delivered to the Trustee an Opinion of Counsel stating that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if deposit and such Covenant Defeasance had not occurred;

                                  (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Section 6.1(5) or 6.1(6) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day);

                                  (e)      such Legal Defeasance or Covenant
                 Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which Holdings is a party or by which Holdings is bound (and in that connection, the Trustee shall have received a certificate from the administrative agent under the Credit Agreement to that effect with respect to such Credit Agreement if then in effect);

                                  (f) Holdings shall have delivered to the Trustee an Opinion of Counsel to the effect that, assuming that no Default or Event of Default shall occur and be continuing under Section 6.1(5) or 6.1(6) during the period ending on the 91st day after the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                                  (g) Holdings shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by Holdings with the intent of preferring the Holders over the other creditors of Holdings or with the intent of defeating, hindering, delaying or defrauding creditors of Holdings, or others; and

                                  (h) Holdings shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.5. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

                 Subject to Section 8.6 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.4 hereof in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (excluding Holdings or any Affiliate thereof) as Holdings shall determine and direct in writing, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                 Holdings shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities. Holdings' obligation to pay and indemnify the Trustee as set forth in this paragraph shall survive the termination of this Indenture and the Securities.

                 Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to Holdings from time to time upon the request of Holdings any money or non-callable U.S. Government Obligations held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.6.     Repayment to Holdings.

                 Any money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to Holdings on its request or shall be discharged from such trust; and the Holder of such Security shall thereafter, as a creditor, look only to Holdings for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of Holdings cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to Holdings.





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
Section 8.7.     Reinstatement.

                 If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 8.2 or
8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then Holdings' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if Holdings makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, Holdings shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE IX

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.1.     Without Consent of Holders.

                 Holdings, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Securities without notice to or consent of any Holder:

                 (1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not adversely affect the rights of any Holder hereunder;

                 (2)      to comply with Article Five;

                 (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as from time to time amended, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Internal Revenue Code of 1986, as from time to time amended;

                 (4) to make any other change that does not adversely affect the rights of any Holders in any material respect; or

                 (5) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA;

provided that Holdings has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this
Section 9.1.

Section 9.2.     With Consent of Holders.

                 Subject to Section 6.7, Holdings, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Securities, may amend or supplement this Indenture or the Securities, without notice to any other Holders. Subject to Section 6.7, the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Securities may waive compliance by Holdings with any provision of this Indenture or the Securities without notice to any other Holder. Without the consent of each Holder affected, however, no amendment, supplement or waiver, including a waiver pursuant to Section 6.4, may:

                 (1) change the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities;

                 (2) reduce the rate or extend the time for payment of interest on any Security;

                 (3)      reduce the principal amount of any Security;

                 (4)      reduce the Accreted Value of any Security;

                 (5) change the Maturity Date of any Security, or alter the redemption provisions contained in paragraph 5 of the Securities in a manner adverse to any Holder;

                 (6) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders or the rights of Holders to recover the principal of, interest on, or redemption payment with respect to, any Security;

                 (7) make any changes in Section 6.4, 6.7 or this third sentence of this Section 9.2; or

                 (8) make the principal of, or the interest on any Security payable with anything or in any manner other than as provided for in this Indenture and the Securities as in effect on the Issue Date.

         Without the consent of the Holder or Holders of not less than 75% of the aggregate principal amount of the outstanding Securities, no such amendment, supplement or waiver may change the Change of Control Payment Date or the purchase price in connection with any repurchase of Securities pursuant to Section 4.14 hereof in a manner adverse to any Holder or waive a Default or Event of Default resulting from a failure to comply with Section 4.14 hereof.

                 It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                 After an amendment, supplement or waiver under this Section becomes effective, Holdings shall mail to the Holders affected thereby a notice briefly describing the amendment,





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
supplement or waiver. Any failure of Holdings to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                 In connection with any amendment, supplement or waiver under this Article Nine, Holdings may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

Section 9.3.     Compliance with TIA.

                 Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

Section 9.4.     Revocation and Effect of Consents.

                 Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or Holdings received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

                 Holdings may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                 After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses
(1) through (7) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 9.5.     Notation on or Exchange of Securities.

                 If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if Holdings or the Trustee so determines, Holdings in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 9.6.     Trustee To Sign Amendments, Etc.

                 The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture.

                                   ARTICLE X

                          MEETINGS OF SECURITYHOLDERS

Section 10.1.    Purposes for Which Meetings May Be Called.

                 A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article Ten for any of the following purposes:

                 (a) to give any notice to Holdings or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article Six;

                 (b) to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article Seven;

                 (c) to consent to an amendment, supplement or waiver pursuant to the provisions of Section 9.2; or

                 (d) to take any other action (i) authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture, or authorized or permitted by law or (ii) which the Trustee deems necessary or appropriate in connection with the administration of this Indenture.





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
Section 10.2.    Manner of Calling Meetings.

                 The Trustee may at any time call a meeting of Holders to take any action specified in Section 10.1, to be held at such time and at such place in New York, New York or elsewhere as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee, first-class postage prepaid, to Holdings and to the Holders at their last addresses as they shall appear on the registration books of the Registrar not less than 10 nor more than 60 days prior to the date fixed for a meeting.

                 Any meeting of Holders shall be valid without notice if the Holders of all Securities then outstanding are present in person or by proxy, or if notice is waived before or after the meeting by the Holders of all Securities outstanding, and if Holdings, any Subsidiary and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 10.3.    Call of Meetings by Holdings or Holders.

                 In case at any time Holdings, pursuant to a Board Resolution, or the Holders of not less than 10% in aggregate principal amount of the Securities then outstanding shall have requested the Trustee to call a meeting of Holders to take any action specified in Section 10.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then Holdings or the Holders in the amount above specified may determine the time and place in New York, New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in Section 10.2, or by causing notice thereof to be published at least once in each of two successive calendar weeks (on any Business Day during such week) in a newspaper or newspapers printed in the English language, customarily published at least five days a week of a general circulation in New York, New York, the first such publication to be not less than 10 nor more than 60 days prior to the date fixed for the meeting.

Section 10.4.    Who May Attend and Vote at Meetings.

                 To be entitled to vote at any meeting of Holders, a person shall (a) be a registered Holder of one or more Securities, or (b) be a person appointed by an instrument in writing as proxy for the registered Holder or Holders of Securities. The only persons who shall be entitled to be present or to speak at any meeting of Holders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of Holdings and its counsel.

Section 10.5. Regulations May Be Made by Trustee; Conduct of the Meeting; Voting Rights; Adjournment.

                 Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of Holders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Securities entitled to vote at such meeting, in which case those and only those persons who are Holders of Securities at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting whether or not they shall be such Holders at the time of the meeting.

                 The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by Holdings or by Holders as provided in Section 10.3, in which case Holdings or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Securities represented at the meeting and entitled to vote.

                 At any meeting each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Securities challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman may adjourn any such meeting if he is unable to determine whether any Holder or proxy shall be entitled to vote at such meeting. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 10.2 or Section 10.3 may be adjourned from time to time by vote of the Holders of a majority in aggregate principal amount of the Securities represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

Section 10.6.    Voting at the Meeting and Record To Be Kept.

                 The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amount of the Securities voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 10.2 or published as provided in Section 10.3. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to Holdings and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

                 Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 10.7. Exercise of Rights of Trustee or Holders May Not Be Hindered or Delayed by Call of Meeting.

                 Nothing contained in this Article Ten shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Securities.

                                   ARTICLE XI

                           SATISFACTION AND DISCHARGE

Section 11.1.    Satisfaction and Discharge of the Indenture.

                 This Indenture will be discharged and will cease to be of further effect as to all outstanding Securities when:

                 (a) all Securities theretofore authenticated and delivered (except lost, stolen or destroyed Securities which have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to Holdings) have been delivered to the Trustee for cancellation; or

                 (b)      (1)     all Securities not theretofore delivered to
         the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise and Holdings has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on the Securities not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

                          (2) Holdings has paid all sums payable by it under this Indenture; and

                          (3)     Holdings has delivered irrevocable
         instructions to the Trustee to apply the deposited money toward the payment of the Securities at maturity or the redemption date, as the case may be.

                 Notwithstanding (a) and (b) above, and any other provisions of this Indenture, the Obligations of Holdings set forth in Section 7.7 hereof shall survive the termination of this Indenture and the Securities.

Section 11.2.    Conditions to Satisfaction and Discharge of the Indenture.

                 Holdings shall deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been complied with.

                                  ARTICLE XII

                                 MISCELLANEOUS

Section 12.1.    TIA Controls.

                 If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of Section 3.18(c) of the TIA, the imposed duties shall control.

Section 12.2.    Notices.

                 Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                 if to Holdings:

                 c/o Ralphs Grocery Company
                 1100 West Artesia Boulevard
                 Compton, California  90220

                 Attention:  Jan Charles Gray, Esq.

                 if to the Trustee:

                 United States Trust Company of New York
                 114 West 47th Street
                 New York, New York 10036-1532

                 Attention:  Corporate Trust Administration

                 if to the Credit Agent:

                 Bankers Trust Company
                 One Bankers Trust Plaza
                 130 Liberty Street, 14th Floor
                 New York, New York  10006

                 Attention:       Mary Jo Jolly
                 with a copy to:
                 Bankers Trust Company
                 300 S. Grand Avenue, 41st Floor
                 Los Angeles, California  90071

                 Attention:       Eric S. Swanson

                 Each of Holdings, the Trustee and the Credit Agent by written notice to each other such person may designate additional or different addresses for notices to such person. Any notice or communication to Holdings, the Trustee and the Credit Agent shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

                 Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

                 Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 12.3.    Communications by Holders with Other Holders.

                 Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. Holdings, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

Section 12.4.    Certificate and Opinion as to Conditions Precedent.

                 Upon any request or application by Holdings to the Trustee to take any action under this Indenture, Holdings shall furnish to the Trustee:

                 (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                 (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.5.    Statements Required in Certificate or Opinion.

                 Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.7, shall include:

                 (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

Section 12.6.    Rules by Trustee, Paying Agent, Registrar.

                 The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

Section 12.7.    Legal Holidays.

                 A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York, Los Angeles, California or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 12.8.    Governing Law.

                 THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture.

Section 12.9.    No Adverse Interpretation of Other Agreements.

                 This Indenture may not be used to interpret another indenture, loan or debt agreement of any of Holdings or any Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10.  No Recourse Against Others.

                 A director, officer, employee, stockholder or incorporator, as such, of Holdings shall not have any liability for any obligations of Holdings under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Holder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

Section 12.11.  Successors.

                 All agreements of Holdings in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

Section 12.12.  Duplicate Originals.

                 All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

Section 12.13.  Severability.

                 In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 12.14.  No Violation.

                 Notwithstanding the provisions of this Indenture, in no event shall any transaction, agreement, payment or other event to be consummated, entered into or made in connection with the Merger, the Reincorporation Merger and the FFL Merger or any financing thereof be considered a violation of any provision of this Indenture or constitute a Change of Control hereunder.

                                                                       EXHIBIT A
    PURSUANT TO PROVISIONS OF THE INTERNAL REVENUE CODE OF 1986 RELATING TO ORIGINAL ISSUE DISCOUNT AND TREASURY REGULATIONS PUBLISHED THEREUNDER,
 THE FOLLOWING INFORMATION IS PROVIDED: (1) THIS SECURITY IS BEING ISSUED WITH
         ORIGINAL ISSUE DISCOUNT IN THE AMOUNT OF $1,175.44 PER $1,000
 FACE AMOUNT; (2) THE ISSUE PRICE OF THIS SECURITY IS $517.16 PER $1,000 FACE
       AMOUNT; (3) THE ISSUE DATE OF THIS SECURITY IS JULY 14, 1995; AND
             (4) THE YIELD TO MATURITY OF THIS SECURITY IS 13.625%.

                           FOOD 4 LESS HOLDINGS, INC.
                       13-5/8% Senior Discount Debentures
                                    Due 2005

No.                                                                      $
FOOD 4 LESS HOLDINGS, INC., a Delaware corporation ("Holdings," which term includes any successor entity), for value received promises to pay to:
or registered assigns, the principal sum of           Dollars plus accrued
interest, on July 15, 2005.

                 Interest Payment Dates: June 15 and December 15 commencing December 15, 2000.

                 Record Dates:  June 1 and December 1.

                 Reference is made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                 IN WITNESS WHEREOF, Holdings has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:  June 14, 1995
                                             FOOD 4 LESS HOLDINGS, INC.

                                             By:
                                                -------------------------------
                                                  Chief Executive Officer

                                             By:
                                                -------------------------------
                                                  Senior Vice President, General
                                                  Counsel and Secretary

                 This is one of the Securities described in the within-mentioned Indenture.

                                             UNITED STATES TRUST COMPANY
                                             OF NEW YORK
                                             as Trustee

                                             ----------------------------------
                                             Authorized Signatory

                           FOOD 4 LESS HOLDINGS, INC.

                       13-5/8% Senior Discount Debenture
                                    Due 2005

1.       Interest.

                 FOOD 4 LESS HOLDINGS, INC., a Delaware corporation ("Holdings"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Holdings will pay interest semiannually in arrears on June 15 and December 15 of each year (the "Interest Payment Date"), commencing December 15, 2000 and on the final Maturity Date. Interest on this Security will accrue from June 15, 2000 or from the most recent date to which interest has been paid. Interest will be computed on the basis of a 360-day year of twelve 30-day months and actual number of days elapsed.

                 Holdings shall pay interest on overdue principal and interest on overdue installments of interest, to the extent lawful, at the rate per annum borne by the Securities.

2.       Method of Payment.

                 Commencing on the Issue Date, accretion of the purchase discount will occur, through and including the Final Accretion Date, in an amount equal to the Accreted Value. Commencing on December 15, 2000, Holdings shall pay interest on the Securities (except defaulted interest) on each Interest Payment Date to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holdings will pay accrued interest on the Securities on July 15, 2005 to the persons that are registered Holders at the close of business on such date. Holders must surrender Securities to a Paying Agent to collect principal payments. Holdings shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, Holdings may pay principal and interest by its check payable in such U.S. Legal Tender or by wire transfer of federal funds. Holdings may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.       Paying Agent and Registrar.

                 Initially, United States Trust Company of New York (the "Trustee") will act as Paying Agent and Registrar. Holdings may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. Holdings or any Subsidiary may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.       Indenture.

                 Holdings issued the Securities under an Indenture, dated as of June 1, 1995 (the "Indenture"), between Holdings and the Trustee. This Security is one of a duly authorized issue of Securities of Holdings designated as its 13-5/8% Senior Discount Debentures due 2005. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are general unsecured obligations of Holdings limited in aggregate principal amount to $193,363,570, except as otherwise provided in the Indenture.

5.       Optional Redemption.

         (a) The Securities may not be redeemed at the option of Holdings prior to June 15, 2000. Thereafter, upon at least 30 days' but not more than 60 days' notice to the Holders, Holdings may redeem all or any of the Securities at any time at redemption prices equal to the applicable percentage of the principal amount thereof set forth below, plus accrued and unpaid interest, if any, to the Redemption Date (as defined in the Indenture) if redeemed during the 12-month period beginning June 15, of the years indicated below:

                                                                               Applicable
              Year                                                             Percentage
              ----                                                             ----------
              2000  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     106.8125%
              2001  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     105.1094%
              2002  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     103.4063%
              2003  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     101.7031%
              2004 and thereafter . . . . . . . . . . . . . . . . . . . . .     100.0000%

         (b) Notwithstanding the foregoing, prior to June 15, 1998, Holdings may use the Net Proceeds (as defined in the Indenture) of a Public Equity Offering (as defined in the Indenture) of Holdings or the Company to redeem up to 35% of the Securities at a redemption price equal to 110% of the Accreted Value thereof on the date of redemption.

                 In order to effect the foregoing redemption, Holdings shall send the notice required by Section 3.3 of the Indenture not later than 60 days after the Public Equity Offering Consummation Date (as defined in the Indenture).

6.       Notice of Redemption.

                 Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations larger than $1,000 principal amount at maturity may be redeemed in part.

                 Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless Holdings defaults in the payment of such Redemption Price, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price.

7.       Change of Control Offer.

                 In the event of a Change of Control, upon the satisfaction of the conditions set forth in the Indenture, Holdings shall be required to offer to purchase all of the then outstanding Securities pursuant to a Change of Control Offer at a purchase price equal to 101% of the Accreted Value thereof on the Change of Control Payment Date (if such date is prior to June 15, 2000) or 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date (if such date is on or after June 15, 2000). Holders of Securities which are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have such Securities repurchased in accordance with the provisions of the Indenture pursuant to and in accordance with the terms of the Indenture.

8.       Limitation on Disposition of Assets.

                 Under certain circumstances Holdings is required to apply the net proceeds from Asset Sales to the repayment of Indebtedness of Holdings or any Subsidiary, to make Related Business Investments and certain other investments or to purchase in a Net Proceeds Offer at a price equal to 100% of the Accreted Value thereof on the date of purchase, if such date is prior to June 15, 2000 or 100% of the principal amount thereof, plus accrued interest, if any, to the date of purchase if such date is on or after June 15, 2000, which shall in the aggregate equal the net proceeds required to be applied thereto.

9.       Denominations; Transfer; Exchange.

                 The Securities are in registered form, without coupons, in denominations of $10.00 and integral multiples of $10.00. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption. No service charge shall be made for any transfer, registration or exchange, but Holdings may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, but not for any exchange pursuant to Section 2.2, 2.7, 2.10, 3.6, 4.14, 4.15 or 9.5 of the Indenture.

10.      Persons Deemed Owners.

                 The registered Holder of a Security shall be treated as the owner of it for all purposes.

11.      Unclaimed Money.

                 If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agents will pay the money back to Holdings at its request.

After that, all liability of the Trustee and such Paying Agents with respect to such money shall cease.

12.      Discharge Prior to Redemption or Maturity.

                 If Holdings at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Securities to redemption or maturity and complies with the other provisions of the Indenture relating thereto, Holdings will be discharged from certain provisions of the Indenture and the Securities (including the financial covenants, but excluding its obligation to pay the principal of and interest on the Securities).

13.      Amendment; Supplement; Waiver.

                 Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. Without the consent of the Holders of at least 75% in aggregate principal amount of the Securities then outstanding, no such amendment, supplement or waiver may change the Change of Control Payment Date or the purchase price in connection with any repurchase of Securities pursuant to Section 4.14 of the Indenture in a manner adverse to any Holder or waive a Default or Event of Default resulting from a failure to comply with Section 4.14 of the Indenture. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, comply with Article Five of the Indenture or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not adversely affect the rights of any Holder of a Security.

14.      Successors.

                 When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

15.      Defaults and Remedies.

                 If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or

Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

16.      Trustee Dealings with Holdings.

                 The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with Holdings, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

17.      No Recourse Against Others.

                 No stockholder, director, officer, employee or incorporator, as such, of Holdings shall have any liability for any obligation of Holdings under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

18.      Authentication.

                 This Security shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Security.

19.      Governing Law.

                 The Laws of the State of New York shall govern this Security and the Indenture.

20.      Abbreviations and Defined Terms.

                 Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.      CUSIP Numbers.

                 Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, Holdings will cause CUSIP numbers to be printed on the Securities immediately prior to the qualification of the Indenture under the TIA as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

22.      Indenture.

                 Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                 Holdings will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to:
FOOD 4 LESS HOLDINGS, INC., c/o Ralphs Grocery Company, 1100 West Artesia Boulevard, Compton, California 90220, Attn: Jan Charles Gray, Esq.

23.      Certain Information Obligations.

                 To the extent permitted by applicable law or regulation, whether or not Holdings is subject to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), Holdings shall file with the SEC all quarterly and annual reports and such other information, documents or other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) required to be filed pursuant to such provisions of the Exchange Act. Holdings shall file with the Trustee copies of the quarterly and annual reports and the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that it is required to file with the SEC pursuant to the Indenture. At any time when Holdings is not permitted by applicable law or regulations to file the aforementioned reports, Holdings shall furnish the Trustee and the Holders with the information that Holdings would have had to provide to the SEC if Holdings had been subject to Section 13 or 15(d) of the Exchange Act.

24.      Holdings Indebtedness.

                 Each Holder acknowledges that Holdings is the sole obligor of the Securities and no Subsidiary of Holdings is a co-obligor or a guarantor of the Securities.

                              [FORM OF ASSIGNMENT]

To assign this Security, fill in the form below:
I or we assign and transfer this Security to
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
         (Print or type assignee's name, address and zip code)

Please insert Social Security or other
  identifying number of assignee

____________________________________________________________


and irrevocably appoint _______________________ agent to transfer this Security on the books of Holdings. The agent may substitute another to act for him.


Dated:________________________    Signature:___________________________________

_______________________________________________________________________________
        (Sign exactly as your name appears on the face of this Security)


Signature Guarantee:___________________________________________________________

                      [OPTION OF HOLDER TO ELECT PURCHASE]

                 If you want to elect to have this Security purchased by Holdings pursuant to Section 4.14 or Section 4.15 of the Indenture, as the case may be, check the appropriate box below:

Section 4.14 [   ] Section 4.15 [   ]


                 If you want to elect to have only part of this Security purchased by Holdings pursuant to Section 4.14 or Section 4.15 of the Indenture, as the case may be, state the amount you want to be purchased:


$

Date:_________________________    Signature:___________________________________
                                            (Sign exactly as your name appears
                                               on the face of this Security)

Signature Guarantee:___________________________________________________________

                                                                       Exhibit J

                             CERTIFICATE OF MERGER

                                       OF

                         FOOD 4 LESS SUPERMARKETS, INC.

                                 WITH AND INTO

                           RALPHS SUPERMARKETS, INC.


                 It is hereby certified that:

                 1. The name and state of incorporation of each of the constituent corporations is as follows:

                                  NAME                                       STATE OF INCORPORATION
                                  ----                                       ----------------------
                 Ralphs Supermarkets, Inc. ("Ralphs")                        Delaware
                 Food 4 Less Supermarkets, Inc. ("Food 4 Less")              Delaware

                 2. The Boards of Directors of Food 4 Less and Ralphs have approved an Agreement and Plan of Merger (the "Agreement of Merger") dated as of September 14, 1994, as amended, by and among Food 4 Less, Inc., Food 4 Less Holdings, Inc., Food 4 Less, Ralphs, and the stockholders of Ralphs, whereby Food 4 Less will merge with and into Ralphs pursuant to Section 251 of the Delaware General Corporation Law, so that the separate existence of Food 4 Less will cease as soon as such merger (the "Merger") becomes effective (the "Effective Date"), and Ralphs will assume all of the liabilities of Food 4 Less and thereafter shall continue as the surviving corporation (the "Surviving Corporation"), governed by the laws of the State of Delaware, and existing under the corporate name it possesses immediately prior to the Effective Date.

                 3. The Agreement of Merger was approved by the holder of all of the outstanding shares of Food 4 Less entitled to vote thereon, and by the holders of all of the outstanding shares of Ralphs entitled to vote thereon, in each case by written consent without a meeting in accordance with
Section 228 of the Delaware General Corporation Law, and with the notice required by said Section 228 having been sent to each holder who has not so consented in writing.

                 4. Food 4 Less and Ralphs have approved, adopted, certified, executed and acknowledged the Agreement of Merger in accordance with
Section 251 of the Delaware General Corporation Law.

                 5. The name of the corporation surviving the Merger is Ralphs Supermarkets, Inc. (the "Surviving Corporation").

                 6. On the Effective Date, and after giving effect to the cancellation and conversion of securities pursuant to the Agreement of Merger, the Restated Certificate of Incorporation and Bylaws of Ralphs in effect immediately prior to the Effective Date will be the Restated Certificate of Incorporation and Bylaws of the Surviving Corporation, except that the Restated Certificate of Incorporation of the Surviving Corporation shall be amended, pursuant to Section 251(e) of the Delaware General Corporation Law, as follows:

                          (a)     Section 4 of the Restated Certificate of
Incorporation of the Surviving Corporation is amended to read in its entirety as follows:

                 "4.      The total number of shares of stock which the
                 Corporation shall have authority to issue is Five Million (5,000,000), all of which shall be Common Stock; and the par value of each share shall be one cent ($.01)."

                          (b)     Section 5 of the Restated Certificate of
Incorporation of the Surviving Corporation is amended to read in its entirety as follows:

                 "5.      The number of directors of the Corporation shall be
                 fixed by or in the manner provided in the By-laws of the Corporation. Each director shall hold office until the annual meeting of stockholders of the Corporation at which his or her term expires and his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal in the manner provided for in the By-laws."

                          (c)     Sections 6 and 7 of the Restated Certificate
of Incorporation of the Surviving Corporation are hereby deleted in their entirety, and the remaining Sections are renumbered consecutively.

                 7. The executed Agreement of Merger is on file at the principal place of business of the Surviving Corporation at the following address:

                                  c/o Ralphs Grocery Company
                                  1100 West Artesia Boulevard
                                  Compton, California 90220
                                  Attention:  Corporate Secretary

A copy of the Agreement of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of Food 4 Less, Ralphs or the Surviving Corporation.

Signed on June ___, 1995


                                       RALPHS SUPERMARKETS, INC.


                                       By:______________________________________
                                          Jan Charles Gray
                                          Senior Vice President, General Counsel
                                          and Secretary





                                      3